UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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KINDRED HEALTHCARE, INC.

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KINDRED HEALTHCARE, INC.

April 4, 2013

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Kindred Healthcare, Inc. to be held at 9:00 a.m., local time, on Tuesday, May 21, 2013, at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York 10017.

Information concerning the business to be conducted at the meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. Please give all of the information contained in the proxy statement your careful attention.

In accordance with rules adopted by the Securities and Exchange Commission, we are providing access to our proxy materials over the Internet. Accordingly, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access our proxy materials over the Internet and vote online. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of our proxy materials by mail unless you request one. If you wish to receive a printed copy of our proxy materials for the 2013 Annual Meeting, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the meeting, it is important that your shares be represented. Therefore, we urge you to vote by submitting your proxy over the Internet, by telephone or by mail. Please refer to the Notice of Internet Availability of Proxy Materials for more detailed voting instructions. If you attend the meeting, you will, of course, have the right to vote in person.

I look forward to greeting you personally, and on behalf of our Board of Directors and management, I would like to express our appreciation for your interest in Kindred.

Sincerely,

Paul J. Diaz

Chief Executive Officer

Kindred Healthcare, Inc.

680 South Fourth Street

Louisville, Kentucky 40202-2412

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202-2412

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2013

To the Shareholders of Kindred Healthcare, Inc.:

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 9:00 a.m., local time, on Tuesday, May 21, 2013, at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York 10017 for the following purposes:

(1)	to elect a board of ten directors;

(2)	to hold an advisory vote on Kindred’s executive compensation program;

(3)	to approve the Kindred Healthcare, Inc. Short-Term Incentive Plan;

(4)	to approve the Kindred Healthcare, Inc. 2013 Long-Term Incentive Plan;

(5)	to ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent registered public accounting firm for fiscal year 2013; and

(6)	to transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on March 28, 2013 will be entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof.

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

April 4, 2013

Paul J. Diaz

Chief Executive Officer

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2013

GENERAL INFORMATION

Overview

This proxy statement and the accompanying form of proxy are being provided to Kindred Healthcare, Inc. (“Kindred” or the “Company”) shareholders as part of a solicitation of proxies by the board of directors (the “Board” or “Board of Directors”) of Kindred for use at the Annual Meeting of shareholders (the “Annual Meeting”) and at any adjournments or postponements thereof. This proxy statement is dated April 4, 2013 and is first being furnished to shareholders on or about April 8, 2013. This proxy statement provides shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Annual Meeting.

Date, Time and Place of the Annual Meeting

The Annual Meeting will be held at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York 10017, on Tuesday, May 21, 2013, at 9:00 a.m., local time.

Purposes of the Annual Meeting

At the Annual Meeting, shareholders will be asked:

•	to elect the director nominees named in this proxy statement;

•	to hold an advisory vote on Kindred’s executive compensation program;

•	to approve the Kindred Healthcare, Inc. Short-Term Incentive Plan;

•	to approve the Kindred Healthcare, Inc. 2013 Long-Term Incentive Plan;

•	to ratify the appointment of PricewaterhouseCoopers LLP as Kindred’s independent registered public accounting firm for fiscal year 2013; and

•	to transact such other business as may properly come before the meeting.

Record Date; Outstanding Shares; Shares Entitled to Vote

The record date for the Annual Meeting is March 28, 2013. This means that you must be a shareholder of record of common stock, $0.25 par value per share (“Common Stock”), of the Company at the close of business on March 28, 2013, in order to vote at the Annual Meeting. You are entitled to one vote for each share of Common Stock you own. At the close of business on March 28, 2013, there were 54,046,740 shares of Common Stock outstanding and entitled to vote, held by approximately 1,826 holders of record.

A complete list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s principal place of business during regular business hours for a period of no less than ten days before the Annual Meeting and at the Annual Meeting.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to be Held on May 21, 2013

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is providing access to its proxy materials over the Internet. Pursuant to these rules, our proxy statement, proxy card, 2012 annual report to shareholders and driving directions to the Annual Meeting are available online at www.proxyvote.com. In addition, on or about April 8, 2013, the Company is mailing to its record and beneficial shareholders a Notice of Internet Availability of Proxy Materials, which contains instructions on how to access the Company’s proxy materials over the Internet and vote online. The Notice of Internet Availability of Proxy Materials is also available online at www.proxyvote.com. If you received a Notice of Internet Availability of Proxy Materials, you will not receive a printed copy of the Company’s proxy materials by mail unless you request one. If you wish to receive a printed copy of the Company’s proxy materials for the Annual Meeting, please follow the instructions for requesting those materials set forth in the Notice of Internet Availability of Proxy Materials.

Quorum and Vote Required

A quorum of shareholders is necessary to hold a valid Annual Meeting. The required quorum for the transaction of business at the Annual Meeting is a majority of the issued and outstanding shares of Common Stock entitled to vote on a matter at the Annual Meeting, whether in person or by proxy.

Under rules of the New York Stock Exchange (“NYSE”), matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received instructions from the beneficial owner (which are referred to as “broker non-votes”), whereas they may vote those shares in their discretion in the case of any routine matter. The ratification of the appointment of the independent registered public accounting firm (proposal 5) is a routine matter. All other proposals, including the election of directors, are non-routine matters, and broker non-votes will have no effect on the outcome of the vote on those proposals.

The Company’s bylaws provide for majority voting for directors in uncontested elections. This means that each director-nominee listed in this proxy statement will be elected if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election (proposal 1). Abstentions will have no effect on the outcome of the vote. As set forth in the Company’s Corporate Governance Guidelines, the Board of Directors expects a director to tender his or her resignation for consideration by the Board of Directors if he or she fails to receive the requisite number of votes for re-election.

The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be necessary to approve, on a non-binding, advisory basis, the Company’s executive compensation program (proposal 2), to approve the Kindred Healthcare, Inc. Short-Term Incentive Plan (proposal 3), to approve the Kindred Healthcare, Inc. 2013 Long-Term Incentive Plan (proposal 4), to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013 (proposal 5) and to approve any other matters that may properly come before the Annual Meeting for shareholder consideration. Abstentions with respect to each of these proposals will have the same effect as an AGAINST vote.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the Annual Meeting, who also will determine whether a quorum is present. Shares of Common Stock represented at the Annual Meeting but not voted, including abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present.

Voting of Proxies

Shares of Common Stock represented by duly executed and unrevoked proxies in the form of the accompanying proxy will be voted at the Annual Meeting in accordance with specifications made by the shareholders, unless authority to do so is withheld. If no specification is made, shares represented by duly executed and unrevoked proxies in the form of the accompanying proxy will be voted FOR proposals 1, 2, 3, 4 and 5. If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares of Common Stock using the instructions provided by your bank, brokerage firm or other nominee.

How to Vote

Whether or not you plan to attend the Annual Meeting, the Company requests that you complete, sign, date and return the accompanying proxy card or use the telephone or Internet to vote. Please refer to the Notice of Internet Availability of Proxy Materials or the accompanying proxy card for instructions on how to vote by mail, telephone or the Internet.

If you hold shares of the Company’s Common Stock in a stock brokerage account or through a bank, brokerage firm or other nominee, or, in other words, in “street name,” please follow the voting instructions provided by that entity. If you receive more than one set of proxy materials or voting instructions, it means that you have multiple accounts at the transfer agent and/or with banks, brokerage firms or other nominees. Please follow the voting instructions provided for each set of proxy materials received to ensure that all of your shares are voted.

A number of banks and brokerage firms participate in a program that permits shareholders whose shares are held in “street name” to direct their vote by telephone or over the Internet. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the vote of these shares by telephone or over the Internet by following the voting instructions enclosed with the proxy form from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the Annual Meeting; however, you must first obtain a signed and properly executed legal proxy from your bank, brokerage firm or other nominee to vote your shares held in “street name” at the Annual Meeting. Requesting a legal proxy prior to the deadline described above will automatically cancel any voting directions you have previously given by telephone or over the Internet with respect to your shares.

Revoking Your Proxy

If you are the owner of record of shares of the Company’s Common Stock, you can revoke your proxy at any time before its exercise at the Annual Meeting by:

•

sending a written notice to the Company, at 680 South Fourth Street, Louisville, Kentucky 40202, Attention: Corporate Secretary, bearing a date later than the date of the proxy, that is received prior to the Annual Meeting and states that you revoke your proxy;

•	submitting your proxy again by telephone or over the Internet, so long as you do so before the deadline of 11:59 p.m., Eastern Daylight Time, on May 20, 2013;

•	signing another proxy card(s) bearing a later date and mailing it to the address set forth therein so that it is received prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares of Common Stock are held in “street name” by your broker, you will need to follow the instructions you receive from your broker to revoke or change your proxy.

Other Voting Matters

Voting in Person

If you plan to attend the Annual Meeting and wish to vote in person, the Company will give you a ballot at the Annual Meeting. However, if your shares of Common Stock are held in “street name,” you must first obtain from your bank, brokerage firm or other nominee a legal proxy authorizing you to vote the shares in person, which you must bring with you to the Annual Meeting. If your shares of Common Stock are held in “street name” by your bank, brokerage firm or other nominee, and you plan to attend the Annual Meeting, you must present proof of your ownership of Common Stock such as a bank or brokerage account statement, to be admitted to the meeting.

Persons with Disabilities

The Company can provide reasonable assistance to help you to participate in the Annual Meeting if you inform the Company about your disability and how you plan to attend. Please write to the Company at 680 South Fourth Street, Louisville, Kentucky 40202-2412, Attention: Corporate Secretary, or call at (502) 596-7300.

Proxy Solicitations and Expenses

The cost of preparing, assembling, posting and mailing the Notice of Internet Availability of Proxy Materials (including the notice of Annual Meeting), proxy statement and proxies will be paid by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person, by telephone or other electronic means. The Company has also engaged Georgeson Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee estimated not to exceed $25,000, plus reimbursement of expenses. The Company and its proxy solicitors also will request that banks, brokerage houses and other custodians, nominees and fiduciaries send proxy materials to the beneficial owners of Common Stock and will, if requested, reimburse them for their reasonable out-of-pocket expenses in doing so.

Adjournment or Postponement of the Annual Meeting

Although it is not currently expected, the Annual Meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the Annual Meeting because a quorum is not present. Other than an announcement to be made at the Annual Meeting of the time, date and place of an adjourned or postponed meeting, an adjournment or postponement generally may be made without notice. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Annual Meeting as adjourned or postponed.

Other Business

The Board of Directors is not aware of any other business to be acted upon at the Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, your proxies will have discretion to vote or act on those matters according to their best judgment and they intend to vote the shares as the Board of Directors may recommend.

PROPOSAL 1.    PROPOSAL TO ELECT DIRECTORS

The Board of Directors currently consists of 11 persons. The Board of Directors has nominated the ten persons listed below to be elected as directors at the Annual Meeting. Due to his attaining age 72 (the suggested age for retirement under the Company’s Corporate Governance Guidelines), Mr. Eddy J. Rogers, Jr., a current director, has notified the Company that he does not wish to stand for re-election to the Board of Directors at the Annual Meeting. Mr. Roger’s term as a member of the Board of Directors will expire upon the conclusion of the Annual Meeting. Consistent with the Company’s bylaws, the Board of Directors has unanimously adopted a resolution to reduce the size of the Board of Directors from 11 to ten members, effective upon conclusion of the Annual Meeting. Accordingly, shareholders may not vote their shares for a greater number of persons than the nominees named below. Each director elected at the Annual Meeting will serve, subject to the provisions of the Company’s bylaws, until the next annual meeting of shareholders or until his or her successor is duly elected and qualified. The names and ages of the nominees proposed for election as directors, all of whom are presently directors of the Company, together with certain information concerning the nominees, are set forth below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES LISTED BELOW.

Nominees For Director

EDWARD L. KUNTZ (67) has served as Chairman of the Board of Directors of the Company since May 2009. He served as the Executive Chairman of the Board of Directors of the Company from January 2004 to May 2009 and as the Company’s Chairman of the Board and Chief Executive Officer from January 1999 to December 31, 2003. He served as President of the Company from November 1998 until January 2002. He also served as Chief Operating Officer and a director of the Company from November 1998 to January 1999. Mr. Kuntz is a director of Rotech Healthcare, Inc. (OTCBB: ROHI), one of the largest providers of home medical equipment and related products and services in the United States, where he chairs the executive compensation and nominating and corporate governance committees and serves as a member of the audit committee. Mr. Kuntz served as a director of PharMerica Corporation (NYSE: PMC), a leading institutional pharmacy services company serving healthcare facilities in the United States, from July 2007 to July 2008. Mr. Kuntz served as Chief Executive Officer of two publicly traded post-acute healthcare companies. His extensive experience with post-acute care, as well as his familiarity and length of service with the Company, position him well to serve as Chairman of the Board of Directors. (1)

JOEL ACKERMAN (47) has served as a director of the Company since December 2008. Mr. Ackerman has served as Chief Executive Officer and a director of Champions Oncology, Inc. (OTC: CSBR), a company engaged in the development of advanced technology solutions and services to personalize the development and use of oncology drugs, since October 2010. Previously, Mr. Ackerman was a Senior Portfolio Fellow with the Acumen Fund, a non-profit global venture fund that uses entrepreneurial approaches to solve the problems of poverty, from November 2009 to July 2010, and Managing Director and head of the Health Services Group at Warburg Pincus LLC (“Warburg Pincus”), a global private equity firm, from January 1998 to September 2008. Mr. Ackerman is a director of Coventry Health Care, Inc. (NYSE: CVH), a national managed healthcare company, where he chairs the nominating and corporate governance committee. In his role with Warburg Pincus, Mr. Ackerman gained extensive experience with strategic planning, mergers and acquisitions and capital markets in the healthcare services sector. While at Warburg Pincus, he served as an advisor to senior executives of more than 15 healthcare services companies and reviewed over 500 healthcare services opportunities. His experience at Warburg Pincus and his service on the boards of other healthcare related companies serve him well in advising the Company on strategic matters. (1)(2)(3)

JONATHAN D. BLUM (54) has served as a director of the Company since December 2008. Mr. Blum has served as the Senior Vice President and Chief Public Affairs Officer for Yum! Brands, Inc. (NYSE: YUM), the world’s largest restaurant company in terms of system restaurants and ranked number 213 in the Fortune 500, since 1997. Mr. Blum has also served as Chief Global Nutrition Officer for Yum! Brands, Inc. since March 2012. Mr. Blum has extensive experience in government and public affairs, corporate brand development and management and corporate communications. As a result of his role at Yum! Brands, Mr. Blum provides valuable insights into public relations matters, corporate compliance and best management practices of multi-site operators with large employee-based operations. (2)(3)

THOMAS P. COOPER, M.D. (68) has served as a director of the Company since May 2003. Dr. Cooper is the founder and Vice Chairman of Vericare Management, Inc. (“Vericare”), a provider of mental health services to patients in long-term care facilities. Dr. Cooper has served as Vice Chairman of Vericare since January 2012 and as Chairman from 1991 to January 2012. Dr. Cooper is a director of Hanger, Inc. (NYSE: HGR), a leading provider of orthotic and prosthetic patient care services, where he serves as the lead independent director and chairs the corporate governance and nominating committee, as well as a member of the executive compensation committee and the quality and technology committee. Dr. Cooper is also a director of IPC The Hospitalist Company, Inc. (NASDAQ: IPCM), a leading provider of hospitalist services in the United States, where he serves as the lead independent director, chairs the quality committee and serves on the executive compensation committee. Dr. Cooper has substantial experience in healthcare from his roles as a practicing physician as well as an entrepreneur in several healthcare ventures. He held senior management positions in companies that provide mental health services, nurse triage services and physician services. Dr. Cooper brings a unique perspective on physician matters, quality of care issues and the business of healthcare. (1)(4)(5)

PAUL J. DIAZ (51) has served as a director of the Company since May 2002 and as Chief Executive Officer of the Company since January 1, 2004. He served as President of the Company from January 2002 to May 2012 and as Chief Operating Officer of the Company from January 2002 to December 31, 2003. Mr. Diaz is a director of Davita Health Care Partners, Inc. (NYSE: DVA), a leading provider of kidney care and other healthcare services in the United States and abroad, where he chairs the public policy committee and serves on the nominating and governance committee. Mr. Diaz served as a director of PharMerica Corporation (NYSE: PMC), a leading institutional pharmacy services company serving healthcare facilities in the United States, from July 2007 to July 2008. Mr. Diaz has served in various executive capacities with other long-term healthcare providers in operational, financial and legal positions. As the sole management representative on the Board, Mr. Diaz provides a unique perspective regarding the business and strategic direction of the Company and has experience in all aspects of the Company’s businesses. (1)

CHRISTOPHER T. HJELM (51) has served as a director of the Company since June 2011. He has served as the Senior Vice President and Chief Information Officer of The Kroger Co. (NYSE: KR), which operates approximately 2,500 grocery retail stores in 31 states along with a number of convenience stores, jewelry stores, fuel centers and processing plants, since August 2005. Mr. Hjelm served as a director of RehabCare Group, Inc. (formerly NYSE: RHB) (“RehabCare”) from July 2007 until June 2011. Mr. Hjelm has gained significant operational and information technology expertise during his tenure with The Kroger Co. that is beneficial to the Company. His prior service on the board of RehabCare allows him to provide valuable insights into operational and other integration-related matters. (2)(4)

ISAAC KAUFMAN (65) has served as a director of the Company since April 2001. Since September 1998, Mr. Kaufman has served as the Senior Vice President and Chief Financial Officer of Advanced Medical Management Inc., a manager of medical practices and an outpatient surgical center. Mr. Kaufman is a director of TransWorld Entertainment Corporation (NASDAQ: TWMC), a leading specialty retailer of entertainment software, including music, video and video games and related products, where he chairs the audit committee and serves on the compensation committee and the nominating and governance committee. Mr. Kaufman is also a director of Hanger, Inc. (NYSE: HGR), a leading provider of orthotic and prosthetic patient care services, where he chairs the audit committee and serves on the corporate governance and nominating committee. Mr. Kaufman has served in senior financial roles with healthcare companies and is a certified public accountant. In these roles, he has gained significant experience in financial and accounting matters, Sarbanes-Oxley compliance and corporate governance issues. He also has substantial experience with over 40 years of cumulative service on public company boards and currently chairs the two aforementioned audit committees. (4)(5)

FREDERICK J. KLEISNER (68) has served as a director of the Company since March 2009. Mr. Kleisner served as President and Chief Executive Officer of Morgans Hotel Group Co. (NASDAQ: MHGC), a hospitality company that owns, operates, acquires, develops and redevelops boutique hotels in the United States and Europe, from September 2007 to March 2011 and as a director from February 2006 to March 2011. From October 2007 to March 2011, Mr. Kleisner served as President and a director of Hard Rock Hotel Holdings, LLC, a destination casino and resort company. Since August 2011, Mr. Kleisner has served as a director and member of the audit and compensation committees of Apollo Residential Mortgage, Inc. (NYSE: AMTG), a residential real estate finance company that is focused primarily on investing in, financing, and managing mortgage-backed securities, residential mortgage loans, and other residential mortgage assets in the United States. Mr. Kleisner served as a Director and Trustee of Innkeepers USA Trust (previously Other-OTC: INKPP), a real estate investment trust, from April 2008 to August 2011, and as the President, Chairman and Chief Executive Officer of Rex Advisors, LLC, a hotel advisory firm, from January 2006 to September 2007. Mr. Kleisner has substantial management experience in operating multi-site locations in the hospitality industry. His prior tenure in a Chief Executive Officer position along with his experience at other hotel operators has provided him with strong operating, market positioning and financial management experience. (4)(5)

JOHN H. SHORT, Ph.D. (68) has served as a director of the Company since June 2011. He served as President and Chief Executive Officer of RehabCare (formerly NYSE: RHB) from May 2004 until June 2011, and as a director from 1991 to June 2011. Mr. Short served as Executive Chairman of the Board of Directors of

Vericare from March 2012 to March 2013. Mr. Short serves as a principal of Short Consulting, LLC, a firm that provides business consulting services to a broad range of healthcare providers. His substantial experience as a former Chief Executive Officer and director of RehabCare uniquely positions him to advise the Company on strategic, operational and integration-related matters. (1)(5)

PHYLLIS R. YALE (55) has served as a director of the Company since January 2010. Ms. Yale has been a senior advisor with Bain & Company Inc., a global management consulting firm, since July 2010. Ms. Yale was a partner with Bain & Company Inc. from 1987 to July 2010. In her role at Bain, Ms. Yale has obtained a deep knowledge base in several segments of the healthcare industry. Her experience includes advising healthcare clients on corporate strategies, marketing, cost and quality management as well as mergers and acquisitions. (1)(3)(5)

(1)	Member of the Strategic Development Committee of which Mr. Diaz is Chair.
(2)	Member of the Nominating and Governance Committee of which Mr. Ackerman is Chair.
(3)	Member of the Executive Compensation Committee of which Mr. Rogers is Chair.
(4)	Member of the Audit Committee of which Mr. Kaufman is Chair.
(5)	Member of the Quality and Compliance Committee of which Dr. Cooper is Chair.

The information contained in this proxy statement concerning the nominees is based upon statements made or confirmed to the Company by or on behalf of such nominees, except to the extent certain information appears in its records. Directors’ ages are given as of January 1, 2013.

SHARES OF COMMON STOCK OF THE COMPANY REPRESENTED BY PROXIES EXECUTED AND RETURNED PURSUANT TO THE INSTRUCTIONS SET FORTH IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES, UNLESS OTHERWISE SPECIFIED. The Board of Directors does not contemplate that any of the nominees will be unable to serve as a director. However, in the event that one or more nominees are unable or unwilling to accept or are unavailable to serve, the persons named in the proxies or their substitutes will have the authority, according to their judgment, to vote or refrain from voting for other individuals as directors.

CORPORATE GOVERNANCE AND BOARD MATTERS

Board Meetings and Committees

During 2012, the Board of Directors held ten meetings, including five regular meetings and five special meetings. During 2012, each director attended more than 75% of the total number of meetings held by the Board of Directors and each committee of which he or she was a member.

The Board of Directors has established an Audit Committee, an Executive Compensation Committee, a Nominating and Governance Committee, a Quality and Compliance Committee and a Strategic Development Committee. Each committee has a written charter, which is available on the Company’s website at www.kindredhealthcare.com. The Company’s Corporate Governance Guidelines also are available on its website. Information on the Company’s website is not part of this proxy statement.

Audit Committee

The Audit Committee has four members consisting of Mr. Isaac Kaufman (Chair), Thomas P. Cooper, M.D., Mr. Christopher T. Hjelm and Mr. Frederick J. Kleisner. Each member of the Audit Committee is independent and financially literate as defined under the listing standards of the NYSE. The Board of Directors has determined that Mr. Kaufman is the Audit Committee’s financial expert as defined in Item 407 of Regulation S-K promulgated under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee held four meetings during 2012. The Audit Committee assists the Board of Directors in monitoring: (1) the adequacy of the Company’s system of internal controls, accounting policies, financial reporting practices, and the quality and integrity of the Company’s financial reporting; (2) the independent registered public accounting firm’s qualifications and independence; (3) the performance of the Company’s internal audit function and independent registered public accounting firm; and (4) the Company’s compliance with legal and regulatory requirements.

Executive Compensation Committee

The Executive Compensation Committee has four members consisting of Mr. Eddy J. Rogers, Jr. (Chair), Mr. Joel Ackerman, Mr. Jonathan D. Blum and Ms. Phyllis R. Yale. As previously noted, Mr. Rogers has notified the Company that he does not wish to stand for re-election to the Board of Directors, and his term as a member and Chair of the Executive Compensation Committee will expire upon the conclusion of the Annual Meeting. Each member of the Executive Compensation Committee is independent as defined under the listing standards of the NYSE, qualifies as an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and qualifies as a non-employee director within the meaning of Rule 16b-3 under the Exchange Act. The Executive Compensation Committee held seven meetings during 2012. The Executive Compensation Committee assists the Board of Directors in fulfilling its responsibility to the Company’s shareholders, potential shareholders and the investment community by ensuring that the Company’s key executives, officers and Board members are compensated in accordance with the Company’s overall compensation policies and executive compensation program. The Executive Compensation Committee recommends and approves compensation policies, programs and pay levels that are necessary to support the Company’s objectives and that are rational and reasonable to the value of the services rendered. The Executive Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis prepared for inclusion in this proxy statement and, based upon such review, determines whether to recommend to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. Furthermore, the Executive Compensation Committee prepared the section entitled “Compensation Committee Report” on page 54 of this proxy statement.

The Executive Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, including the role of the Company’s Chief Executive Officer in making recommendations to the Executive Compensation Committee and the role of its compensation consultant in assisting the Executive Compensation Committee in its functions, are more fully described below in the section entitled “Compensation Discussion and Analysis” beginning on page 16 of this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee has four members consisting of Mr. Joel Ackerman (Chair), Mr. Jonathan D. Blum, Mr. Christopher T. Hjelm and Mr. Eddy J. Rogers, Jr. As previously noted, Mr. Rogers has notified the Company that he does not wish to stand for re-election to the Board of Directors, and his term as a member of the Nominating and Governance Committee will expire upon the conclusion of the Annual Meeting. Each member of the Nominating and Governance Committee is independent as defined under the listing standards of the NYSE. The Nominating and Governance Committee held four meetings during 2012. The Nominating and Governance Committee assists the Board of Directors by: (1) identifying individuals qualified to become members of the Board of Directors, approving the director nominees for the next annual meeting of shareholders and approving nominees to fill vacancies on the Board of Directors; (2) recommending to the Board of Directors nominees for director and chair(s) for each committee; (3) leading the Board of Directors in its annual review of the Board of Directors and senior management’s performance; and (4) recommending to the Board of Directors the Corporate Governance Guidelines applicable to the Company. The Nominating and Governance Committee also recommends to the Board of Directors whether or not to accept the expected resignation of any director who fails to receive the required vote for re-election in any uncontested election as set forth in the Company’s bylaws and Corporate Governance Guidelines, or whether other action should be taken.

Quality and Compliance Committee

The Quality and Compliance Committee has five members consisting of Thomas P. Cooper, M.D. (Chair), Mr. Isaac Kaufman, Mr. Frederick J. Kleisner, Mr. John H. Short and Ms. Phyllis R. Yale. All members of the Quality and Compliance Committee are independent as defined under the listing standards of the NYSE except for Mr. Short. The Quality and Compliance Committee held five meetings during 2012. The Quality and Compliance Committee assists the Board of Directors in overseeing, monitoring, and evaluating the Company’s: (1) programs, policies, procedures and performance improvement practices that support and enhance the quality of care provided by the Company; (2) compliance with applicable healthcare laws, regulations, policies, professional standards and industry guidelines; (3) compliance with the Company’s Code of Conduct; and (4) access between the Board of Directors and the Company’s clinical leadership.

Strategic Development Committee

The Strategic Development Committee has six members consisting of Mr. Paul J. Diaz (Chair), Mr. Joel Ackerman, Thomas P. Cooper, M.D., Mr. Edward L. Kuntz, Mr. John H. Short and Ms. Phyllis R. Yale. With the exception of Messrs. Diaz, Kuntz and Short, each member of the Strategic Development Committee is independent as defined under the listing standards of the NYSE. The Strategic Development Committee held two meetings during 2012. The Strategic Development Committee assists the Board of Directors and management in the development and evaluation of the Company’s business and strategic initiatives.

Compensation Committee Interlocks and Insider Participation

None of the persons who served on the Executive Compensation Committee during the last completed fiscal year is, or has been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Board of Directors.

Director Independence

The Board of Directors has determined that the following eight directors are independent, as defined under the listing standards of the NYSE: Mr. Joel Ackerman, Mr. Jonathan D. Blum, Thomas P. Cooper, M.D., Mr. Christopher T. Hjelm, Mr. Isaac Kaufman, Mr. Frederick J. Kleisner, Mr. Eddy J. Rogers, Jr. and Ms. Phyllis R. Yale.

The independent directors have regularly scheduled meetings at which members of management are not present. The Company’s lead independent director presides as chair of these meetings. Thomas P. Cooper, M.D. has served as the Company’s lead independent director since May 2009.

The Board of Directors’ independence determination for each director was based upon a review in which each director’s independence was evaluated on a case-by-case basis. In performing the independence evaluations, the Board of Directors considers any matters that could affect the ability of each outside director to exercise independent judgment in discharging his or her responsibilities as a director, including all transactions and relationships between each such director, the director’s family members and organizations with which the director or the director’s family members have an affiliation and the Company, its subsidiaries and its management. Any such matters are evaluated both from the standpoint of the director and from that of persons or organizations with which the director has an affiliation. In addition, the Board of Directors also considers any other transactions, relationships or arrangements that could affect director independence.

In 2012, the Board of Directors reviewed relationships between the Company and other entities for which a director of the Company also serves as a director. This review included analysis of ordinary course business transactions between the Company and: (1) Coventry Health Care, Inc. for which Mr. Ackerman serves as a non-employee director; (2) Hanger, Inc. for which Dr. Cooper and Mr. Kaufman serve as non-employee directors; (3) IPC The Hospitalist Company, Inc. for which Dr. Cooper serves as a non-employee director; and (4) Blue Cross Blue Shield of Massachusetts for which Ms. Yale serves as a non-employee director.

In this review, the Board of Directors identified no transactions, relationships or arrangements in which a director of the Company had or will have a direct or indirect material interest or which otherwise adversely impacted the Board of Directors’ independence evaluation of the applicable outside directors.

Board Leadership Structure

The Board of Directors has elected to separate the roles of Chairman of the Board of Directors and Chief Executive Officer. In addition, in response to a shareholder proposal presented at the 2012 annual meeting of shareholders, the Board of Directors has amended the Company’s Corporate Governance Guidelines to provide that the Chairman of the Board shall, whenever possible, be an independent director. This independent Chairman policy, which will be implemented after Edward L. Kuntz ceases to serve as Chairman of the Board, will not apply if an independent director is unavailable or unwilling to serve as Chairman.

If at any time the Chairman of the Board is not an independent director, it is the policy of the Board of Directors that a lead independent director be chosen annually by the independent directors from among the independent directors. Dr. Cooper currently serves as the Company’s lead independent director. The lead independent director: (1) approves meeting agendas for the Board of Directors; (2) approves Board meeting schedules to assure there is sufficient time to discuss all agenda items; (3) presides at all meetings of the directors at which the Chairman of the Board of Directors is not present, including all meetings of the independent directors; (4) serves as a liaison between the Chairman of the Board of Directors and the independent directors; (5) approves information sent to the Board of Directors; (6) has the authority to call meetings of the independent directors; (7) is available for direct communication with the Company’s major shareholders; and (8) has such other duties as determined by the Board of Directors.

The independent directors meet in executive session at each regular Board meeting to consider such matters as they deem appropriate, including, but not limited to, a review of the performance of the Chief Executive Officer.

The Board’s Role in Risk Oversight

The Board of Directors annually reviews a company-wide enterprise risk assessment, as presented by the Company’s senior strategy, risk management and internal audit executives. This presentation is intended to give the Board of Directors a current view of the Company’s primary operational, compliance, financial and strategic risks, on both a company-wide as well as a division-specific basis. In addition to this annual enterprise risk assessment, an evaluation of principal areas of risk and corresponding mitigation strategies are examined in further detail during the year by: (1) the Board of Directors regarding key strategic risks; (2) the Audit Committee regarding key financial risks; (3) the Quality and Compliance Committee regarding key operational and quality risks; and (4) the Executive Compensation Committee regarding the relationship of the Company’s executive compensation program and risk.

Policies Governing Director Nominations

It is the policy of the Nominating and Governance Committee to consider director candidates recommended by shareholders in accordance with the procedures set forth below and who appear to be qualified to serve on the Board of Directors. The Nominating and Governance Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors. There have been no material changes to the procedures by which shareholders may recommend director candidates since the Company last disclosed such procedures.

To submit a recommendation of a director candidate to the Nominating and Governance Committee, a shareholder should submit the following information in writing, addressed to the Chair of the Nominating and Governance Committee, care of the Corporate Secretary, at the Company’s principal office:

1. the name of the person recommended as a director candidate;

2. all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;

3. the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

4. as to the shareholder making the recommendation, the name and address, as they appear on the Company’s records, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s Common Stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s Common Stock, and the number and class of all shares of each class of stock of the Company owned of record or beneficially by such holder; and

5. a statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders to be held in 2014, the recommendation must be received in accordance with the requirements for other shareholder proposals.

The Nominating and Governance Committee has generally identified director nominees based upon suggestions by outside directors, members of management and/or shareholders and outside search firms, and has interviewed and evaluated those persons on its own. On occasion, the Company engages outside search firms to identify and screen potential director candidates.

As set forth in its written charter, the Nominating and Governance Committee generally will seek directors who possess integrity, a high level of education and business experience, broad-based business acumen, an understanding of the Company’s business and the healthcare industry in general, strategic thinking and a willingness to share ideas, a network of contacts and diversity of experiences, expertise and backgrounds. Further, as set forth in the Company’s Corporate Governance Guidelines, the Nominating and Governance Committee is responsible for annually reviewing with the Board of Directors the requisite skills and characteristics of new Board members, as well as the composition of the Board of Directors as a whole. This assessment includes a review of each director’s independence, as well as consideration of diversity, age, skills, expertise and experience in the context of the needs of the Board of Directors. While the Corporate Governance Guidelines do not prescribe diversity standards, as a matter of practice, the Nominating and Governance Committee considers diversity in the context of the Board of Directors as a whole and takes into account the personal characteristics and experience of current and prospective directors to facilitate deliberations that reflect a broad range of perspectives. The Nominating and Governance Committee uses the above criteria to evaluate potential nominees, and does not evaluate proposed nominees differently depending upon who has made the proposal. The Nominating and Governance Committee reviews current directors who may be proposed for re-election considering the factors described above and their past contributions to the Board of Directors. In so doing, the Nominating and Governance Committee has determined that the directors proposed for election at the Annual Meeting have experience, skills and qualifications consistent with the principles set out in the charter of the Nominating and Governance Committee as described above under “—Nominees for Director.”

Director Attendance at Annual Meetings of Shareholders

The Board of Directors does not require directors to attend the annual meeting of shareholders. Each member of the Company’s Board of Directors attended the 2012 annual meeting of shareholders.

Code of Business Conduct and Ethics

The Company has adopted a Code of Conduct that serves as its code of ethics and applies to all of the Company’s directors and employees, including the principal executive officer, principal financial officer, principal accounting officer, and certain other persons performing similar functions. The text of the Company’s Code of Conduct is posted on the Company’s website located at www.kindredhealthcare.com under the “Investors” section and is available in print to any requesting shareholder. Information contained on the Company’s website is not part of this proxy statement. In addition, the Company intends to disclose on its website: (1) the nature of any amendment to a provision of the Code of Conduct that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or certain other persons performing similar functions; and (2) the nature of any waiver, including an implied waiver, from provisions of the Code of Conduct that is granted to one of these specified individuals (which may only be made by the Board of Directors or a Board committee), the name of the person to whom the waiver was granted and the date of the waiver. Such disclosure will be made within four business days following the date of the applicable amendment or waiver.

The Code of Conduct generally prohibits the Company’s directors, executive officers and employees from engaging in activities that conflict with the interests of the Company and the residents and patients served by the Company. Situations that may give rise to a potential conflict of interest under the Code of Conduct include: (1) having a material direct or indirect financial or business interest in any entity that does business with the Company; (2) having a direct or indirect financial or business interest in any transaction between the Company and a third party; and (3) serving as a director, officer, employee, consultant or agent of an organization that does business with the Company.

To facilitate compliance with these rules, the Code of Conduct requires that individuals report to their supervisors, or to the Board of Directors in the case of directors and executive officers, circumstances that may create or appear to create a conflict between the personal interests of the individual and the interests of the Company, regardless of the amount involved. In addition, each director and executive officer annually confirms to the Company certain information about potential related person transactions as part of the preparation of the Company’s Annual Report on Form 10-K and its annual proxy statement. Director nominees and persons promoted to executive officer positions also must confirm such information. In addition, management reviews its records and makes additional inquiries of management personnel and, as appropriate, third parties and other resources for purposes of identifying related person transactions, including related person transactions involving beneficial owners of more than 5% of the Company’s voting securities.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of the Common Stock of the Company to file initial stock ownership reports and reports of changes in ownership with the SEC. Based upon a review of these reports and on written representations from the Company’s directors and executive officers that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions that occurred in 2012, except as noted below.

On February 22, 2012, Richard A. Lechleiter, Executive Vice President and Chief Financial Officer, filed a Form 4/A to amend the amount of Common Stock beneficially owned by him, thereby amending his Form 4 filing from February 21, 2012.

Related Person Transactions

In accordance with the charter for the Nominating and Governance Committee of the Board of Directors, the Nominating and Governance Committee evaluates each related person transaction involving a director or executive officer for the purpose of determining whether to recommend to the disinterested members of the Board that the transactions are fair, reasonable and within Company policy, and whether they should be ratified and approved by the Board. The Nominating and Governance Committee considers each related person transaction in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders.

Relevant factors include:

•	the benefits of the transaction to the Company;

•	the terms of the transaction and whether the terms have been negotiated at arm’s-length and in the ordinary course of the Company’s business;

•	the direct or indirect nature of the related person’s interest in the transaction;

•	the amount involved and the expected term of the transaction; and

•	other facts and circumstances that bear on the materiality of the related person transaction under applicable law and listing standards.

Approval by the Board of Directors of any related person transaction involving a director also must be made in accordance with applicable law and the Company’s organizational documents as from time to time in effect. When a vote of the disinterested directors is required, such vote is called only following full disclosure to such directors of the facts and circumstances of the relevant related person transaction. Transactions that are not approved or ratified as required by the Code of Conduct are subject to termination by the Company, if so directed by an employee’s supervisor, the Nominating and Governance Committee or the Board of Directors, as applicable, taking into account such factors as such individual or body deems appropriate and relevant. Based upon its review, the Nominating and Governance Committee did not identify any related person transactions under Item 404 of Regulation S-K for 2012 or that are currently proposed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 1, 2013 (except as noted below) by (1) each person who is a director or nominee for director, (2) each of the Company’s named executive officers, (3) all of the persons who are directors and executive officers of the Company, as a group, and (4) each shareholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (1)
Directors, Nominees and Named Executive Officers
Edward L. Kuntz	227,064	*
Paul J. Diaz	862,102	1.6%
Joel Ackerman	38,196	*
Jonathan D. Blum	38,196	*
Thomas P. Cooper, M.D.	70,301	*
Christopher T. Hjelm	23,420	*
Isaac Kaufman	69,540	*
Frederick J. Kleisner	38,196	*
Eddy J. Rogers, Jr.	79,344	*
John H. Short, Ph.D.	89,938	*
Phyllis R. Yale	24,896	*
Richard A. Lechleiter	188,735	*
Benjamin A. Breier	510,914	*
Lane M. Bowen	171,840	*
Richard E. Chapman	119,632	*

All Directors and Executive Officers as a Group (21 persons)	2,981,384	5.5%

Other Security Holders with More than 5% Ownership
BlackRock, Inc. (2)	5,661,366	10.6%
Wellington Management Company, LLP (3)	4,832,565	9.0%
Dimensional Fund Advisors LP (4)	3,822,565	7.2%
T. Rowe Price Associates, Inc. (5)	3,091,910	5.8%
The Vanguard Group, Inc. (6)	3,059,935	5.7%
Snow Capital Management, L.P. (7)	2,933,457	5.5%
Vanguard Explorer Fund (8)	2,805,539	5.2%

*	Denotes less than 1%.

(1)	Includes shares subject to stock options which are exercisable within 60 days from March 1, 2013. The number of shares of Common Stock that may be acquired through exercise of stock options, which are exercisable as of, or within 60 days after, March 1, 2013, are as follows: Mr. Kuntz – 78,087 shares; Mr. Diaz – 315,799 shares; Mr. Ackerman – 15,000 shares; Mr. Blum – 15,000 shares; Dr. Cooper – 47,105 shares; Mr. Kaufman – 27,477 shares; Mr. Kleisner – 15,000 shares; Mr. Rogers – 53,648 shares; Mr. Lechleiter – 63,767 shares; Mr. Breier – 31,988 shares; Mr. Bowen – 47,530 shares; and Mr. Chapman – 22,564 shares. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)	Based upon a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 10, 2013. According to the Schedule 13G/A, BlackRock is a parent holding company for subsidiaries that hold Common Stock. The address of BlackRock is 40 East 52nd Street, New York, New York 10022. BlackRock has sole voting and dispositive power over 5,661,366 shares of Common Stock.

(3)	Based upon a Schedule 13G/A filed by Wellington Management Company, LLP (“Wellington”) with the SEC on February 14, 2013. According to the Schedule 13G/A, Wellington is an investment adviser with an address of 280 Congress Street, Boston, Massachusetts 02210. Wellington has shared voting power over 1,829,706 shares of Common Stock and shared dispositive power over 4,832,565 shares of Common Stock. For purposes of the reporting requirements of the Exchange Act, Wellington, in its capacity as an investment adviser, may be deemed to be a beneficial owner of such shares of Common Stock, which are held of record by the clients of Wellington.

(4)	Based upon a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 11, 2013. According to the Schedule 13G/A, Dimensional, as an investment adviser, furnishes investment advice to four investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (which are collectively referred to as the “Funds”). The address of Dimensional is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. As further qualified below, Dimensional has sole voting power over 3,781,123 shares of Common Stock and sole dispositive power over 3,822,565 shares of Common Stock. According to the Schedule 13G/A, in its role as investment adviser, sub-adviser or manager, Dimensional and its subsidiaries may be deemed to be the beneficial owner of the shares of Common Stock owned by the Funds, but Dimensional and its subsidiaries disclaim beneficial ownership of such shares of Common Stock.

(5)	Based upon a Schedule 13G/A jointly filed by T. Rowe Price Associates, Inc. (“T. Rowe Price”) and T. Rowe Price Mid-Cap Value Fund, Inc. (“Mid-Cap Value Fund”) with the SEC on February 7, 2013. According to the Schedule 13G/A, T. Rowe Price is an investment adviser and Mid-Cap Value Fund is an investment company for which T. Rowe Price serves as investment adviser. Their address is 100 E. Pratt Street, Baltimore, Maryland 21202. T. Rowe Price has sole voting power over 518,965 shares of Common Stock and sole dispositive power over 3,091,910 shares of Common Stock. For purposes of the reporting requirements of the Exchange Act, T. Rowe Price is deemed to be a beneficial owner of Common Stock; however, T. Rowe Price expressly disclaims that it is, in fact, the beneficial owner of such shares of Common Stock. Mid-Cap Value Fund beneficially owns and maintains sole voting power over 2,559,700 shares of Common Stock.

(6)	Based upon a Schedule 13G/A filed by The Vanguard Group, Inc. (“Vanguard”) with the SEC on February 11, 2013. According to the Schedule 13G/A, Vanguard is an investment adviser with an address of 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard has sole voting power over 82,504 shares of Common Stock, sole dispositive power over 2,979,754 shares of Common Stock, and shared dispositive power over 80,181 shares of Common Stock. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 80,181 shares of Common Stock as a result of its serving as investment manager of collective trust accounts. VFTC directs the voting of these shares. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 2,323 shares of Common Stock as a result of its serving as investment manager of Australian investment offerings. VIA directs the voting of these shares.

(7)	Based upon a Schedule 13G/A filed by Snow Capital Management, L.P. (“Snow Capital”) with the SEC on February 8, 2013. According to the Schedule 13G/A, Snow Capital is an investment adviser with an address of 2000 Georgetowne Drive, Suite 200, Sewickley, Pennsylvania 15143. Snow Capital has sole voting power over 2,880,592 shares of Common Stock and sole dispositive power over 2,933,457 shares of Common Stock.

(8)	Based upon a Schedule 13G/A filed by Vanguard Explorer Fund (“Vanguard Fund”) with the SEC on February 14, 2013. According to the Schedule 13G/A, Vanguard Fund is an investment company with an address of 100 Vanguard Blvd., Malvern, Pennsylvania 19355. Vanguard Fund has sole voting and dispositive power over 2,805,539 shares of Common Stock.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Kindred’s executive compensation program is structured to support the Company’s financial and quality objectives by motivating and retaining key executives, and by awarding compensation based upon the achievement of performance measures reflecting both short-term and long-term objectives of the Company.

The Company was challenged in 2012 by material reductions in Medicare payments in several of its businesses. In response, the Company implemented a comprehensive cost-savings plan across the organization, reported meaningful accomplishments in the continued growth of several of its business lines and began repositioning the Company’s businesses to better respond to an unpredictable environment.

Principal Actions in 2012. The Executive Compensation Committee (the “Committee”) continues to reevaluate the Company’s executive compensation program to ensure that it effectively achieves its objectives of motivating and retaining key executives and supporting the Company’s short-term and long-term goals. In 2012, the Committee took several actions to support these objectives, as well as to respond to the recent reductions in Medicare payments.

•

As part of a company-wide cost-savings plan, the Committee reduced base salaries and target award levels under the Company’s short-term incentive plan for the named executive officers other than Mr. Breier,

•

The Committee promoted Mr. Breier to President and approved several changes to his compensation to reflect that promotion, as well as to retain his services as a key component of the Company’s succession plan,

•

The Committee developed a new long-term incentive plan (the “2013 LTIP”) that it intends to fully implement in 2014 and that will provide for longer term performance goals as compared to the Company’s current plan, and

•	The Committee retained Frederick W. Cook & Co. (“F.W. Cook”), a national executive compensation consulting firm, as an adviser to independently review the Company’s executive compensation program.

Alignment of Pay and Company Performance. As noted above, the Company continues to face significant Medicare reimbursement reductions in each of its businesses. Over the last two years, changes in Medicare have negatively impacted the Company’s businesses by an aggregate of approximately $300 million per year on an ongoing basis. These changes include:

•

the Centers for Medicare and Medicaid Services (“CMS”) significantly reducing Medicare payments to the Company’s nursing centers and changing the reimbursement provisions related to the Company’s rehabilitation business,

•	CMS reducing Medicare reimbursement to the Company’s hospitals by imposing a budget neutrality adjustment and modifying other payment rules,

•	Congress passing the Budget Control Act of 2011 which will result in an additional automatic 2% reduction on each claim submitted to Medicare beginning in April 2013, and

•	Congress passing the American Taxpayer Relief Act of 2012 which added provisions that will further reduce Medicare payments for rehabilitation services.

These Medicare reimbursement changes have had a significant negative impact on the Company’s financial performance and the Company believes that these changes have impaired the market value of the Common Stock as well. Several of these reimbursement reductions have disproportionately impacted the Company’s performance as compared to the companies in its peer group and as such, the Company’s relative performance against its peer group has been poor.

In 2012, the Committee took action to reduce executive pay in response to this negative Medicare reimbursement environment. These actions included:

•	Reducing the 2012 short-term target bonus for all of the named executive officers other than Mr. Breier by 20%, and

•

Reducing the base salaries for the CEO by 10% and for the other named executive officers, other than Mr. Breier, by 5%, which also had the effect of reducing the executive’s cash incentives that are calculated as a percentage of base salary.

As a result of these actions and the Company’s performance with respect to its 2012 performance goals, the aggregate compensation earned by the CEO was 28% lower in 2012 than 2011. Excluding Mr. Breier, whose compensation was positively impacted by his promotion to President, the aggregate compensation earned by the other named executive officers was 25% lower in 2012 than 2011. See the Summary Compensation Table beginning on page 37 for a comparison of the total amounts earned by the named executive officers in 2012 and 2011.

In response to the Medicare reimbursement reductions, the named executive officers took several steps in 2012 to improve the Company’s short-term performance as well as to reposition its operations to promote better long-term profitability. These actions include:

•	generating $125 million in cost reductions through synergies from the RehabCare merger and other cost-saving plans;

•	executing on cost-savings plans and process improvements that will reduce overall costs by an additional $20 million to $30 million in 2013;

•	repositioning the Company’s business and asset mix and re-deploying capital into higher growth, higher margin businesses such as:

•	Acquiring approximately $75 million of home health and hospice businesses, and

•

Pursuing the divestiture of non-strategic assets outside of 21 markets across the country designated as Integrated Care Markets for the Company’s operations, including 54 non-strategic leased nursing centers

•	accelerating its Integrated Care Market strategy, and

•	generating $97 million of operating cash flows in excess of its routine and development capital spending.

These actions were critical to the Company achieving its year-end financial results, as well as stabilizing its operations in the face of the Medicare reimbursement reductions.

Pay for Performance. The Committee continues to link its named executive officers’ compensation with various measures of Company and individual performance through the goals established in its cash incentive plans and performance-based equity awards. As illustrated in the chart below, in 2012 the Company utilized a variety of types of incentive compensation and performance measures to link named executive officer compensation to Company performance in meaningful ways.

	Performance Period	Vesting /Payout Timing	Performance Measures	Target Incentive Opportunity (% of Salary)
				CEO	Other NEOs
Short-Term Incentive Plan (Cash)	1 year	Paid in full in the year following the end of the performance period	Adjusted EBITDA, Adjusted EBITDAM, Growth, Efficiency, Quality & Service, Employee Measures, Organizational Excellence, and Individual Goals for CEO	80%	60% - 80%
Long-Term Incentive Plan (Cash)	1 year	Pro rata payouts over the 3 years following the performance period (4 years total)	Adjusted Earnings per Share (“EPS”), and Stock Price Appreciation	50%	45%
Performance-Based Restricted Stock Units	Each tranche based upon 1 year performance	3 year pro rata	Adjusted EBIT, Adjusted EPS	(1)	(1)
Service-Based Restricted Stock	n/a	4 year pro rata	n/a	(1)	(1)

(1)	Awards vary based upon peer analysis, the Company’s performance and the named executive officer’s individual performance as discussed in more detail below.

In 2012, these objective financial and quality goals encouraged the named executive officers to strive for appropriate financial results related to the Company’s operating budget and key financial measures, while maintaining an appropriate focus on the quality and customer service objectives that are critical to achieving favorable short-term and long-term financial results.

Executive Officers’ Pay at Risk. The Committee places a significant portion of the named executive officers’ compensation at risk by using performance measures in connection with the Company’s short-term and long-term cash incentive plans, as well as by granting performance-based equity awards. The chart below illustrates the mix of total compensation opportunity for the Chief Executive Officer (“CEO”) and the other named executive officers based upon target awards under the Company’s incentive plans for 2012. Base salary is the only component of compensation that is fixed.

Fixed vs. Variable Compensation (1)

(1)	“STI” represents the Company’s short-term cash incentive plan and “LTIP” represents the Company’s long-term cash incentive plan.

Responding to Best Pay Practices. At the 2012 annual meeting of shareholders, the non-binding advisory vote to approve the Company’s compensation for its named executive officers received a greater than 82% favorable vote. Despite the high approval rating, the Committee continues to reevaluate the Company’s executive compensation program to best achieve its stated objectives as well as address a difficult operating environment.

During 2012, the Committee developed the new 2013 LTIP that will focus a significant percentage of the named executive officers’ cash incentive pay opportunity on multi-year performance measures. Under the 2013 LTIP, the Committee generally intends to establish three-year performance goals, beginning in 2014, that will initially focus on earnings per share, free cash flows and total shareholder returns, in contrast to the one-year performance period covered under the current long-term incentive plan. The Committee believes that longer-term goals will encourage management to take action to improve the Company’s long-term financial performance. The Company is seeking shareholder approval of the 2013 LTIP. See “Proposal No. 4—Proposal to Approve the Kindred Healthcare, Inc. 2013 Long-Term Incentive Plan.”

The Committee has also adopted other best practices in executive compensation over the last few years including:

•	adopting the use of performance-based equity awards,

•	amending the Company’s change in control severance agreements to eliminate “single trigger” vesting in favor of “double trigger” vesting,

•	eliminating tax reimbursement payments (known as “tax gross ups”) on excise taxes that may become due upon a change in control,

•	enhancing the Company’s stock ownership requirements,

•	requiring executive officers to hold net shares from equity awards and stock options for at least one year following the relevant vesting or exercise date, and

•	prohibiting the Committee’s independent compensation consultant from performing any services for the Company.

Promotion of Mr. Breier. In 2012, Mr. Breier was appointed as President of the Company in addition to his role of Chief Operating Officer. In connection with his promotion, the Committee entered into a new employment agreement with Mr. Breier that increased his base salary. Following an examination of the compensation offered by our peer firms and discussions of the Company’s retention and succession planning goals, the Committee subsequently entered into a further amended agreement with Mr. Breier that increased his base salary and short-term incentive target, provided for an additional equity award, and required Mr. Breier to agree to a new non-competition restriction and a strengthened non-solicitation provision that will guard against competitive harm to the Company should Mr. Breier depart from the Company. The Committee believes that the new compensation agreement with Mr. Breier is competitive in the marketplace and is the best means for achieving the Company’s retention and succession planning goals.

The Executive Compensation Process

During 2012, the Committee was comprised of four independent directors who meet regularly to review and oversee the Company’s executive compensation program. The Committee also receives input from other independent directors on the Board regarding the performance of the named executive officers. The Committee reviews all components of, and makes all decisions regarding, the compensation of the named executive officers.

As Chief Executive Officer, Mr. Diaz participates frequently in the meetings of the Committee. The Committee also regularly holds executive sessions not attended by any members of management or any non-independent directors. The Committee discusses Mr. Diaz’s compensation with him and then makes decisions with respect to Mr. Diaz’s compensation without him present. Mr. Diaz provides evaluations related to the performance of the Company’s other executive officers and discusses the roles and responsibilities of such executive officers with the Committee. Members of the Committee also frequently interact with the Company’s executive officers and thereby gain an appreciation of their roles and levels of responsibility, as well as their performance. Mr. Diaz makes recommendations for the Committee’s consideration regarding executive compensation, including base salary, incentive targets, performance measures, equity compensation and any special awards for the Company’s executive officers other than himself. The Committee is not obligated to accept Mr. Diaz’s recommendations with respect to executive compensation. The other named executive officers do not make recommendations on incentive compensation or otherwise participate in the Committee’s compensation decision-making process.

Internal Pay Equity

Compensation opportunities reflect the named executives’ positions, responsibilities and tenure in a given position and are generally similar for executives who have comparable levels of responsibility (although actual compensation delivered may differ depending on relative performance). Mr. Diaz is generally the most highly compensated executive due to his ultimate responsibility for the strategic direction and performance of the Company, the unique nature and scope of his leadership and the competitive marketplace for attracting and retaining a talented chief executive officer.

Evaluation of Compensation Policies and Practices as They Relate to Risk Management

The Committee believes that the performance measures it selects appropriately reward performance without encouraging unnecessary or excessive risk taking on the part of the Company’s employees. The Committee allocates potential awards among various financial and quality goals to encourage the Company’s employees to balance short-term objectives with long-term operational and clinical performance and financial stability. Moreover, the selected performance measures are aligned with the Company’s key success factors and operational objectives. In addition, the goals are often tied to facility, district, regional, divisional and enterprise performance with no single goal comprising a material portion of the overall award. The Committee believes that the incentive plans and goals are administered consistently throughout the Company’s operating divisions. The Company also has in place various compensating controls such as internal audit functions, a compliance hotline and quality controls to further support the Committee’s conclusions on its risk assessment.

Use of Compensation Consultants

The Committee maintains a policy under which it has the sole authority to select, evaluate, retain and dismiss an independent compensation consultant. During 2012, the Committee retained F.W. Cook as an independent advisor to review the Company’s executive compensation program, including base salaries, as well as short-term and long-term incentive compensation. The Committee evaluated F.W. Cook for potential conflicts of interest and determined that there were none. F.W. Cook provides no other services to the Company and does not otherwise interact with the Company’s senior management in performing its services for the Committee other than to request data.

In 2012, F.W. Cook’s review of the Company’s executive compensation included:

(1)	reviewing and commenting on competitive compensation reports and recommendations prepared by management’s compensation consultant,

(2)	preparing competitive analysis related to named executive officer severance and retirement benefits, and total compensation levels for certain of the Company’s officers,

(3)	analyzing current equity holdings and realizable pay for certain of the Company’s officers,

(4)	reviewing the 2013 LTIP proposed by management, including a review of the 2013 LTIP plan document, and

(5)	advising the Committee on pay implications and alternatives related to CEO compensatory and contractual arrangements and the Company’s succession plan.

F.W. Cook’s report indicated that on average, total direct compensation for the Company’s executives is between the 25th percentile and the median of the peer group and that this market position appears appropriate in light of the Company’s relative size and recent stock price performance compared to its peer group.

For 2012, Mercer LLC (“Mercer”), a global human resources consulting firm, was engaged by management to assist management in conducting a competitive market review of the Company’s executive compensation program and to assist in the evaluation of other compensation issues. Mercer reviewed the Company’s executive compensation strategy and provided compensation benchmarks for each named executive officer, including comparisons of base salary, cash incentives, equity-based compensation and total direct compensation. Mercer provided management with other relevant market data and made recommendations on potential executive compensation alternatives and market-based pay adjustments. Mercer also assisted management in analyzing the projected impact that base salary and short-term incentive plan reductions would have on total direct compensation and market competitiveness. In addition, Mercer assisted management in developing recommendations on potential equity award levels for the Chief Executive Officer and for the other participants in the Company’s equity plan as well as to review outside director pay practices and develop recommendations for appropriate levels of outside director pay. Mercer also assisted the Company in the initial development of the 2013 LTIP.

Peer Group

Consistent with the Committee’s goal of providing competitive compensation, the Committee benchmarks the Company’s executive officer compensation against the executive compensation at a selected group of peer companies which the Committee believes compete with the Company for executive officers with similar talents and expertise and reflect the diversified nature of the Company’s businesses and the healthcare industry, as well as the size and scope of the Company’s operations.

The peer group is periodically reviewed and updated by the Committee based upon organic changes in the peer companies and upon recommendations from its compensation consultant. For 2012, the Company’s peer group of companies remained the same as in 2011.

There are very few publicly-traded companies that operate within the Company’s three largest businesses: long-term acute care hospitals, nursing centers and rehabilitation services. As such, the Company’s peer group primarily consists of healthcare companies that approach the Company’s size, scale and complexity; however, most of these companies are not subject to the same Medicare reimbursement risks as the Company.

For each company in the peer group, the Committee reviews data including base salary, annual cash incentive compensation, long-term incentive compensation and total annual direct compensation of the named executive officers. The Committee also considers, to a lesser extent, comparisons of compensation from companies outside the healthcare industry and published compensation surveys. The following companies comprised the Company’s peer group for compensation benchmarking purposes during 2012:

Peer Group	Revenues ($ in millions)	Market capitalization ($ in millions)	Enterprise values (1) ($ in millions)	Number of employees
Brookdale Senior Living, Inc.	$2,742	$3,204	$7,813	46,400
Universal Health Services, Inc.	$6,993	$4,700	$8,499	65,400
Community Health Systems, Inc.	$13,114	$2,803	$14,173	88,000
Health Management Associates, Inc.	$5,981	$2,389	$6,986	40,600
Laboratory Corp. of America	$5,632	$8,220	$12,150	31,000
HealthSouth Corporation	$2,127	$2,020	$3,976	22,000
Lifepoint Hospitals, Inc.	$3,247	$1,863	$3,669	23,000
Tenet Healthcare Corp.	$9,014	$3,457	$9,402	57,700
Vanguard Health Systems	$5,976	$948	$3,918	40,900
DaVita, Inc.	$7,622	$10,545	$18,263	41,000
OmniCare, Inc.	$6,188	$3,990	$5,851	14,600
Select Medical, Inc.	$2,926	$1,325	$4,889	28,800
Sun Healthcare Group, Inc.	$1,849	$217	$1,415	28,697
Qwest Diagnostics, Inc.	$7,574	$9,263	$14,354	42,000

Peer group median	$5,979	$3,004	$7,399	40,750

Kindred Healthcare, Inc.	$6,164	$577	$5,270	77,800
Rank compared to peers	61%	4%	34%	97%

(1)	Enterprise value equals the market capitalization plus total debt minus cash and cash equivalents with an adjustment for the latest fiscal year rents capitalized at eight times.

Components of Executive Compensation

The Company’s executive compensation program uses the following components to structure the total direct compensation for the named executive officers:

•	base salary;

•	short-term cash incentives;

•	long-term cash incentives;

•	equity-based incentive compensation; and

•	other perquisites and benefits.

The Company believes that the combination of these elements enables the Committee to award compensation that is competitive within the healthcare industry and the Company’s peer group and that promotes the goals of the executive compensation program. This combination of elements also takes into consideration the

Company’s capital structure, including its relatively low number of outstanding shares compared to the Company’s adjusted enterprise value and complexity of its operations, which makes it more difficult to grant large equity awards as compensation without diluting existing shareholders.

The Committee does not have a pre-established policy for the allocation between fixed compensation, such as base salary, and variable or “at risk” compensation, such as short-term and long-term cash incentives and equity. However, the Committee generally places a significant portion of total direct compensation for the named executive officers at risk. The following chart reflects the mix of fixed and at risk compensation comprising the total direct compensation earned by the named executive officers for 2012. Base salary is the only component of compensation that is fixed.

Total Compensation Earned – 2012 (1)

(1)	This chart includes all compensation earned by the respective named executive officer in 2012 other than the amounts reported as “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table beginning on page 37.

Base Salary

Base salaries are provided to the named executive officers to compensate them for their services performed during the year. The base salary for each named executive officer is determined annually by the Committee following a review of each individual executive officer’s performance, changes in an executive officer’s position or responsibility, relevant comparisons to the peer group data, an assessment of overall Company performance, and a consideration of general market salary increases for all employees. The Committee generally attempts to establish base salaries at or below the 50th percentile of the Company’s peer group because it believes that a greater portion of total compensation should be subject to the attainment of performance goals. Since awards under the Company’s cash incentive plans are calculated as a percentage of base salary, the Committee also considers how changes in base salary may impact the total direct compensation for the named executive officers. In 2012, base salary was 21% of the CEO’s total annual direct compensation and approximately 20% of the total annual direct compensation for the other named executive officers.

In 2012, the Committee reduced Mr. Diaz’s base salary by 10% and reduced the base salaries of Messrs. Lechleiter, Bowen and Chapman by 5% in response to recent reductions in Medicare reimbursement. The salary reductions further reduced total compensation since potential awards under the short-term and long-term cash incentive plans are calculated based upon percentages of the named executive officer’s base salary.

In connection with his promotion to President and Chief Operating Officer, Mr. Breier’s base salary was increased from $570,000 to $635,000 in May 2012 and subsequently raised to $750,000 in connection with the renegotiation of his employment agreement in September 2012. See “— Employment Agreements – Mr. Breier.”

Cash Incentives

Under the Company’s executive compensation program, a significant portion of total cash compensation for the named executive officers is subject to the attainment of objective financial and quality goals. The Company uses two cash incentive plans: an annual short-term incentive plan and a long-term incentive plan.

Short-Term Incentive Plan

Under the short-term incentive plan, the Committee establishes annual financial and quality goals for the Company’s named executive officers. In establishing annual performance goals, the Committee considers the allocation of potential compensation among the financial and quality goals. The Committee believes that the performance measures it selects appropriately reward performance without encouraging unnecessary or excessive risk taking on the part of the Company’s employees.

For 2012, the financial goals for the named executive officers were based upon the Company’s operating budget approved by the Board of Directors and other financial metrics that support the achievement of the Company’s 2012 operating budget. The Company believes that several of these financial goals are measures generally used by investors to value the Company’s Common Stock. The quality goals under the short-term incentive plan were based upon key quality metrics across the Company’s operating divisions and new initiatives to enhance the quality of care. The quality goals are objective measures and are established with a view to be challenging but achievable with solid operational focus on the Company’s businesses. The Committee believes that maintaining or improving the quality of the Company’s services is critical to attaining the Company’s financial results and that the allocation between financial and quality goals reflects an appropriate risk allocation.

Annual cash bonuses under the short-term incentive plan are based upon a percentage of the participating named executive officer’s base salary. As noted previously, the Committee reduced the target bonus opportunity for the CEO and each of the named executive officers, other than Mr. Breier, by 20% under the short-term incentive plan for 2012. The following chart reflects the target award levels for the named executive officers as a percentage of their base salary for 2012 compared to 2011:

	2011 Target Award Level	2012 Target Award Level
Mr. Diaz	100%	80%
Mr. Breier (1)	75%	80%
Mr. Lechleiter	75%	60%
Mr. Bowen	75%	60%
Mr. Chapman	75%	60%

(1)	Mr. Breier’s target award was increased as a result of his promotion to President and Chief Operating Officer in 2012. See “—Employment Agreements—Mr. Breier.”

As discussed below, 50% of the targeted short-term incentive award for Mr. Diaz for 2012 was based upon the Company incentive targets outlined in the table below and 50% was based upon his achievement of individual performance goals. See “—Supplemental Short-Term Incentive Criteria for CEO” below.

In addition to the incentive targets detailed below, the Committee established minimum Company performance thresholds that must be achieved prior to awarding bonuses under the short-term incentive plan to ensure sufficient financial performance by the Company to support the cash incentives. As such, all or a portion of any award under the short-term incentive plan could have been forfeited in the Committee’s discretion, if:

•	the Company failed to satisfy 95% of the targeted corporate earnings before interest, income taxes, depreciation, amortization and rent (“EBITDAR”) goal;

•

the Company or an applicable division failed to satisfy 92.5% of the targeted segment earnings before interest, income taxes, depreciation, amortization, rent and corporate overhead (“EBITDARM”) goal; or

•	the Company experienced issues with poor survey and quality measures, or significant audit or compliance issues.

The following chart sets forth the minimum, target and maximum goals for 2012 under the short-term incentive plan, as well as the actual levels achieved. For 2012, Messrs. Diaz, Breier, Lechleiter and Chapman achieved 90.3% of the following targeted short-term incentive goals and Mr. Bowen achieved 145.4% of the targeted short-term incentive goals.

Short-Term Incentive Plan

Support Center Goals applicable for Messrs. Diaz, Breier, Lechleiter and Chapman

	2012 Incentive Goals						Actual Performance Achieved	% of Target Bonus Achieved
	Minimum		Target		Maximum
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus
Financial goals:
Kindred Consolidated Adjusted EBITDA ($ millions) (1)	$416.9	14.00%	$443.2	35.00%	$460.8	102.50%	$441.8	31.60%
Accounts receivable—days outstanding	60.2	4.00%	57.2	10.00%	54.5	15.00%	61.7	—
Hospital average daily census	5,113	0.50%	5,383	1.25%	5,652	1.88%	5,210	0.65%
Hospital net revenue per patient day	$1,449	0.50%	$1,526	1.25%	$1,602	1.88%	$1,544	1.38%
Hospital admissions	67,145	0.50%	70,679	1.25%	74,213	1.88%	69,292	0.95%
Hospital operating cost per patient day	$1,297	0.50%	$1,233	1.25%	$1,174	1.88%	$1,245	1.10%
Hospital revenue / cost growth ratio	0.95	0.50%	1.00	1.25%	1.05	1.88%	1.03	1.63%
Hospital workers compensation claims per full time employee	7.3%	0.25%	6.9%	0.61%	6.6%	0.94%	7.0%	0.48%
Nursing center average daily census	21,992	0.50%	23,150	1.25%	24,307	1.88%	22,467	0.80%
Nursing center total admissions	78,420	0.50%	82,547	1.25%	86,674	1.88%	78,837	0.50%
Nursing center Medicare and Medicaid net revenue per patient day	$231	0.50%	$243	1.25%	$256	1.88%	$243	1.25%
Nursing center total operating expense per patient day	$222.38	0.50%	$215.71	1.25%	$209.43	1.88%	$212.75	1.50%
Nursing center total ancillary expense per patient day	$40.32	0.50%	$39.11	1.25%	$37.97	1.88%	$38.24	1.63%
Rehabilitation total revenue ($ millions)	$1.208	0.75%	$1.272	1.88%	$1.336	2.81%	$1.303	2.25%
Rehabilitation net new contracts	87	0.38%	92	0.94%	97	1.41%	120	1.41%
Rehabilitation revenue per minute	$1.00	0.38%	$1.02	0.94%	$1.04	1.27%	$1.03	1.19%
Rehabilitation contribution margin	16.8%	0.50%	17.7%	1.25%	18.6%	1.88%	16.5%	—
Rehabilitation cost per minute	$1.04	0.50%	$1.02	1.25%	$1.00	1.88%	$1.03	1.10%
Home care total admissions	20,213	0.64%	21,277	1.61%	22,341	2.41%	19,080	—
Home care average daily census	597	0.64%	628	1.61%	659	2.41%	581	—
Home care total billed hours (in thousands)	628.2	0.21%	661.3	0.54%	694.4	0.80%	691.2	0.75%

Short-Term Incentive Plan (continued)

Support Center Goals applicable for Messrs. Diaz, Breier, Lechleiter and Chapman

	2012 Incentive Goals						Actual Performance Achieved	% of Target Bonus Achieved
	Minimum		Target		Maximum
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus
Quality goals:
Hospital clinical quality index	2.08	0.50%	1.98	1.25%	1.92	1.88%	1.79	1.88%
Hospital customer service index	4.3	0.50%	4.53	1.25%	4.67	1.88%	4.48	1.10%
Hospital clearing conditions on first follow-up	90.3%	0.50%	95.0%	1.25%	97.9%	1.88%	97.5%	1.75%
Hospital re-hospitalization rate	13.3%	0.25%	12.6%	0.62%	12.0%	0.94%	11.1%	0.94%
Nursing center survey results	1.08	0.50%	1.05	1.25%	1.02	1.88%	1.05	1.25%
Nursing center clearing conditions on first follow-up	89.2%	0.50%	92.0%	1.25%	94.8%	1.88%	96.0%	1.88%
Nursing center re-hospitalization rates	20.6%	0.50%	20.0%	1.25%	19.4%	1.88%	17.4%	1.88%
Nursing center implementation of Point Click Care	85.5%	0.20%	90.0%	0.50%	92.7%	0.75%	100.0%	0.75%
Nursing center implementation of Inter-act	85.5%	0.20%	90.0%	0.50%	92.7%	0.75%	100.0%	0.75%
Nursing center implementation of Abaqis phase II	85.5%	0.10%	90.0%	0.25%	92.7%	0.38%	100.0%	0.38%
Rehabilitation customer satisfaction	2.85	0.30%	3.00	0.75%	3.15	1.13%	3.29	1.13%
Rehabilitation outcomes measurement	73.6%	0.30%	80.0%	0.75%	82.4%	1.13%	91.7%	1.13%
Rehabilitation hospital functional improvement	25.65	0.30%	27.00	0.75%	28.35	1.13%	26.34	0.48%
Rehabilitation LTAC hospital functional improvement gain	1.00	0.30%	1.05	0.75%	1.10	1.13%	1.26	1.13%
Rehabilitation improvement outcomes	13.8%	0.30%	14.5%	0.75%	15.2%	1.13%	14.0%	0.39%
Rehabilitation clinical program implementation	76.0%	0.50%	80.0%	1.25%	84.0%	1.88%	99.2%	1.88%
Home care process/outcomes measures exceeding averages	57.0%	1.50%	60.0%	3.75%	63.0%	5.63%	81.0%	5.63%
Home care hospice caseload per full time employee	8/16	1.00%	9/15	2.50%	10/14	3.75%	10.9	3.75%
Home care patient satisfaction	76.0%	0.50%	80.0%	1.25%	84.0%	1.88%	80.9%	1.38%
Aggregate employee turnover	29.1%	4.00%	27.6%	10.00%	26.8%	15.00%	27.5%	10.64%
Overall maximum limitation		—		—		(31.25%)		—

Total		40.00%		100.00%		168.75%		90.27%

Short-Term Incentive Plan

Nursing Center Division Goals applicable for Mr. Bowen

	2012 Incentive Goals						Actual Performance Achieved	% of Target Bonus Achieved
	Minimum		Target		Maximum
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus
Financial goals:
Nursing Center Division Core EBITDAM ($ millions) (2)	$60.10	7.80%	$63.90	19.50%	$66.50	61.75%	$77.9	61.75%
Kindred Consolidated Adjusted EBITDA ($ millions) (1)	$416.9	4.20%	$443.2	10.50%	$460.8	33.25%	$441.8	9.60%
Accounts receivable—days outstanding	48.5	4.00%	46.1	10.00%	43.9	15.00%	46.6	8.15%
Nursing center average daily census	21,992	2.00%	23,150	5.00%	24,307	7.50%	22,467	3.20%
Nursing center total admissions	78,420	2.00%	82,547	5.00%	86,674	7.50%	78,837	2.00%
Nursing center Medicare and Medicaid net revenue per patient day	$231	2.00%	$243	5.00%	$256	7.50%	$243	5.00%
Nursing center total operating expense per patient day	$222.38	3.00%	$215.71	7.50%	$209.43	11.25%	$212.75	9.00%
Nursing center total ancillary expense per patient day	$40.32	3.00%	$39.11	7.50%	$37.97	11.25%	$38.24	9.75%
Quality goals:
Survey results	1.08	2.00%	1.05	5.00%	1.02	7.50%	1.05	5.00%
Clearing conditions on first follow-up	89.2%	2.00%	92.0%	5.00%	94.8%	7.50%	96.0%	7.50%
Re-hospitalization rates	20.6%	2.00%	20.0%	5.00%	19.4%	7.50%	17.4%	7.50%
Implementation of Point Click Care	85.5%	0.80%	90.0%	2.00%	92.7%	3.00%	100.0%	3.00%
Implementation of Inter-act	85.5%	0.80%	90.0%	2.00%	92.7%	3.00%	100.0%	3.00%
Implementation of Abaqis phase II	85.5%	0.40%	90.0%	1.00%	92.7%	1.50%	100.0%	1.50%
Total employee turnover %	41.3%	2.00%	39.2%	5.00%	38.1%	7.50%	39.5%	4.40%
Employee retention %	69.4%	2.00%	73.1%	5.00%	75.3%	7.50%	73.4%	5.00%
Overall maximum limitation		—		—		(31.25%)		—

Total		40.00%		100.00%		168.75%		145.35%

(1)

The Company’s performance goals include the non-GAAP financial measure EBITDA from both continuing and discontinued operations, as adjusted for certain items as described below (“Consolidated Adjusted EBITDA”). The Company believes that net income (loss) is the most comparable GAAP measure to Consolidated Adjusted EBITDA. Consolidated Adjusted EBITDA for the year ended December 31, 2012 is calculated by excluding from net income (loss) the impact of the following items related to both continuing and discontinued operations: loss on divestiture of operations, interest expense, investment income, income taxes, depreciation and amortization. The following items are also excluded from the Company’s 2012 performance goals and the actual comparative results for purposes of the 2012 calculation of Consolidated Adjusted EBITDA: (1) results of operations from acquisitions that were closed in 2012; (2) costs and expenses of significant acquisition and development activities; (3) costs incurred in connection with the decision to allow leases to expire for 54 nursing centers leased from Ventas, Inc. (“Ventas”); (4) costs incurred in connection with the closing of a regional office, two transitional care hospitals and the cancellation of a sub-acute unit project; (5) costs incurred in connection with restructuring activities; (6) increases in rent expense for ten hospitals renewed under a new master lease with Ventas; (7) provision for employment-related lawsuits; and (8) impairment charges (the “2012 Adjustments”). See Notes 4 and 6 of the Company’s audited financial statements for the year ended December 31, 2012 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 28, 2013 (the “2012 Audited Financials”) for additional information about the calculation of EBITDA.

(2)	The Company’s performance goals include the non-GAAP financial measure EBITDAM from both continuing and discontinued operations, as adjusted for certain items as described below (“Adjusted EBITDAM”). The Company believes that net income (loss) is the most comparable GAAP measure to Adjusted EBITDAM. Net income (loss) is reported on a consolidated (rather than a segment) basis in the 2012 Audited Financials and is calculated by adding income (loss) from continuing operations and income (loss) from discontinued operations. The actual performance achieved towards the nursing center division’s 2012 EBITDAM performance goals can be calculated by adding segment EBITDAM from continuing operations to segment EBITDAM from discontinued operations. Segment EBITDAM from both continuing operations and discontinued operations excludes the allocation of corporate overhead. The Company’s 2012 performance goals and the actual comparative results for purposes of the 2012 calculation of Adjusted EBITDAM excludes the following items: (1) costs and expenses of significant acquisitions and development activities; (2) costs incurred in connection with the decision to allow leases to expire for 54 nursing centers leased from Ventas; (3) costs incurred in connection with restructuring activities; and (4) impairment charges. A reconciliation of segment EBITDAM from continuing operations to income (loss) from continuing operations is presented in Note 6 of the 2012 Audited Financials. Segment EBITDAM from discontinued operations is set forth in Note 4 of the 2012 Audited Financials.

Supplemental Short-Term Incentive Criteria for CEO

For 2012, 50% of Mr. Diaz’s targeted short-term incentive award was based upon the Committee’s analysis of Mr. Diaz’s performance against several individual performance goals, subject to the Company attaining a pre-established and objective Consolidated Adjusted EBITDA threshold goal of $421 million. Because the Company exceeded this threshold goal, Mr. Diaz was eligible to receive a maximum amount of $691,877 for this component of his short-term incentive award. The Committee then determined whether Mr. Diaz’s performance with respect to the following individual performance goals warranted a reduction in the amount to be awarded to Mr. Diaz for this component of his short-term incentive award:

•	the development of a five-year strategic plan and implementation of key elements of the strategy,

•	continued development of a quality and service culture of the Company,

•	development of management talent,

•	redeploying the Company’s assets,

•	creating a process for continuing improvements in efficiency, and

•	overall financial performance of the Company.

In evaluating Mr. Diaz’s performance, the Committee noted that the Company made substantial progress in refining its strategic plan as well as continued expansion of its Integrated Care Market strategy, including approximately $75 million in home health and hospice acquisitions in 2012. The Committee also recognized that the Company’s quality continues to rank high among its competitors while still achieving its targeted financial results. In addition, the Committee considered the Company’s success in the upcoming exit from 54 non-strategic nursing centers as well as substantial progress in repositioning other non-strategic assets. Finally, the Committee noted Mr. Diaz’s efforts to drive material cost-savings throughout the Company in response to the recent Medicare reductions and that the Company met its 2012 earnings per share target.

The Committee did not assign specific weights to these individual performance goals but compared Mr. Diaz’s performance across all of the relevant performance goals within the context of the Company’s performance in the midst of the reimbursement and other changes occurring within the healthcare sector. Based upon its review of the supplemental criteria, the Committee reduced this component of Mr. Diaz’s short-term incentive plan award to $550,000 for 2012.

Based upon the actual results against the pre-established goals and the individual performance goals for Mr. Diaz, the Committee awarded aggregate annual short-term incentive bonuses as follows:

2012 Actual Award
Mr. Diaz	$920,108
Mr. Breier	$541,624
Mr. Lechleiter	$254,571
Mr. Bowen	$386,357
Mr. Chapman	$227,488

Although the Committee retains the right to administer the short-term incentive plan in its discretion, including the ability to reduce awards otherwise payable to a named executive officer for unforeseen events or circumstances, such as restatements of the Company’s financial statements, the Committee exercised no discretion in 2012 to adjust these awards.

Long-Term Incentive Plan

The Company’s long-term incentive plan provides cash awards to the Company’s key employees, including the named executive officers, upon the attainment of specified performance objectives. For 2012, the performance period under the long-term incentive plan covered one year. The 2012 goals were the same for each participant in the long-term incentive plan, including each named executive officer, and reflected Company-wide measures. These goals are established with a view to be challenging but achievable with good operational focus on the Company’s businesses.

Cash awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second, and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due. This delayed payment feature serves as a significant retention vehicle for the Company.

Under the long-term incentive plan, participants are eligible to receive cash awards based upon a percentage of their base salary. No awards are earned under the long-term incentive plan until certain minimum levels of performance are achieved. The following chart reflects the potential award levels for the named executive officers as a percentage of base salary for 2012:

	Long-Term Incentive Plan % of Base Salary
	Minimum	Target	Maximum
Mr. Diaz	10%	50%	100%
Mr. Breier	9%	45%	90%
Mr. Lechleiter	9%	45%	90%
Mr. Bowen	9%	45%	90%
Mr. Chapman	9%	45%	90%

The following chart depicts the minimum, target and maximum goals under the long-term incentive plan for 2012, as well as the actual levels achieved for 2012 for the named executive officers.

Long-Term Incentive Plan

	2012 Incentive Goals						Actual Achieved	% of Target Bonus Achieved
	Minimum		Target		Maximum
	Goal	% of Bonus	Goal	% of Bonus	Goal	% of Bonus
Adjusted EPS (1)	$1.18	12.0%	$1.48	60.0%	$1.68	120.0%	$1.52	80.4%
Stock price appreciation (2)	$11.77	8.0%	$12.36	40.0%	$12.95	80.0%	$10.27	—

Total								80.4%

(1)	The Company’s performance goals include the non-GAAP financial measure EPS from both continuing and discontinued operations, as adjusted for certain items as described below (“Adjusted EPS”). The Company believes that diluted net income (loss) per share is the most comparable GAAP measure to Adjusted EPS. The Company’s 2012 performance goals and the actual comparative results for purposes of the 2012 calculation of Adjusted EPS (each net of applicable income tax provision (benefit)) excludes loss on divestiture of operations and the 2012 Adjustments.

(2)	Based upon the weighted average daily closing prices of the Common Stock.

The Committee exercised no discretion in 2012 to adjust these awards. Notwithstanding the foregoing, the Committee retains the right to administer the long-term incentive plan in its discretion, including the ability to reduce awards otherwise payable to a named executive officer for unforeseen events or circumstances, such as restatements of the Company’s financial statements.

During 2012, the Committee developed the 2013 LTIP that will focus a significant percentage of the named executive officers’ pay opportunity on multi-year performance measures. Under the 2013 LTIP, the Committee generally intends to establish three-year performance goals that will initially focus on earnings per share, free cash flows and total shareholder returns, which the Committee believes will focus the named executive officers and management on the operational and financial challenges the Company expects to face in 2013 and beyond. The Committee believes that the 2013 LTIP will encourage management to take actions to improve the Company’s long-term financial performance. The Company is seeking shareholder approval of the 2013 LTIP. The Committee has granted one award pursuant to the 2013 LTIP to Mr. Diaz, which is conditioned upon shareholder approval of the plan. If shareholder approval is obtained, the Company intends to grant ordinary course awards to the named executive officers under the 2013 LTIP beginning in 2014. See “Proposal No. 4— Proposal to Approve the Kindred Healthcare, Inc. 2013 Long-Term Incentive Plan” for a description of the terms of the 2013 LTIP and the award granted to Mr. Diaz.

Equity-Based Compensation

The Company uses equity-based compensation as a key component of its overall executive compensation strategy. Such awards provide a direct and long-term link between the results achieved for the Company’s shareholders and the total direct compensation provided to the named executive officers. In 2012, the Committee granted performance-based restricted stock units and service-based restricted stock to its named executive officers. The performance-based restricted stock units enhance the Company’s pay for performance strategies by linking the vesting of the performance-based restricted stock units to the Company’s financial performance during the applicable performance period. The Committee believes that service-based restricted stock promotes retention of the named executive officers, while building their ownership stake in the Company.

Policies and Practices Regarding Equity Awards

The named executive officers are generally awarded equity-based compensation below the median level of the Company’s peer group. The Committee considers the amount of total cash compensation earned by the named executive officers in the prior year when determining the amount of equity-based compensation to award. While the Committee does not have a set allocation between cash and equity compensation, the Committee generally provides for a greater percentage of cash compensation than members of its peer group since equity awards have a greater dilutive impact on shareholders given the Company’s relatively low number of outstanding shares. When evaluating equity-based compensation, the Committee also considers the limitations imposed by the Company’s capital structure, the accounting costs associated with the form of equity award and the perceived benefits by management of the awards.

While the Committee does not have a formal policy with respect to the timing of grants of equity-based awards in connection with the release of material non-public information, the Committee considers issues raised by the timing of grants when making such awards. The Company generally makes broad-based equity grants at approximately the same time each year following the release of financial information; however, the Company may choose to make equity awards outside of the annual broad-based grant (i.e., for promotions or new hires). Stock options may be granted only with an exercise price at or above the closing market price of the Company’s stock on the date of grant.

The amount of equity awarded to the named executive officers is based upon a number of factors. First, the Committee considers an overall assessment of the Company’s performance and the equity granting practices of the companies in its peer group and the costs related to the awards. Once the aggregate pool of potential equity awards is established, the Committee considers benchmarks by position from the peer group in evaluating potential awards to the named executive officers. The Chief Executive Officer also provides an assessment to the Committee of the level of performance for the other named executive officers. The Committee then considers the individual performance of each named executive officer. The assessment of actual and potential contribution is based upon the Committee’s subjective evaluation of each named executive officer in light of various operational and strategic challenges and opportunities facing the named executive officer during the relevant year.

2012 Equity Award Levels

In March 2012, the Committee granted equity awards to the named executive officers from the aggregate pool as follows:

	2012 Equity Grant
	Performance-based Restricted Stock Units	Service-based Restricted Stock
Mr. Diaz	143,910	143,910
Mr. Breier	65,520	65,520
Mr. Lechleiter	41,730	41,730
Mr. Bowen	28,080	28,080
Mr. Chapman	26,520	26,520

The performance-based restricted stock units are divided into three equal annual tranches relating to three consecutive annual performance periods. The service-based restricted stock vests in equal annual installments over four years.

In making these grants to Mr. Diaz, the Committee considered his performance in successfully completing the RehabCare acquisition, including the realization of significant cost synergies and the integration of its healthcare operations. Mr. Diaz also continued the growth of the Company’s home health and hospice business with three acquisitions within the Company’s Integrated Care Markets. The Committee further noted his efforts to expand the Company’s Integrated Care Markets, improve clinical quality and enhance customer service.

The awards for Mr. Breier reflect his efforts to continue the Company’s strategic operational growth plan centered on quality improvement, work force development, operational efficiencies, and the continued execution of the Company’s Integrated Care Market strategy. Mr. Breier was also instrumental in achieving significant cost synergies related to the RehabCare acquisition.

With respect to Mr. Lechleiter, the Committee recognized his efforts related to the favorable financing of the RehabCare acquisition and his performance in managing the Company’s cash flows and capital expenditures. The Committee also noted his successful integration of the RehabCare corporate support services and infrastructure.

In evaluating Mr. Bowen’s performance, the Committee noted his efforts to lead the nursing center division through significant operational changes to adapt to material Medicare reimbursement changes and the continued high level of performance in quality and customer satisfaction measures.

With respect to Mr. Chapman, the Committee noted his efforts in successfully leading the integration activities associated with the RehabCare acquisition in the key areas of human resources, employee benefits and information technology.

In addition to the awards granted to Mr. Breier from the aggregate pool, the Committee awarded Mr. Breier 40,000 shares of restricted Common Stock in May 2012 that vest over four equal annual installments in connection with his promotion to President and Chief Operating Officer. The Committee also awarded Mr. Breier 250,000 shares of restricted Common Stock in September 2012 in connection with the renegotiation of his employment agreement that vest in full on the third anniversary of the grant date. See “—Employment Agreements—Mr. Breier” for more discussion regarding these awards.

Performance-Based Restricted Stock Units Earned in 2012

During 2012, three tranches of performance-based restricted stock units were eligible for vesting. Each of the tranches was subject to the same annual performance goals. The following chart depicts the minimum, target and maximum goals established for the 2012 performance period for these tranches of performance-based restricted stock units, as well as the actual levels achieved. Any unearned performance-based restricted stock units subject to vesting in a given year are forfeited.

	Minimum		Target		Maximum		Actual Performance Achieved	% of Award Achieved
	Goal	% of Award	Goal	% of Award	Goal	% of Award (3)
Adjusted EBIT (dollars in millions) (1)	$219.8	10.0%	$246.1	50.0%	$263.7	67.5%	$240.5	40.0%
Adjusted EPS (2)	$1.18	10.0%	$1.48	50.0%	$1.68	67.5%	$1.52	53.5%

Total								93.5%

(1)	The Company’s performance goals include the non-GAAP financial measure Adjusted EBIT. The Company believes that net income (loss) is the most comparable GAAP measure to Adjusted EBIT. Adjusted EBIT for the year ended December 31, 2012 is calculated by excluding from net income (loss) the impact of the following items related to both continuing and discontinued operations: (1) loss on divestiture of operations; (2) interest expense; (3) investment income; and (4) income taxes. The Company’s 2012 performance goals and the actual comparative results for purposes of the 2012 calculation of Adjusted EBIT excludes the 2012 Adjustments. See Notes 4 and 6 of the 2012 Audited Financials for additional information about the calculation of EBIT.

(2)	The Company’s performance goals include the non-GAAP financial measure Adjusted EPS. The Company believes that diluted net income (loss) per share is the most comparable GAAP measure to Adjusted EPS. The Company’s 2012 performance goals and the actual comparative results for purposes of the 2012 calculation of Adjusted EPS (each net of applicable income tax provision (benefit)) excludes loss on divestiture of operations and the 2012 Adjustments.

(3)	The maximum award level is capped in the aggregate at 100% of the potential award.

The following chart reflects the performance-based restricted stock units earned for achieving the 2012 performance goals:

	Mr. Diaz	Mr. Breier	Mr. Lechleiter	Mr. Bowen	Mr. Chapman
Shares eligible from 2010 grant	33,333	8,032	7,275	8,554	5,386
Shares eligible from 2011 grant	24,000	10,283	5,095	4,993	4,352
Shares eligible from 2012 grant	47,970	21,840	13,910	9,360	8,840

Total eligible shares	105,303	40,155	26,280	22,907	18,578
% of goals achieved	93.5%	93.5%	93.5%	93.5%	93.5%

Shares earned	98,458	37,544	24,571	21,418	17,370

Employment Agreements

For several years, the Company has maintained employment agreements with its executive officers, including the named executive officers. The Committee believes that these arrangements are typical in healthcare companies and its peer group and ease the consequences of an unexpected termination of employment. The Committee also believes that severance terms and benefits under these agreements are generally competitive within the healthcare industry and its peer group and are important factors in attracting and retaining executive talent. These agreements also support the retention of key employees during periods of uncertainty.

The employment agreements provide for severance payments if employment is terminated under certain circumstances. The amount and circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 44. These agreements do not provide for any form of tax gross ups.

Mr. Breier

The Committee, along with the full Board, recognize that retention of highly qualified leadership talent is critical to the Company’s performance and to successful succession planning. On a regular basis, the Board considers succession candidates for the chief executive officer and other senior leadership positions. In connection with this process, the Board considers the potential retention risk regarding identified succession candidates, the competitive landscape for executive talent and the extent of disruption likely caused by an unplanned exit of a senior executive. Where the Committee believes it is necessary, it will take appropriate actions to support the Company’s succession plan and to remain competitive in the marketplace.

In 2012, the Committee entered into new compensation arrangements with Mr. Breier, which it believes are the best means for achieving the Company’s retention and succession planning objectives. Each of the agreements with Mr. Breier entered into in 2012 were negotiated and approved by the Committee in consultation with the independent members of the full Board of Directors.

In May 2012, Mr. Breier was promoted to President and Chief Operating Officer. Mr. Breier previously served as the Company’s Chief Operating Officer. In connection with his promotion, the Company entered into a revised employment agreement with Mr. Breier which increased his salary to $635,000 from $570,000. The other terms of his employment agreement were unchanged. In addition, Mr. Breier was awarded 40,000 shares of restricted Common Stock that vest in equal installments over four years. The Committee considered the increase in salary and related equity award to be appropriate given Mr. Breier’s increased role and level of responsibility as President of the Company.

In September 2012, the Company entered into an amended employment agreement (the “Amended Agreement”) with Mr. Breier that replaced and superseded the May agreement. The Amended Agreement increased Mr. Breier’s annual base salary to $750,000 and provided for the award of 250,000 restricted shares of the Company’s Common Stock which will vest in full on the third anniversary of the grant date.

The Amended Agreement imposes non-competition restrictions on Mr. Breier that will expire one year following the termination of his employment with the Company. In addition, the Amended Agreement contains a two-year non-solicitation provision following the termination of his employment with the Company.

The Amended Agreement provides for severance payments if his employment is terminated under certain circumstances. The Amended Agreement modifies the “Good Reason” termination definition from his prior agreement by adding (a) the failure of the Company to publicly announce Mr. Breier as successor chief executive officer of the Company by August 31, 2014, (b) the failure to effectuate his transition to chief executive officer of the Company by August 31, 2015, and (c) the appointment or announcement of the appointment of another person other than Mr. Breier as interim, acting or successor chief executive officer of the Company. Mr. Breier will receive certain severance benefits from the Company should he terminate his employment for “Good Reason.” The amount and additional circumstances giving rise to these severance payments are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 44.

The Committee approved the Amended Agreement to retain Mr. Breier in response to other career opportunities provided to him. The Committee believes that the retention of Mr. Breier is critical to the Company’s succession plan and is appropriate given his demonstrated performance, leadership qualities and his potential to take on more complex responsibilities. The Committee believes that the Amended Agreement (1) will motivate Mr. Breier to forego other career opportunities, (2) will provide meaningful value to him if he remains employed for an extended period of time, and (3) adds a new non-competition restriction and strengthens the non-solicitation restriction that will guard against competitive harm to the Company should Mr. Breier depart from the Company.

Change in Control Severance Agreements

For several years, the Company has been party to change in control severance agreements with its executive officers, including each of the named executive officers. The agreements for the named executive officers generally contain substantially similar terms, and provide for the payment of severance benefits under certain circumstances. The amount and circumstances giving rise to these severance benefits are discussed in further detail under the heading “Potential Payments upon Termination or Change in Control” beginning on page 44. None of these agreements provide for any form of tax gross up. The Committee has provided change in control severance agreements to its named executive officers because it believes that these arrangements are typical in healthcare companies and to avoid the distraction and loss of key management personnel that may occur in connection with a rumored or actual change in control. The Committee believes that such agreements protect the Company and its shareholders by maintaining employee focus and alignment with shareholders during rumored or actual change in control activities and support the retention of key employees during periods of uncertainty.

Section 401(k) Plan and Other Perquisites and Benefits

The Company maintains a Section 401(k) plan (the “401(k) Plan”) that is a tax-qualified defined contribution retirement savings plan under which all eligible employees, including the named executive officers, are eligible to contribute the lesser of (1) 50% of their pay or (2) the limit prescribed by the Internal Revenue Service (“IRS”), on a pretax basis. Contributions to the 401(k) Plan by the named executive officers are usually limited by IRS rules.

In addition, the named executive officers may participate in the Company’s Deferred Compensation Plan (the “DCP”), which is available to certain employees who are deemed “highly compensated” under the applicable IRS regulations. A participant in the DCP may elect to defer up to 25% of such participant’s base salary and up to 100% of such participant’s award under the short-term incentive plan into the DCP during each plan year. The DCP provides for the Company to contribute to such participant’s account balance an amount equal to (1) the 401(k) Plan contribution that would be calculated using the contribution formula in effect for such plan year, less (2) the amount such participant would receive during the plan year as a contribution under the 401(k) Plan if such participant had contributed the maximum amount of elective deferral contribution permissible under the administrative provisions of the 401(k) Plan for persons of such participant’s status. The DCP is discussed in further detail under the heading “Non-Qualified Deferred Compensation Table—Fiscal Year 2012” beginning on page 43.

The Company has discontinued its prior practice of making matching contributions to the 401(k) plan and the DCP.

The Company and the Committee believe that, in order to attract and retain qualified executives and other key employees, the provision of certain perquisites and other personal benefits to such executives and other key employees is reasonable and consistent with the Company’s overall executive compensation program. Such benefits provided to the named executive officers include the payment of life insurance premiums, limited personal use of the Company’s aircraft and the ability to receive a discounted cash payment in lieu of accumulated paid time off benefits.

Stock Ownership Guidelines

The Committee believes that the Company’s executive officers will more effectively pursue the long-term interests of the Company if their interests are strongly linked to those of shareholders. The Company’s stock ownership guidelines were developed after considering the stock ownership requirements of peer companies as well as the Company’s historic equity grant levels and its expected ability to grant equity in the future. The Committee believes that these guidelines ensure that the named executive officers hold a sufficient amount of the Company’s Common Stock to further strengthen the long-term link between the results achieved for the Company’s shareholders and the compensation provided to the named executive officers.

The stock ownership guidelines are determined as a multiple of the named executive officer’s base salary as follows:

Multiple of Base Salary
Mr. Diaz	3.0x
Mr. Breier	2.0x
Mr. Lechleiter	2.0x
Mr. Bowen	1.5x
Mr. Chapman	1.5x

The minimum number of shares to be held by each named executive officer is calculated on June 30 of each year based upon the average of the high and low price of the Company’s Common Stock on the NYSE on that date.

If the applicable guideline is not achieved, the named executive officer is required to retain an amount equal to 50% of net shares received under any equity awards until the guideline is met. If the applicable guideline has not been achieved by August 3, 2015, the named executive officer is required to retain 100% of net shares received under any subsequent equity awards. The Company’s Board of Directors may, at its discretion, waive the stock ownership guidelines if compliance would create a substantial hardship or prevent a named executive officer from complying with a court order.

In determining whether a named executive officer satisfies the required ownership requirement, the calculation includes stock held directly by the named executive officer or owned either jointly with, or separately by, his immediate family members residing in the same household, shares held in trust for the benefit of the named executive officer or his immediate family members and service-based restricted stock. Stock ownership does not include unexercised stock options, stock appreciation rights, or the non-vested portion of any performance-based restricted stock units.

Regardless of whether the applicable minimum ownership requirement has been met, each director and executive officer is prohibited from selling, assigning or otherwise transferring all net shares received upon the exercise of any stock option or vesting of a restricted stock award for a one year period beginning on the date the underlying stock option is exercised or the restricted stock award is vested.

Stock Trading Restrictions

The Company maintains a securities trading policy which applies to all employees including the named executive officers. As part of the securities trading policy, the Company’s employees are prohibited from (1) buying or selling Common Stock at any time such employee is in possession of material non-public information, (2) short selling Common Stock, (3) purchasing Common Stock on margin, and (4) entering into hedging transactions involving Common Stock. Named executive officers who violate such prohibitions are subject to disciplinary proceedings including dismissal.

Executive Compensation Tax Deductibility

The Committee generally designs its compensation programs to allow the Company to deduct compensation expense under Section 162(m) of the Code, which limits to $1 million the tax deductibility of annual compensation paid to named executive officers (other than the chief financial officer) unless the compensation is performance-based. However, the Company reserves the discretion to pay compensation that does not qualify as performance-based compensation under Section 162(m) of the Code.

SUMMARY COMPENSATION TABLE

The following table sets forth certain information regarding compensation for fiscal years 2012, 2011 and 2010 for the Company’s named executive officers.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (1)		Option Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Paul J. Diaz	2012	$942,213	—		$2,275,836		—	$1,290,954	$4,889	$118,490	$4,632,382
Chief Executive Officer	2011	$1,024,130	—		$3,407,607		—	$1,878,830	$3,992	$111,561	$6,426,120
	2010	$1,002,290	$150,000	(6)	$2,724,211		—	$1,617,195	$2,675	$90,414	$5,586,785

Benjamin A. Breier	2012	$644,526	—		$4,351,071	(7)	—	$812,976	—	$151,765	$5,960,338	(7)
President and Chief	2011	$598,094	—		$1,311,926		—	$890,665	—	$161,478	$2,962,163
Operating Officer	2010	$449,046	—		$1,093,832		—	$635,339	—	$152,739	$2,330,956

Richard A. Lechleiter	2012	$451,034	—		$622,567		—	$416,119	$1,042	$50,444	$1,541,206
Executive Vice President	2011	$468,661	—		$790,664		—	$697,695	$938	$64,347	$2,022,305
and Chief Financial	2010	$434,741	—		$632,709		—	$569,359	$695	$36,304	$1,673,808
Officer

Lane M. Bowen	2012	$425,127	—		$464,786		—	$538,627	$5,347	$22,229	$1,456,116
Executive Vice President	2011	$442,366	—		$758,055		—	$620,736	$4,074	$30,241	$1,855,472
and President, Nursing	2010	$426,026	—		$789,487		—	$603,955	$2,507	$36,262	$1,858,237
Center Division

Richard E. Chapman	2012	$403,046	—		$412,127		—	$371,849	$5,949	$3,300	$1,196,271
Executive Vice President	2011	$419,335	$100,000	(8)	$593,195		—	$623,469	$4,494	$3,688	$1,744,181
and Chief Administrative	2010	$402,355	—		$437,103		—	$526,944	$2,793	$9,399	$1,378,594
and Information Officer

(1)	Amounts in this column represent the aggregate grant date fair value for awards of service-based restricted stock and performance-based restricted stock units, computed in accordance with FASB ASC Topic 718. The aggregate grant date fair value for awards of service-based restricted stock is calculated using the closing price of the Company’s Common Stock on the date of grant, without regard to when and how the service-based restricted stock vests. With respect to the performance-based restricted stock awards in 2012, 2011 and 2010, each award consists of three tranches and performance goals are established annually at the beginning of each tranche’s respective single-year performance period. The aggregate grant date fair value for performance-based restricted stock awards is calculated for purposes of FASB ASC Topic 718 using the closing price of the Company’s Common Stock on the date of grant for the first tranche of an award and using the closing price of the Company’s Common Stock on the date performance goals are established for each remaining tranche. During 2012, performance goals were established for the first tranche of the 2012 award, the second tranche of the 2011 award and the third tranche of the 2010 award. Accordingly, the amount in this column for fiscal 2012 includes the aggregate grant date fair value of the first tranche of the 2012 award, the second tranche of the 2011 award and the third tranche of the 2010 award, as follows:

Year/Tranche	Mr. Diaz	Mr. Breier	Mr. Lechleiter	Mr. Bowen	Mr. Chapman
2012—Tranche 1	$421,151	$191,744	$122,117	$82,172	$77,608
2011—Tranche 2	$210,712	$90,275	$44,725	$43,832	$38,208
2010—Tranche 3	$292,658	$70,519	$63,880	$75,111	$47,288

The grant date fair value for all performance-based restricted stock units granted to the named executive officers during 2012, assuming for purposes of this disclosure that each of the three tranches could be valued under FASB ASC Topic 718 at the closing price of the Company’s Common Stock on the date of grant ($9.39), is as follows:

Year	Mr. Diaz	Mr. Breier	Mr. Lechleiter	Mr. Bowen	Mr. Chapman
2012	$1,351,315	$615,233	$391,845	$263,671	$249,023

The aggregate grant date fair value for the third tranche of the 2011 award and the second and third tranches of the 2012 award will be calculable and reported in subsequent years, using the closing price of Common Stock on the date performance goals are established for each tranche. The assumptions used in calculating aggregate grant date fair value with respect to fiscal year 2012 are discussed in Note 13 of the 2012 Audited Financials.

(2)	No option awards were made to any of the named executive officers during 2012, 2011 or 2010.

(3)	These amounts represent amounts earned under the Company’s short-term incentive plan and the long-term incentive plan. The named executive officers earned the following amounts under the Company’s short-term incentive plan during 2012, 2011 and 2010:

Year	Mr. Diaz	Mr. Breier	Mr. Lechleiter	Mr. Bowen	Mr. Chapman
2012	$920,108	$541,624	$254,571	$386,357	$227,488
2011	$1,129,553	$495,914	$388,470	$329,274	$347,142
2010	$952,176	$306,898	$309,753	$349,554	$286,678

The named executive officers earned the following amounts under the Company’s long-term incentive plan during 2012, 2011 and 2010:

Year	Mr. Diaz	Mr. Breier	Mr. Lechleiter	Mr. Bowen	Mr. Chapman
2012	$370,846	$271,352	$161,548	$152,270	$144,361
2011	$749,277	$394,751	$309,225	$291,462	$276,327
2010	$665,019	$328,441	$259,606	$254,401	$240,266

Amounts earned under the long-term incentive plan are payable in three equal installments on or about each of the first, second and third anniversaries of the end of the relevant performance period, provided generally that the participant is employed by the Company at the time payments are due.

(4)	These amounts represent the above-market interest earned in the DCP during the respective year. Above-market interest equals the amount of interest in excess of 120% of the federal long-term rate as of October 1 of the prior year. The federal long-term rate as of October 1, 2011, 2010, and 2009 was 2.95%, 3.32% and 4.10%, respectively.

(5)	The amounts in this column include the Company’s contributions for the respective periods for the benefit of the named executive officers to the Company’s 401(k) Plan, the taxable value of life insurance premiums paid by the Company, certain transportation-related benefits (which we refer to as “TRB”), and discounted cash payments in lieu of accumulated paid time off benefits (which we refer to as “PTO”). These amounts for 2012 were as follows:

	401(k)	Life	TRB (a)	PTO	Total
Mr. Diaz	$500	$2,445	$106,896	$8,649	$118,490
Mr. Breier	500	711	132,886	17,668	151,765
Mr. Lechleiter	500	1,107	48,837	—	50,444
Mr. Bowen	500	2,969	4,192	14,568	22,229
Mr. Chapman	500	2,800	—	—	3,300

(a)	For purposes of determining the value of the TRB, the Company bases the calculation on the aggregate incremental cost to the Company for the use of the Company’s aircraft or chartered aircraft by each named executive officer and such named executive officer’s requested occupants. The aggregate incremental cost for the Company’s aircraft is based upon a cost-per-flight-hour charge developed from the annual direct costs to operate the Company’s aircraft. The incremental cost for any chartered aircraft is the actual cost of the chartered aircraft paid by the Company.

(6)	This amount represents a cash bonus awarded to Mr. Diaz for exceptional performance during 2010.

(7)

These amounts include special one-time grants to Mr. Breier of (1) 40,000 shares of restricted Common Stock in May 2012 (vesting in four equal annual installments) in connection with his promotion to President and Chief Operating Officer, and (2) 250,000 shares of restricted Common Stock in September 2012 (vesting in one lump-sum installment on the third anniversary of the date of grant) in connection with the

Amended Agreement entered into between the Company and Mr. Breier. These unique arrangements, which account for $3,383,300 of the total reflected in this column, were entered into for succession planning and retention purposes. Given the fact that these equity awards provide for delayed vesting over several years (particularly with respect to the grant of 250,000 shares which vest in one lump-sum in September 2015), the Company believes the total compensation reflected in the summary compensation table for Mr. Breier for 2012 does not reflect the compensation actually paid to Mr. Breier during such year.

(8)	This amount represents a cash bonus awarded to Mr. Chapman for exceptional performance during 2011.

Grants of Plan-Based Awards Table—Fiscal Year 2012

The following table sets forth information regarding grants of awards under incentive compensation programs to the Company’s named executive officers during fiscal year 2012.

Name	Grant Date	Estimated Possible/Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards (#)(1)		All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		All Other Option Awards: Number of Shares of Securities Underlying Options (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
		Minimum	Target	Maximum
Paul J. Diaz
Short-term incentive plan (5)	N/A	$164,000	$820,002	$1,383,754
Long-term incentive plan (6)	N/A	$92,250	$461,251	$922,502
	3/26/12				143,910	(7)				$450,438	(8)
	3/26/12						143,910	(7)		$1,351,315
Benjamin A. Breier
Short-term incentive plan (5)	N/A	$240,002	$600,005	$1,012,508
Long-term incentive plan (6)	N/A	$67,501	$337,503	$675,006
	3/26/12				65,520	(7)				$205,078	(8)
	3/26/12						65,520	(7)		$615,233
	5/16/12						40,000	(9)		$340,800
	9/20/12						250,000	(9)(10)		$3,042,500
Richard A. Lechleiter
Short-term incentive plan (5)	N/A	$112,804	$282,011	$475,894
Long-term incentive plan (6)	N/A	$40,186	$200,931	$401,862
	3/26/12				41,730	(7)				$130,615	(8)
	3/26/12						41,730	(7)		$391,845
Lane M. Bowen
Short-term incentive plan (5)	N/A	$106,324	$265,811	$448,556
Long-term incentive plan (6)	N/A	$37,878	$189,390	$378,780
	3/26/12				28,080	(7)				$87,890	(8)
	3/26/12						28,080	(7)		$263,671
Richard E. Chapman
Short-term incentive plan (5)	N/A	$100,803	$252,008	$425,264
Long-term incentive plan (6)	N/A	$35,911	$179,553	$359,106
	3/26/12				26,520	(9)				$83,008	(8)
	3/26/12						26,520	(9)		$249,023

(1)

These amounts reflect all performance-based restricted stock units granted during 2012 to the named executive officers, regardless of when, or if, such performance-based restricted stock units vest. These performance-based restricted stock unit grants are divided into three equal tranches corresponding to annual performance periods for 2012, 2013 and 2014. The Committee establishes performance goals annually for the current year’s tranche. If the performance goals are not satisfied in a given performance period, then some or all of the performance-based restricted stock units in the relevant performance period will be forfeited by the named executive officer. See the “Performance-Based Restricted Stock Units Earned in 2012” portion of the Compensation Discussion and Analysis section beginning on page 32 for a description of the minimum, target and maximum goals established for the 2012 performance period for the performance-based restricted stock units granted in 2012. With respect to the first and second tranches of the performance-based restricted stock units granted during 2012, performance above a minimum threshold in respect of one of either of the two relevant goals would result in an award percentage of 10% of such tranche. Further, because a 100% cap has been established as the maximum award level with respect to the first and second tranches of performance-based restricted stock units granted during 2012, the target award payout for the first and second tranches equals the maximum possible payout. In February 2013, based upon the Company’s performance with respect to the 2012 performance period, each named executive officer earned the following number of shares from the first tranche of the 2012 award: Mr. Diaz – 44,851 shares; Mr. Breier – 20,420 shares; Mr. Lechleiter – 13,005 shares; Mr. Bowen – 8,751 shares; and Mr. Chapman – 8,265 shares. Threshold, target and maximum performance criteria have not yet been established for the third tranche of the 2012 performance-based restricted stock units.

(2)	These amounts reflect all shares of service-based restricted stock granted during 2012 to the named executive officers. Except as set forth in footnote 10 below, all shares of service-based restricted stock granted in 2012 vest in four equal annual installments, beginning on the first anniversary of the date of grant, provided the named executive officer is employed by the Company on each such date. These restricted stock awards entitle each named executive officer to receive dividends if and when declared by the Board of Directors. The Company has not paid, and does not anticipate that it will pay in the foreseeable future, any cash dividends.

(3)	No option awards were granted during 2012.

(4)	These amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718, excluding forfeiture assumptions.

(5)	These amounts reflect potential payouts under the Company’s short-term incentive plan. Actual awards for 2012 have been disclosed in the Summary Compensation Table beginning on page 37 under the column “Non-Equity Incentive Plan Compensation.”

(6)	These amounts reflect potential payouts under the Company’s long-term incentive plan. Actual awards for 2012 have been disclosed in the Summary Compensation Table beginning on page 37 under the column “Non-Equity Incentive Plan Compensation.” Awards under the long-term incentive plan are payable in three equal annual installments on or about each of the first, second and third anniversaries of the end of the relevant performance period for which the award was earned, provided generally that the participant is employed by the Company at the time the payments are due.

(7)	These amounts reflect awards under the Kindred Healthcare, Inc. 2001 Stock Incentive Plan, Amended and Restated (which we refer to as the “2001 Stock Incentive Plan”).

(8)	These amounts represent the grant date fair value calculated in accordance with FASB ASC Topic 718 for the first tranche of performance-based restricted stock units granted in 2012. As previously disclosed, the 2012 grants of performance-based restricted stock units are divided into three equal tranches corresponding to annual performance periods for 2012, 2013 and 2014. Because performance goals for the second and third tranches of performance-based restricted stock units granted in 2012 were not established during 2012, the grant date fair value for these tranches is not included in these amounts. For purposes of FASB ASC Topic 718, a grant date fair value for the second and third tranches cannot be determined until the date performance goals are established for each tranche. The grant date fair value for all performance-based restricted stock units granted to the named executive officers during 2012, assuming for purposes of this disclosure that each of the three tranches could be valued under FASB ASC Topic 718 at the closing price of the Company’s Common Stock on the date of grant, is set forth in footnote 1 to the Summary Compensation Table beginning on page 37.

(9)	These amounts reflect awards under the Kindred Healthcare, Inc. 2011 Stock Incentive Plan (which we refer to as the “2011 Stock Incentive Plan”).

(10)	These shares of service-based restricted stock vest in one lump-sum installment on the third anniversary of the date of grant.

Outstanding Equity Awards at End of Fiscal Year 2012

The following table sets forth information regarding outstanding equity awards held by the Company’s named executive officers as of December 31, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Grant Date	Option Exercise Price	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
	Exercisable	Unexercisable
Paul J. Diaz	104,684	0	10/28/03	$15.10	10/28/13	(4)	255,224	$2,761,524	225,243	$2,437,129
	82,484	0	7/26/04	$18.26	7/26/14	(4)
	81,745	0	2/23/06	$16.81	2/23/13	(5)
	62,889	0	2/19/08	$25.83	2/19/15	(4)
	65,742	0	3/20/09	$15.06	3/20/16	(4)

Benjamin A. Breier	8,182	0	2/23/06	$16.81	2/23/13	(5)	403,994	$4,371,215	94,119	$1,018,368
	13,668	0	2/19/08	$25.83	2/19/15	(4)
	18,320	0	3/20/09	$15.06	3/20/16	(4)

Richard A. Lechleiter	19,897	0	7/26/04	$18.26	7/26/14	(4)	67,570	$731,107	59,195	$640,490
	13,085	0	2/23/05	$23.25	2/23/15	(4)(6)
	24,535	0	2/23/06	$16.81	2/23/13	(5)
	10,874	0	2/19/08	$25.83	2/19/15	(4)
	19,911	0	3/20/09	$15.06	3/20/16	(4)

Lane M. Bowen	13,085	0	2/23/05	$23.25	2/23/15	(4)(6)	56,458	$610,876	46,620	$504,428
	8,606	0	2/23/06	$16.81	2/23/13	(5)
	16,945	0	2/19/08	$25.83	2/19/15	(4)
	17,500	0	3/20/09	$15.06	3/20/16	(4)

Richard E. Chapman	11,356	0	2/23/06	$16.81	2/23/13	(5)	45,455	$491,823	40,611	$439,411
	10,064	0	2/19/08	$25.83	2/19/15	(4)
	12,500	0	3/20/09	$15.06	3/20/16	(4)

(1)	These shares represent unvested service-based restricted stock. The unvested service-based restricted stock held by each of the named executive officers as of December 31, 2012 will vest as follows:

Vesting Date	Mr. Diaz (# of shares)	Mr. Breier (# of shares)	Mr. Lechleiter (# of shares)	Mr. Bowen (# of shares)	Mr. Chapman (# of shares)
2/16/13	18,000	7,713	3,821	3,745	3,264
2/17/13	25,000	6,024	5,456	7,665	4,039
3/20/13	7,314	3,288	3,465	1,813	1,063
3/26/13	35,977	16,380	10,432	7,020	6,630
3/30/13	—	5,000	—	—	—
5/16/13	—	10,000	—	—	—
2/16/14	18,000	7,712	3,821	3,744	3,264
2/17/14	25,000	6,024	5,456	7,666	4,040
3/26/14	35,978	16,380	10,433	7,020	6,630
3/30/14	—	5,000	—	—	—
5/16/14	—	10,000	—	—	—
2/16/15	18,000	7,713	3,821	3,745	3,265
3/26/15	35,977	16,380	10,432	7,020	6,630
5/16/15	—	10,000	—	—	—
9/20/15	—	250,000	—	—	—
3/26/16	35,978	16,380	10,433	7,020	6,630
5/16/16	—	10,000	—	—	—

Total	255,224	403,994	67,570	56,458	45,455

(2)	Market value is calculated by multiplying the total number of shares of Common Stock that have not vested as of December 31, 2012 by $10.82, which was the closing price of Common Stock on the NYSE on such date.

(3)	These shares represent all unvested performance-based restricted stock units that may be earned under the third tranche of the 2010 performance-based restricted stock unit award, the second and third tranches of the 2011 performance-based restricted stock unit award, and all three tranches of the 2012 performance-based restricted stock unit award. Each award of performance-based restricted stock units is divided into three equal annual tranches relating to three consecutive annual performance periods. At the beginning of the relevant performance period, the Committee establishes the performance goals for the applicable tranche. If the performance goals are not satisfied in a given year, some or all of the performance-based restricted stock units in such year’s tranche will be forfeited by the named executive officer. In February 2013, based upon the Company’s performance with respect to the 2012 performance period, each named executive officer was awarded a portion of performance-based restricted stock units from the third tranche of the 2010 grant, the second tranche of the 2011 grant, and the first tranche of the 2012 grant. A description of these awards is set forth under the “Performance-Based Restricted Stock Units Earned in 2012” section of the Compensation Discussion and Analysis section beginning on page 32.

(4)	As initially granted, these options vested in three equal annual installments beginning on the first anniversary of the date of grant.

(5)	As initially granted, these options vested in four equal annual installments beginning on the first anniversary of the date of grant.

(6)	As initially granted, these options were to vest in three equal annual installments beginning on the first anniversary of the date of grant. On December 14, 2005, the Committee accelerated the vesting of all unvested stock options under the 2001 Stock Incentive Plan which had exercise prices greater than the closing price of the Company’s Common Stock on December 14, 2005 of $26.48 per share. Prior to the adjustments associated with the spin-off of the Company’s former pharmacy division, each of these stock options had an exercise price greater than $26.48.

Options Exercised and Stock Vested Table—Fiscal Year 2012

The following table sets forth information regarding each exercise of stock options and vesting of service-based restricted stock and performance-based restricted stock units during the year ended December 31, 2012.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
Paul J. Diaz	—	—	123,532	$1,464,437
Benjamin A. Breier	—	—	47,824	$549,349
Richard A. Lechleiter	28,288	$103,534	30,791	$361,368
Lane M. Bowen	—	—	30,837	$365,186
Richard E. Chapman	—	—	20,503	$243,455

(1)	These amounts include the following performance-based restricted stock units awarded in February 2012 from the third tranche of the 2009 grant, the second tranche of the 2010 grant, and the first tranche of the 2011 grant based upon the Company’s performance with respect to the 2011 performance period:

	Mr. Diaz	Mr. Breier	Mr. Lechleiter	Mr. Bowen	Mr. Chapman
Shares eligible from 2009 grant	9,752	4,384	4,620	2,417	1,417
Shares eligible from 2010 grant	33,334	8,031	7,274	8,554	5,386
Shares eligible from 2011 grant	24,000	10,283	5,094	4,992	4,352

Total	67,086	22,698	16,988	15,963	11,155

See the “Performance-Based Restricted Stock Units Earned in 2012” portion of the Compensation Discussion and Analysis section beginning on page 32 for a description of the performance-based restricted stock units awarded in February 2013 based upon the Company’s performance with respect to the 2012 performance period.

Non-Qualified Deferred Compensation Table—Fiscal Year 2012

Name	Executive Contributions in Last Fiscal Year		Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year (1)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year-End
Paul J. Diaz	$21,608	(2)	—	$14,345	—	$283,411	(3)
Benjamin A. Breier (4)	—		—	—	—	—
Richard A. Lechleiter	—		—	$3,058	—	$58,615	(5)
Lane M. Bowen	$16,464	(6)	—	$15,691	—	$287,965	(7)
Richard E. Chapman	$50,305	(2)	—	$17,457	—	$355,133	(8)

(1)	The amounts reported in this column include above-market interest earned in the DCP during 2012 as reported in the “Changes in Pension Value and Non-Qualified Deferred Compensation Earnings” column of the Summary Compensation Table beginning on page 37 for 2012 for such named executive officer.

(2)	These amounts are included in the 2012 “Salary” column of the Summary Compensation Table beginning on page 37 for such named executive officer.

(3)	This amount includes $209,020 of contributions and above-market interest previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(4)	Mr. Breier has elected not to participate in the DCP.

(5)	This amount includes $41,446 of contributions and above-market interest previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(6)	This amount represents a portion of the short-term incentive plan award previously reported as compensation in the Summary Compensation Table of the Company’s 2012 proxy statement.

(7)	This amount includes $199,168 of contributions and above-market interest previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

(8)	This amount includes $160,387 of contributions and above-market interest previously reported as compensation in the Summary Compensation Table of the Company’s previous proxy statements.

The Company maintains the DCP for certain highly compensated employees, including the named executive officers. A participant in the DCP may elect to defer up to 25% of such participant’s base salary and up to 100% of such participant’s award under the short-term incentive plan into the DCP during each plan year. For 2012 and 2011, the Company elected to suspend the Company’s contribution. Amounts credited to a participant’s account will accrue interest at a fixed rate equal to the interest rate published in Moody’s Bond Record under the heading “Moody’s Seasoned Corporate Bond Yield Baa Average” for the month of October immediately preceding each plan year. The effective interest rate for 2012 was 5.37%.

A participant under the DCP is generally entitled to a distribution from such participant’s account upon (1) the participant’s retirement (defined as any termination of employment on or after a participant attains age 55) or termination of employment (other than as a result of death) prior to retirement, (2) the participant’s death, or (3) the occurrence of an unforeseen financial emergency (but only to the extent such distribution is necessary to relieve the unforeseen financial emergency). Upon retirement, or in the event a participant’s employment is terminated other than as a result of death, a participant will receive 100% of such participant’s account balance, payable in a lump sum or in equal monthly installments over a 5, 10 or 15 year period as selected by the participant when the participant initially enters the DCP. Each of the participating named executive officers has elected to receive a lump sum payment equal to his account balance upon retirement or termination of employment. In the event a participant dies before retirement or a termination of employment, such participant’s beneficiary will receive 100% of the participant’s account balance in a lump sum payment.

Potential Payments upon Termination or Change in Control

As more fully described below, the following contracts provide for payments and other benefits to the named executive officers upon the occurrence of various employment termination or change in control events:

•	Employment Agreements—in the event of death, Disability, or an Involuntary Termination;

•	Change in Control Severance Agreements—in connection with a termination of employment following a Change in Control;

•	Equity Plans—in the event of death, Disability, or a Change in Control; and

•	Long-term incentive plan—in the event of death, Disability, Retirement, termination of employment without Cause, or following a Qualified Change in Control.

In addition to the foregoing, termination and change in control payments are payable under the DCP in certain circumstances. See the “Non-Qualified Deferred Compensation Table—Fiscal Year 2012” beginning on page 43 for details regarding the triggering events and amounts payable under the DCP.

In lieu of any payment each named executive officer would otherwise be entitled to under the terms and conditions of the short-term incentive plan, each named executive officer’s Employment and Change in Control Severance Agreement expressly provides for a payment under the short-term incentive plan following an Involuntary Termination or Change in Control, respectively.

Definitions

Unless otherwise noted, the term “Disability” means the named executive officer shall be unable, or fail, to perform the essential functions of his position for any period of 90 days or more.

Unless otherwise noted, the term “Cause” means such named executive officer’s (1) conviction of or plea of nolo contendere to a crime involving moral turpitude or (2) willful and material breach of his duties and responsibilities, which is committed in bad faith or without reasonable belief that such conduct is in the best interests of the Company and its affiliates.

Unless otherwise noted, for purposes of each named executive officer’s employment agreement, “Good Reason” means, without the named executive officer’s written consent, (1) a material adverse change in the named executive officer’s authority, duties or responsibilities, (2) a material reduction in the base salary or the annual bonus opportunity of the named executive officer (materiality is set at 5% or greater for Mr. Breier), (3) the Company requiring the named executive officer to relocate his principal business office more than 30 miles from its current location, or (4) a material breach of the Company’s obligation to (i) allow the named executive officer to participate in the Company’s employee benefit plans, (ii) require any successor to all or substantially all of the business and/or assets of the Company to assume the named executive officer’s employment agreement, (iii) with respect to Mr. Breier, allow Mr. Breier to participate in the bonus, stock option or other compensation plans of the Company, and (iv) with respect to Messrs. Diaz and Breier, provide liability, life and disability insurance. In addition, Mr. Breier’s Amended Agreement further provides that “Good Reason” means, without Mr. Breier’s written consent, (1) the failure to publicly announce Mr. Breier as successor chief executive officer of the Company by August 31, 2014, (2) the failure to effectuate Mr. Breier’s transition to chief executive officer of the Company by August 31, 2015, or (3) the appointment or announcement of the appointment of any person other than Mr. Breier as interim, acting or successor chief executive officer of the Company.

Unless otherwise noted, for purposes of each named executive officer’s change in control severance agreement, “Good Reason” means (1) the named executive officer’s title, duties, responsibilities or authority is reduced or diminished without his written consent, (2) the named executive officer’s compensation is reduced, (3) the named executive officer’s benefits are reduced, other than pursuant to a uniform reduction applicable to all managers of the Company, or (4) the named executive officer is asked to relocate his office to a place more than 30 miles from its current location.

Unless otherwise noted, the term “Involuntary Termination” means the named executive officer terminates his employment for Good Reason or the Company terminates his employment other than for Cause.

Unless otherwise noted, the term “Retirement” means the voluntary termination of a named executive officer’s employment after the age of 55.

The term “Qualified Change in Control” means a Change in Control (as defined below) that qualifies under Section 409A of the Code as either a change in the (i) ownership of the Company, (ii) effective control of the Company, or (iii) ownership of a substantial portion of the assets of the Company.

Unless otherwise noted, the term “Change in Control” means any of the following events:

(1) an acquisition (other than directly from the Company) of any voting securities of the Company by any person immediately after which such person has beneficial ownership of 20% or more of the combined voting power of the Company’s then outstanding voting securities (excluding acquisitions of voting securities by the Company or any of its subsidiaries, or an employee benefit plan maintained by the Company or any of its subsidiaries);

(2) the individuals who constituted the Board of Directors at the start of any two-year period cease for any reason to constitute over 50% of the Board of Directors by the end of such period; provided, however, that if the election, or nomination for election by the Company’s shareholders, of any new director was approved by a vote of over 50% of the Board of Directors, such new director shall be treated as a member of the original Board of Directors, unless such individual initially assumed office as a result of either an actual or threatened election or proxy contest;

(3) consummation of a merger, consolidation or reorganization involving the Company, unless (a) the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, over 50% of the combined voting power of all voting securities of the corporation resulting from such merger, consolidation or reorganization over which any person has beneficial ownership in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; (b) the individuals who were members of the Board of Directors immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute over 50% of the members of the board of directors of the surviving company; and (c) no person (other than the Company, any of its subsidiaries, any employee benefit plan maintained by the Company, the surviving company or any person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 20% or more of the then outstanding voting securities) has beneficial ownership of 20% or more of the combined voting power of the surviving company’s then outstanding voting securities;

(4) approval by the Company’s shareholders of a complete liquidation or dissolution of the Company;

(5) approval by the Company’s shareholders of an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any person (other than a transfer to a subsidiary of the Company); or

(6) any other event that the Board of Directors shall determine constitutes an effective change in control of the Company.

Employment Agreement—Mr. Diaz

Mr. Diaz’s employment agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Diaz is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Diaz is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, Mr. Diaz is entitled to a prorated portion of his short-term incentive target award in the year of termination (based upon actual performance). In the event of an Involuntary Termination, Mr. Diaz’s agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned in the year of termination (based upon actual performance) plus three times his base salary and short-term incentive target award in the year of termination. In addition, for a three-year period following his termination date, Mr. Diaz would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based restricted stock and performance-based restricted stock units and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options). Also, until the end of the second taxable year following the year of termination, Mr. Diaz would be entitled to substantially similar office space and the services of an administrative assistant. If Mr. Diaz’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement.

Employment Agreement—Mr. Breier

Mr. Breier’s Amended Agreement provides for severance payments if his employment is terminated under certain circumstances. Following termination for any reason, Mr. Breier is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, Mr. Breier is entitled to the following additional payments. If his employment is terminated by reason of death or Disability, Mr. Breier is entitled to a prorated portion of his short-term incentive target award in the year of termination (based upon actual performance). In the event of an Involuntary Termination, Mr. Breier’s Amended Agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned in the year of termination (based upon actual performance) plus two times his base salary and short-term incentive target award in the year of termination. Mr. Breier would also receive the prorated portion of the long-term incentive award earned in the year of termination (based upon actual performance), payable on such dates and in such manner as if he continued to be employed by the Company. In addition, for a two-year period following his termination date, Mr. Breier would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based restricted stock and performance-based restricted stock units and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options). If Mr. Breier’s employment is terminated by the Company for Cause, no additional payments are made under his Amended Agreement.

Employment Agreements—Other Named Executive Officers

Each of the other named executive officers’ employment agreements provides for severance payments under certain circumstances. Following termination for any reason, such other named executive officer is entitled to receive accrued wages through the date of termination, as well as any amounts owed to him pursuant to the terms and conditions of the benefit plans and programs of the Company. In addition, subject to the execution of a general release of claims satisfactory to the Company, such named executive officer is entitled to the following additional payments. If employment is terminated by reason of death or Disability, such named executive officer is entitled to a prorated portion of his short-term incentive target award (based upon actual performance) in the year of termination. If such named executive officer’s employment is subject to an Involuntary Termination, his employment agreement provides for a cash severance payment equal to the prorated portion of the short-term incentive award earned (based upon actual performance) in the year of termination plus one and one-half times his base salary and short-term incentive target award in the year of termination. In addition, for an 18-month period following his termination date, such named executive officer would be entitled to continued coverage under the Company’s employee benefit plans, additional vesting of service-based restricted stock and performance-based restricted stock units and stock options, and the opportunity to exercise the options within such time period (but in no event beyond the expiration of the original term of such options). If such named executive officer’s employment is terminated by the Company for Cause, no additional payments are made under his employment agreement.

Change in Control Severance Agreements

The Company also has entered into a change in control severance agreement with each of the named executive officers. These agreements provide for the payment of severance benefits under certain circumstances. These benefits become payable at any time within two years after a Change in Control of the Company if (a) the Company terminates the executive’s employment without Cause or (b) the executive terminates employment with the Company for Good Reason. The benefits to be afforded the named executive officers include: (a) a lump sum cash severance payment equal to three times base salary and short-term incentive target award as of the termination of employment or Change in Control date, whichever is greater; (b) continuation of health, dental, life and disability insurance coverage for three years; and (c) reimbursement of up to $5,000 for legal and accounting fees incurred as a result of the Change in Control.

Non-Solicitation and Non-Competition Covenants

Each of the named executive officers is subject to a non-solicitation covenant set forth in his employment agreement and change in control agreement. These non-solicitation covenants provide that during the term and for a one-year period thereafter (or for a two-year period with respect to Mr. Breier), the named executive officer will not aid, endeavor to solicit or induce any of the Company’s or its affiliates’ employees to leave their employment with the Company or such affiliate in order to accept employment with the named executive officer or any other person or entity.

Mr. Breier is also subject to a non-compete covenant set forth in his Amended Agreement. This non-compete covenant provides that during the term and for a one-year period thereafter, Mr. Breier will not, without the prior written approval of the chief executive officer of the Company (1) become an officer, employee, agent, partner or director of, or otherwise provide services to any other business in direct competition with the Company, or (2) solicit or attempt to take away any customer of the Company.

Stock Incentive Plans

Pursuant to the 2001 Stock Incentive Plan and the 2011 Stock Incentive Plan, upon death, Disability or a Change in Control, any service-based restricted stock and performance-based restricted stock units outstanding as of such date immediately vest, regardless of any other time or performance-related requirement and all outstanding options immediately become fully vested and exercisable until otherwise terminated, exercised or cancelled.

Long-Term Incentive Plan

Pursuant to the long-term incentive plan, if a participating named executive officer is terminated without Cause, or upon Retirement, such named executive officer will receive the prorated portion of his award for such year, calculated based upon actual achievement of performance goals, payable in three equal installments, one in each calendar year in which the first, second and third anniversary of Retirement or termination without Cause occurs. Upon death or Disability, such named executive officer (or his beneficiary) shall be entitled to receive his target award under the long-term incentive plan, payable within thirty days of death or Disability. Also pursuant to the long-term incentive plan, in the event of a Qualified Change in Control, a participating named executive officer will receive, within fifteen days of the Qualified Change in Control, a lump sum payment equal to the maximum award available for such named executive officer for the period in which the Qualified Change in Control occurs, without proration.

Summary of Potential Payments upon Termination or Change in Control

The following table sets forth the dollar amount of payments and benefits that each named executive officer would receive in various circumstances triggering payments under his employment agreement or his change in control severance agreement, as well as the Company’s 2001 Stock Incentive Plan, 2011 Stock Incentive Plan and long-term incentive plan as of December 31, 2012. For purposes of the following tables, all disclosures under the “Involuntary Termination,” “Change in Control,” “Death/Disability,” and “Retirement” columns assume an eligible triggering event, as described above, has occurred as of December 31, 2012.

	Involuntary Termination		Change in Control		Death/ Disability		Retirement
Paul J. Diaz
Cash payments	$5,901,620	(1)	$4,981,512	(2)	$738,002	(3)	—
Extended employee benefits	31,653	(4)	31,653	(4)	—		—
Equity awards	4,809,371	(5)	5,198,653	(6)	5,198,653	(6)	—
Office space and administrative assistant	220,000	(7)	—		—		—
Long-term incentive plan	370,846	(8)	922,502	(9)	461,251	(10)	—	(11)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$11,333,490		$11,139,320		$6,397,906		—

Benjamin A. Breier
Cash payments	$3,241,646	(12)	$4,050,033	(2)	$600,005	(3)	—
Extended employee benefits	16,634	(13)	24,951	(4)	—		—
Equity awards	2,030,265	(14)	5,389,583	(6)	5,389,583	(6)	—
Long-term incentive plan	271,352	(8)	675,006	(9)	337,503	(10)	—	(11)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$5,559,897		$10,144,573		$6,327,091		—

Richard A. Lechleiter
Cash payments	$1,326,203	(15)	$2,143,263	(2)	$267,908	(3)	—
Extended employee benefits	13,992	(16)	27,984	(4)	—		—
Equity awards	953,989	(17)	1,371,597	(6)	1,371,597	(6)	—
Long-term incentive plan	161,548	(8)	401,862	(9)	200,931	(10)	—	(11)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$2,455,732		$3,949,706		$1,840,436		—

Lane M. Bowen
Cash payments	$1,396,438	(15)	$2,020,161	(2)	$252,520	(3)	—
Extended employee benefits	11,000	(16)	21,999	(4)	—		—
Equity awards	821,595	(17)	1,115,304	(6)	1,115,304	(6)	—
Long-term incentive plan	152,270	(8)	378,780	(9)	189,390	(10)	$152,270	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$2,381,303		$3,541,244		$1,557,214		$152,270

Richard E. Chapman
Cash payments	$1,185,105	(15)	$1,915,233	(2)	$239,404	(3)	—
Extended employee benefits	12,999	(16)	25,998	(4)	—		—
Equity awards	656,785	(17)	931,234	(6)	931,234	(6)	—
Long-term incentive plan	144,361	(8)	359,106	(9)	179,553	(10)	$144,361	(8)
Reimbursement of legal/accounting fees	—		5,000		—		—

Total	$1,999,250		$3,236,571		$1,350,191		$144,361

(1)	This amount represents (i) the prorated award earned under the short-term incentive plan in the year of termination, payable on such date as if Mr. Diaz was still employed by the Company, plus (ii) three times the sum of his base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of termination.

(2)	These amounts represent three times the sum of such named executive officer’s base salary and target award under the short-term incentive plan in the year of termination, payable upon the effective date of termination.

(3)	These amounts represent a prorated portion of such named executive officer’s target award under the short-term incentive plan in the year of death or Disability, payable on the same date as if such named executive officer was still employed by the Company.

(4)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for a three-year period based upon the named executive officer’s current coverage as of December 31, 2012.

(5)	This amount represents the fair value of three years of additional vesting of outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 31, 2012 closing price of the Company’s Common Stock on the NYSE of $10.82.

(6)	These amounts represent the fair value of full vesting for all outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 31, 2012 closing price of the Company’s Common Stock on the NYSE of $10.82.

(7)	This amount represents the estimated cost to provide appropriate office space and an administrative assistant’s salary and benefits for a two-year period based upon the 2012 cost for these items.

(8)	These amounts represent the prorated portion of the actual award such named executive officer would have received under the long-term incentive plan in the year of termination without Cause or Retirement (if applicable), payable on the same dates as if such named executive officer was still employed by the Company. Because the Company has assumed for purposes of this table the eligible triggering event occurred as of December 31, 2012, these amounts represent the actual awards earned by the named executive officers for 2012 under the long-term incentive plan.

(9)	These amounts, payable under the long-term incentive plan within 15 days of a Qualified Change in Control, represent such named executive officer’s maximum award under the long-term incentive plan in the year of termination.

(10)	These amounts represent such named executive officer’s target award under the long-term incentive plan in the year of death or Disability, payable within 30 days of death or Disability.

(11)	Retirement awards are not payable under the long-term incentive plan until age 55. As such, Messrs. Diaz, Breier and Lechleiter would not be eligible to receive a retirement benefit under the long-term incentive plan if they retired as of December 31, 2012.

(12)	This amount represents (i) the prorated award earned under the short-term incentive plan in the year of termination, payable on such date as if Mr. Breier was still employed by the Company, plus (ii) two times the sum of his base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of termination.

(13)	This amount represents the Company’s cost to provide health, dental, life and long-term disability benefits for a two-year period based upon Mr. Breier’s current coverage as of December 31, 2012.

(14)	This amount represents the fair value of two years of additional vesting of outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 31, 2012 closing price of the Company’s Common Stock on the NYSE of $10.82.

(15)	These amounts represent (i) the prorated award earned by such named executive officer under the short-term incentive plan in the year of termination, payable on such date as if the named executive officer was still employed by the Company, plus (ii) one and one-half times the sum of his base salary and target award under the short-term incentive plan in the year of termination, payable within 14 days of such termination.

(16)	These amounts represent the Company’s cost to provide health, dental, life and long-term disability benefits for an 18-month period based upon the named executive officer’s current coverage as of December 31, 2012.

(17)	These amounts represent the fair value of 18 months of additional vesting of outstanding stock options, service-based restricted stock and performance-based restricted stock units calculated using the December 31, 2012 closing price of the Company’s Common Stock on the NYSE of $10.82.

Director Compensation

On March 3, 2012, the quarterly cash retainer for each non-employee director was reduced by 10% from $24,000 to $21,600 in connection with the Company’s overall cost-savings plan. During 2012, non-employee directors received: (1) the quarterly cash retainer referenced above; (2) an additional $4,000 quarterly retainer for the Audit Committee chair; and (3) an additional $2,500 quarterly retainer for the other committee chairs. In addition, the lead independent director received an additional quarterly retainer of $2,500.

Pursuant to the Company’s 2001 Equity Plan for Non-Employee Directors, as amended and restated (the “2001 Directors Plan”), on March 26, 2012, the Company issued to Mr. Kuntz and each non-employee director (other than Ms. Berzin, who had notified the Company that she did not intend to stand for re-election to the Board of Directors at the 2012 annual meeting) 10,650 shares of restricted Common Stock. These shares vest in full on the first anniversary of their grant date.

The Board of Directors adopted the 2012 Equity Plan for Non-Employee Directors in March 2012 (the “2012 Directors Plan”) subject to shareholder approval. The Company’s shareholders approved the 2012 Directors Plan on May 17, 2012. As of December 31, 2012, no equity awards have been granted under the 2012 Directors Plan.

Under both the 2001 Directors Plan and the 2012 Directors Plan, the Committee has the authority to grant stock options or restricted shares at its discretion to non-employee directors of the Company. Unless otherwise provided in the underlying award agreement (1) each stock option awarded under either plan will have an exercise price equal to the fair market value of the Common Stock on the date such option is granted, will vest in four equal annual installments beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all shares subject to the stock option shall immediately vest, and will have a ten-year term, and (2) each award of restricted shares will vest in four equal annual installments, beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all unvested restricted shares shall immediately vest. The 2001 Directors Plan and the 2012 Directors Plan expressly prohibit the Company from lowering the exercise price of previously awarded stock options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under such plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure. The 2001 Plan also permits stock options that are vested at the time of a director’s retirement or failure to be nominated for re-election to the Board of Directors to remain exercisable for the original life of the option.

The Company has recently revised its Stock Ownership Guidelines that apply to its non-employee directors. Pursuant to these guidelines, each non-employee director is required to own shares of the Company’s Common Stock valued at three times his or her annual cash retainer. The Company’s annual cash retainer for its non-employee directors was $86,400 in 2012. If the applicable ownership guideline is not achieved in any year following an annual calculation, the director is required to retain an amount equal to one hundred percent of net shares received under any equity award subsequently issued to such director.

DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding the fiscal 2012 compensation for all persons who served as a director of the Company during 2012.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (3)	All Other Compensation		Total
Edward L. Kuntz (4)	—	$100,004	—	$324,657	(5)	$424,661
Paul J. Diaz (6)	—	—	—	—		—
Joel Ackerman	$95,562	$100,004	—	—		$195,566
Ann C. Berzin (7)	$49,862	—	—	—		$49,862
Jonathan D. Blum	$88,062	$100,004	—	—		$188,066
Thomas P. Cooper, M.D.	$108,062	$100,004	—	—		$208,066
Christopher T. Hjelm	$88,062	$100,004	—	—		$188,066
Isaac Kaufman	$104,062	$100,004	—	—		$204,066
Frederick J. Kleisner	$88,062	$100,004	—	—		$188,066
Eddy J. Rogers, Jr	$98,062	$100,004	—	—		$198,066
John H. Short, Ph.D.	$88,062	$100,004	—	—		$188,066
Phyllis R. Yale	$88,062	$100,004	—	—		$188,066

(1)	This amount represents the aggregate grant date fair value, computed in accordance with FASB ASC Topic 718, of 10,650 shares of restricted Common Stock granted on March 26, 2012, which shares vest in full on the first anniversary of their date of grant. Grant date fair value is calculated using the March 26, 2012 closing price of the Company’s Common Stock on the NYSE of $9.39.

(2)	As of December 31, 2012, each director held the following number of unvested shares of restricted stock: Mr. Kuntz – 10,650 shares; Mr. Ackerman – 10,650 shares; Mr. Blum – 10,650 shares; Dr. Cooper – 10,650 shares; Mr. Hjelm – 13,583 shares; Mr. Kaufman – 10,650 shares; Mr. Kleisner – 10,650 shares; Mr. Rogers – 10,650 shares; Mr. Short – 13,583 shares; and Ms. Yale – 12,650 shares.

(3)	There were no option awards granted during 2012. As of December 31, 2012, each director held the following number of outstanding, unexercised stock options: Mr. Kuntz – 109,457; Mr. Ackerman – 15,000; Mr. Blum – 15,000; Dr. Cooper – 47,105; Mr. Kaufman – 27,477; Mr. Kleisner – 11,250 and Mr. Rogers – 53,648.

(4)	Mr. Kuntz is compensated as an employee of the Company and does not receive any additional compensation for serving as a director of the Company. Additional details about Mr. Kuntz’s compensation arrangement are set forth below.

(5)	This amount includes compensation awarded to Mr. Kuntz pursuant to the terms of his employment agreement with the Company, which is discussed below, and includes base salary, contributions for the benefit of Mr. Kuntz to the Company’s 401(k) Plan, and the taxable value of life insurance premiums paid by the Company, as follows:

Base Salary	401(k)	Life	Total
$321,731	$500	$2,426	$324,657

Mr. Kuntz’s 2012 base salary was reduced by 10% from the prior year in connection with the Company’s overall cost-savings plan.

(6)	Mr. Diaz is compensated as an executive officer of the Company and does not receive any additional compensation for serving as a director of the Company. See the Summary Compensation Table beginning on page 37.

(7)	Ms. Berzin notified the Company on February 22, 2012 that she did not intend to stand for re-election to the Board of Directors at the 2012 annual meeting. Ms. Berzin’s term as a member of the Board of Directors expired on May 17, 2012 upon conclusion of the 2012 annual meeting. As of December 31, 2012, Ms. Berzin held 26,170 outstanding unexercised options.

On March 20, 2009, the Company entered into an employment agreement with Mr. Kuntz, effective as of May 20, 2009, pursuant to which Mr. Kuntz stepped down as Executive Chair of the Board of Directors and now serves as Chair of the Board of Directors. As Chair, Mr. Kuntz coordinates all matters and committee activities of the Board of Directors, acts as the principal liaison between the Board of Directors and senior management and provides information and guidance to the Board of Directors and the Company’s Chief Executive Officer. In addition, the employment agreement terminated his prior change in control severance agreement with the Company effective May 20, 2009.

Pursuant to his employment agreement, Mr. Kuntz’s base salary was $350,000. In 2012, Mr. Kuntz’s base salary was reduced by 10% in connection with the Company’s overall cost-savings plan. During his service as Chair of the Board of Directors, Mr. Kuntz also will participate in certain employee benefit plans of the Company. Mr. Kuntz is not eligible to participate in any cash incentive plan of the Company. During his service as Chair of the Board of Directors, Mr. Kuntz will continue to vest in any outstanding equity awards in accordance with their original terms and conditions. In addition, Mr. Kuntz will continue to be eligible to participate in the Company’s equity incentive plan for employees, provided that any equity awards that may be granted to Mr. Kuntz will, to the extent permitted by applicable law and the terms and conditions of the equity incentive plan, be substantially comparable to equity awards granted to the Company’s non-employee directors.

Also pursuant to his employment agreement, Mr. Kuntz will have an additional one year following the date his employment with the Company is terminated in which to exercise his stock options; provided that in no event will Mr. Kuntz be entitled to exercise any such option beyond the original expiration date of such option. In addition, on the date Mr. Kuntz’s employment is terminated for any reason other than death, Disability or cause, Mr. Kuntz will be entitled to (1) coverage under certain of the Company’s employee benefit plans for three years, and (2) receipt of his computer and office furniture. These benefits are consistent with the benefits provided to Mr. Kuntz under the previous employment agreement except that the current agreement removes the cash severance component that was included in Mr. Kuntz’s previous employment agreement. The current employment agreement provides for no other severance payments or benefits if Mr. Kuntz’s employment as Chair of the Board of Directors is terminated.

COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee of the Board is composed entirely of independent directors satisfying the requirements of the NYSE listing standards. The Committee is composed of Mr. Eddy J. Rogers, Jr. (Chair), Mr. Joel Ackerman, Mr. Jonathan D. Blum and Ms. Phyllis R. Yale. The Executive Compensation Committee is responsible for establishing and administering the policies and programs that govern both annual cash compensation and equity-based incentive compensation plans for the executive officers of the Company.

The Executive Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section with management. Based upon the foregoing review and discussion with management, the Executive Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this proxy statement.

All members of the Executive Compensation Committee of the Company listed below submit the foregoing report.

EXECUTIVE COMPENSATION COMMITTEE

Eddy J. Rogers, Jr., Chair

Joel Ackerman

Jonathan D. Blum

Phyllis R. Yale

Executive Compensation Committee Interlocks and Insider Participation

Mr. Eddy J. Rogers, Jr. (Chair), Mr. Joel Ackerman, Mr. Jonathan Blum and Ms. Phyllis R. Yale served on the Executive Compensation Committee of the Board of Directors for all of 2012. None of the persons who served on the Executive Compensation Committee during the last completed fiscal year is, or has been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any other entity that has, or has had, one or more of its executive officers serving as a member of the Company’s Board of Directors.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is composed of four directors. Each member of the Audit Committee is independent and financially literate as defined in the NYSE listing standards. Mr. Isaac Kaufman (Chair), Thomas P. Cooper, M.D., Christopher T. Hjelm and Mr. Frederick J. Kleisner served on the Audit Committee for all of 2012. Ms. Ann C. Berzin served on the Audit Committee from January 1, 2012 until May 17, 2012.

The Audit Committee reviews the Company’s financial reporting processes on behalf of the Board of Directors and monitors the Company’s efforts to comply with certain aspects of the Sarbanes-Oxley Act of 2002. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP. Management is responsible for the financial statements and the underlying financial reporting processes, including the system of internal controls. PricewaterhouseCoopers LLP is responsible for auditing the Company’s financial statements, expressing an opinion on the conformity of such audited consolidated financial statements with accounting principles generally accepted in the United States of America (“GAAP”), and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Management has represented to PricewaterhouseCoopers LLP and the Audit Committee that the Company’s audited consolidated financial statements were prepared in accordance with GAAP.

The Audit Committee held four meetings during 2012. The Audit Committee discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board AU 380, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.

The Audit Committee also discussed with the Company’s internal auditors and with PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee meets periodically with the Company’s internal auditors and with PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and the overall quality and transparency of the Company’s financial reporting.

In reliance upon the reviews and discussions referenced above and the report of the independent registered public accounting firm with respect to the audited consolidated financial statements, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.

All members of the Audit Committee of the Company listed below submit the foregoing report.

AUDIT COMMITTEE

Isaac Kaufman, Chair

Thomas P. Cooper, M.D.

Christopher T. Hjelm

Frederick J. Kleisner

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table represents aggregate equity compensation plan information as of December 31, 2012 with respect to (1) equity plans that were approved by the Company’s shareholders, and (2) equity plans that have been subsequently approved by the Company’s shareholders but had not been approved by the Company’s shareholders at the time of certain equity grants.

Equity Compensation Plan Information

(as of December 31, 2012)

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,686,294	(2)	$18.41	2,301,320	(3)
Equity compensation plans not approved by security holders	77,203	(4)	$12.59	—

Total	1,763,497		$18.16	2,301,320

(1)	The 2001 Stock Incentive Plan, 2011 Stock Incentive Plan and 2012 Directors Plan have each been approved by the Company’s shareholders and are included in these totals. The 2001 Directors Plan was approved by the Company’s shareholders on May 18, 2004 (with certain amendments thereto approved by the Company’s shareholders on May 31, 2007).

(2)	Represents 1,541,526 shares of Common Stock underlying outstanding stock options granted pursuant to the 2001 Stock Incentive Plan and 144,768 shares of Common Stock underlying stock options granted to non-employee directors pursuant to the 2001 Directors Plan after the date on which the 2001 Directors Plan was approved by the shareholders. No option awards had been granted under the 2011 Stock Incentive Plan or the 2012 Directors Plan as of December 31, 2012.

(3)	Restricted Common Stock and other forms of equity awards may be issued pursuant to the 2011 Stock Incentive Plan, the 2001 Directors Plan and the 2012 Directors Plan. Pursuant to its terms, no equity awards remain available for issuance after March 26, 2012 under the 2001 Incentive Plan.

(4)	This amount includes shares of Common Stock underlying stock options granted to non-employee directors pursuant to the 2001 Directors Plan prior to May 18, 2004, the date on which the Directors Plan was approved by the Company’s shareholders. Set forth below is additional information with respect to the 2001 Directors Plan.

The Company maintains the 2001 Directors Plan to promote the Company’s interests and the interests of its shareholders by allowing the Company to attract and retain highly qualified non-employee directors by permitting them to obtain or increase their proprietary interest in the Company. The Board of Directors initially adopted the 2001 Directors Plan on May 21, 2001. The Board of Directors amended and restated the 2001 Directors Plan on March 19, 2004, subject to shareholder approval, which was obtained at the Company’s annual meeting on May 18, 2004. On May 31, 2007, the Company’s shareholders approved additional amendments to the 2001 Directors Plan.

Currently, the 2001 Directors Plan provides the Executive Compensation Committee with the authority to grant stock options or restricted shares at its discretion to non-employee directors of the Company. Unless otherwise provided in the underlying award agreement (1) each stock option awarded under the 2001 Directors Plan will have an exercise price equal to the fair market value of the Common Stock on the date such option is granted, will vest in four equal annual installments beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all shares subject to the stock option shall immediately vest, and will have a ten-year term, and (2) each award of restricted shares will vest in four equal annual installments, beginning on the first anniversary of the date of grant, except in the event of a change in control, in which case all unvested restricted shares shall immediately vest. The 2001 Directors Plan expressly prohibits the Company from lowering the exercise price of previously awarded stock options, except as necessary to prevent dilution or enlargement of the rights of non-employee directors under the 2001 Directors Plan in the event of a merger, reorganization, consolidation, recapitalization, spin-off or similar change in corporate structure. The 2001 Directors Plan also permits stock options that are vested at the time of a director’s retirement or failure to be nominated for re-election to the Board of Directors to remain exercisable for the original life of the option.

PROPOSAL 2.    ADVISORY VOTE ON THE

COMPANY’S EXECUTIVE COMPENSATION PROGRAM

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act entitle the Company’s shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s (1) Chief Executive Officer, (2) Chief Financial Officer, and (3) three other most highly compensated executive officers during 2012, which are collectively referred to as the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s rules.

As described in detail in this proxy statement under the heading “Compensation Discussion and Analysis” beginning on page 16, the Company’s executive compensation programs are designed to attract, motivate, and retain the Company’s executive officers, who are critical to the Company’s success. Under these programs, the Company’s executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals, and the realization of increased shareholder value. Please see “Compensation Discussion and Analysis” beginning on page 16 for additional details about the Company’s executive compensation program, including information about the fiscal year 2012 compensation of the Company’s named executive officers.

The Executive Compensation Committee continually reviews the compensation program for the Company’s executive officers to ensure they achieve the desired goals of aligning the Company’s executive compensation program with its shareholders’ interests and current market practices. The Company also has several governance policies in place to align executive compensation with shareholder interests and mitigate risks in its compensation plans, including stock ownership guidelines, limited perquisites, and a prohibition against hedging.

The Company is asking its shareholders to indicate their support for the named executive officer compensation as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the Company’s executive compensation program. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company will ask its shareholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Executive Compensation Committee or the Board of Directors. The Board of Directors and the Executive Compensation Committee value the opinions of the Company’s shareholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Company will consider its shareholders’ concerns and the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors unanimously recommends that shareholders vote FOR the approval, on an advisory basis, of the Company’s executive compensation program

PROPOSAL 3.    PROPOSAL TO APPROVE THE

KINDRED HEALTHCARE, INC. SHORT-TERM INCENTIVE PLAN

The Kindred Healthcare, Inc. Short-Term Incentive Plan (the “2013 STIP”) is intended to promote the Company’s interests and the interests of its shareholders by providing key employees of the Company and its affiliates, who are largely responsible for the management, growth and/or success of Kindred and its affiliates, with incentives and rewards based upon defined Company operating and individual management goals.

While the Executive Compensation Committee has the ability to determine which key employees will be eligible to participate in the 2013 STIP, the Company expects that approximately 1,700 employees will be selected for participation in the 2013 STIP, including the named executive officers and each of the Company’s vice presidents.

The Company has structured the 2013 STIP to allow for the grant of awards which may be considered “performance-based compensation” within the meaning of Section 162(m) of the Code (a “Qualifying Award”). Under Section 162(m), the amount of compensation earned by the Chief Executive Officer, and any employee, other than the Chief Financial Officer, whose compensation is required to be reported to shareholders by reason of such employee being among the three other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1 million per person, except that a Qualifying Award will be excluded for purposes of calculating the amount of compensation subject to the $1 million limitation. Although not all awards granted under the 2013 STIP will be Qualifying Awards, the Company wishes to make certain grants of Qualifying Awards based upon the performance criteria set forth in the 2013 STIP. The 2013 STIP must be approved by the Company’s shareholders in order that compensation paid pursuant to the 2013 STIP may qualify as a Qualifying Award. As such, the Company is seeking shareholder approval of the 2013 STIP for this purpose.

The following summary of the 2013 STIP is qualified in its entirety by the specific language of the 2013 STIP, which is attached as Annex A to this proxy statement.

Awards

The 2013 STIP provides the opportunity for officers and other key employees, including all named executive officers, to earn bonuses based upon the achievement of financial and quality performance goals established each fiscal year. The Executive Compensation Committee, which administers the plan, identifies officers and other classes of employees who are eligible to participate in the 2013 STIP based upon their ability to contribute to the Company’s success.

As early as practicable after the start of each calendar year (and within 90 days of the start of a calendar year, for any Qualifying Award), the Executive Compensation Committee determines who will participate in the 2013 STIP for that year, determines the range of possible awards that may be payable to each participant according to his or her position, and establishes written performance goals. The range of possible awards is expressed as a percentage of a participant’s annual base salary. No Qualifying Award under the 2013 STIP may exceed $2.5 million.

Performance goals for Qualifying Awards may relate to whatever time period specified by the Executive Compensation Committee and may be expressed in terms of (1) net income, (2) operating net income, (3) return on assets, (4) return on capital, (5) return on equity, (6) return on economic capital, (7) return on sales, (8) revenue, (9) net sales, (10) pre-tax profit, (11) gross profit, (12) operating gross profit, (13) cash flow, (14) free cash flow, (15) free cash flow per share, (16) operating cash flows, (17) productivity or efficiency ratios, (18) share price, (19) total shareholder return, (20) earnings per share, (21) budget and expense management, (22) customer satisfaction, (23) safety, (24) market share, (25) high value client growth, (26) customer growth, (27) working capital turnover and targets, (28) margins, (29) account receivable collection days, (30) consolidated earnings before interest (including taxes, depreciation and amortization, rent and/or management fees), (31) achievement of Company’s strategic plan, (32) economic value added, or (33) any combination of the foregoing. Performance goals for non-Qualifying Awards may be based upon any of the foregoing, as well as such other goals as the Executive Compensation Committee may determine. Any component of the performance goals may be based, in whole or in part, upon the performance of one of the Company’s affiliates, divisions or any combination thereof. Please see the “Cash Incentives” portion of the Compensation Discussion and Analysis section beginning on page 23 for a description of the specific financial and quality goals used to determine awards for 2012 under the current short-term incentive plan.

In establishing the performance goals for any award period, the Executive Compensation Committee may provide that performance will exclude the impact of (1) unusual, non-recurring or extraordinary items, (2) any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets, (3) any impact of a change in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company or its subsidiaries after the goal is established, (4) any gain, loss, income or expense for the award period related to restructuring activities, (5) any items of gain, loss, income or expense for the award period determined in accordance with GAAP (if applicable) and as identified in the financial statements, notes thereto or management discussion and analysis, (6) any gain, loss, income or expense for the award period related to discontinued operations or expense related to environmental liabilities attributable to former facilities, (7) any one-time impact of the refinancing or repurchase of bank loans or debt securities, (8) any impact of unbudgeted capital expenditures, (9) any impact of asset impairments, (10) any impact of the issuance or repurchase of equity securities and or other changes in the number of outstanding shares, (11) any gain, loss, income or expense related to the conversion of some or all of convertible securities to common stock, (12) any material changes to reimbursement, including reimbursement from the Medicare and Medicaid programs, (13) any one-time costs associated with operational restructurings or cost mitigations strategies, and (14) any severance charges.

Both the potential awards that may be payable to participants and performance goals are expressed in a matrix in terms of ranges, allowing for varying levels of attainment of such goals and corresponding payment of awards. Both ranges have minimum, target and maximum levels, and achievement of goals and payment of awards may fall anywhere between the minimum and maximum levels. Notwithstanding the foregoing, no awards will be granted under the 2013 STIP unless and until certain minimum levels of performance are achieved.

In addition, the Executive Compensation Committee retains the right to administer the 2013 STIP in its discretion, including the ability to increase cash awards (other than non-Qualifying Awards) or decrease cash awards for one or more participants to reflect individual performance or other special or unforeseen events or circumstances, such as restatements of the Company’s financial statements.

Payment of Benefits

Within two and one-half months after the end of each calendar year, the Executive Compensation Committee determines whether, and to what extent, the performance goals with respect to each award were achieved, and the percentage of achievement corresponding to that performance. On that basis, the Executive Compensation Committee determines the amount of each participant’s actual award by multiplying that percentage by the participant’s base salary. If minimum levels of performance goals are not achieved, a participant will not be paid any bonus under the 2013 STIP for that year. In addition, payment of awards are conditioned upon a participant’s compliance with the Company’s policies and with satisfactory delivery of services during the year. Departures from such compliance or delivery of services may result in a participant’s forfeiture of a potential award, as well as disqualification from participation in the 2013 STIP. Awards earned are generally paid in cash within 30 days after the determination of the amounts by the Executive Compensation Committee. In some cases, awards may be subject to an additional vesting period of up to four years, as indicated in the individual award agreement. If subject to such additional vesting, the award will be paid within two and one-half months of the end of such additional vesting period, provided the participant is still employed by the Company as of such date.

Termination of Employment

In the event a participant’s employment is terminated for any reason prior to the date of payment of an award under the 2013 STIP, such participant will not be entitled to any bonus under the 2013 STIP, except for those employees who have an employment agreement or a change in control agreement that expressly provides for payment of a bonus under the 2013 STIP in limited circumstances.

Adjustments to Performance Goals

If an event occurs that would reasonably be expected to have a substantial impact on the achievement of the performance goals, the Executive Compensation Committee will review the effects of this event on the goals. The Executive Compensation Committee may adjust the performance goals as it determines, in its absolute discretion, to be appropriate under the circumstances. Transactions or events that would trigger such a review and possible adjustments include, but are not limited to, a merger or consolidation of the Company or acquisition or disposition by the Company of any substantial business unit. With respect to Qualified Awards, any such adjustments must be made in a manner that complies with Section 162(m) of the Code.

Company Change in Control

In the event of a Change in Control of the Company (as defined in the 2013 STIP), the Company (or its successor) shall either (1) continue or assume all outstanding awards under the 2013 STIP, or (2) pay a bonus under the 2013 STIP, calculated as if the performance goals were achieved at the target level for the calendar year in which such Change in Control occurs without any proration, within 15 days after the Change in Control. Outstanding awards that are continued or assumed (rather than paid) in connection with a Change in Control also may be triggered for payment if a participant’s employment is terminated without cause in the same performance period as such Change in Control (a “Double Trigger Acceleration”).

Recoupment

The Company shall have the authority to recoup, and a participant shall have the obligation to repay, all or any portion of any award paid under the 2013 STIP that may be required to be recouped under federal or state laws, Company policy or listing requirements of the applicable securities exchange.

Amendment or Termination of the 2013 STIP

The Executive Compensation Committee may amend, modify or terminate the 2013 STIP at any time in its absolute discretion. Upon a termination or partial termination of the 2013 STIP, affected participants will receive (unless the Executive Compensation Committee determines otherwise) a bonus, prorated based upon the number of full months elapsed in the year in which such termination or partial termination occurs, calculated as if performance goals were achieved at the target level.

Benefits

Set forth below are the projected minimum, target and maximum awards under the 2013 STIP applicable to the named executive officers and other specified employees, expressed as a percentage of base salary of such persons. Because the Company currently anticipates that the Executive Compensation Committee will treat awards under the 2013 STIP similarly to previous awards under the Company’s current short-term incentive plan, these percentages are based upon the Company’s short-term incentive plan for 2012 and anticipated changes for 2013. This information is subject to change since (1) the Executive Compensation Committee has the discretion to annually determine a range of possible awards that may be payable to each participant according to his or her position, and (2) awards under the 2013 STIP are subject to achieving annual performance objectives. The exact amount that will be payable under each award is not determinable at this time. Awards earned during the 2012, 2011 and 2010 fiscal years under the Company’s current short-term incentive plan are reflected in the Summary Compensation Table beginning on page 37.

Name	Percentage of Base Salary
	Minimum	Target	Maximum
Paul J. Diaz Chief Executive Officer	16%	100%	169%
Benjamin A. Breier President and Chief Operating Officer	32%	80%	135%
Richard A. Lechleiter Executive Vice President and Chief Financial Officer	24%	60%	101%
Lane M. Bowen Executive Vice President and President, Nursing Center Division	24%	60%	101%
Richard E. Chapman Executive Vice President and Chief Administrative and Information Officer	24%	60%	101%
All current executive officers as a group	16 – 32%	48 – 80%	81 – 135%
All employees, including all current officers who are not executive officers, as a group	4 – 20%	10 – 50%	17 – 84%

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Company’s Short-Term Incentive Plan

PROPOSAL 4.    PROPOSAL TO APPROVE THE

KINDRED HEALTHCARE, INC. 2013 LONG-TERM INCENTIVE PLAN

The Kindred Healthcare, Inc. 2013 Long-Term Incentive Plan is intended to advance the interests of the Company by motivating and rewarding those employees who have a direct, measurable opportunity to advance the Company’s goals and promote the growth and long-range interests of the Company. In addition, the 2013 LTIP is intended to link participants’ compensation to the performance both of the Company and of the individual plan participants, align management’s interests with the interests of shareholders, and encourage effective management and overall corporate success.

While the Executive Compensation Committee has the ability to determine which key employees will be eligible to participate in the 2013 LTIP, the Company expects that approximately 130 employees will be selected for participation in the 2013 LTIP, including the named executive officers and each of the Company’s vice presidents.

The Company has structured the 2013 LTIP to allow for the grant of awards which may be considered “performance-based compensation” within the meaning of Section 162(m) of the Code (a “Qualifying Award”). Under Section 162(m), the amount of compensation earned by the Chief Executive Officer, and any employee, other than the Chief Financial Officer, whose compensation is required to be reported to shareholders by reason of such employee being among the three other most highly paid executive officers of the Company in the year for which a deduction is claimed by the Company (including its subsidiaries) is limited to $1 million per person, except that a Qualifying Award will be excluded for purposes of calculating the amount of compensation subject to the $1 million limitation. Although not all awards granted under the 2013 LTIP will be Qualifying Awards, the Company intends to make certain grants of Qualifying Awards based upon the performance criteria set forth in the 2013 LTIP. The 2013 LTIP must be approved by the Company’s shareholders in order that compensation paid pursuant to the 2013 LTIP may qualify as a Qualifying Award. As such, the Company is seeking shareholder approval of the 2013 LTIP for this purpose.

The following summary of the 2013 LTIP is qualified in its entirety by the specific language of the 2013 LTIP, which is attached as Annex B to this proxy statement.

Awards

The 2013 LTIP provides for performance-based awards payable to officers and other key employees, including all named executive officers, based upon a participant’s position in the Company and the achievement of specified performance goals.

The Executive Compensation Committee, which administers the plan, sets performance periods of at least one calendar year during which the Company’s performance will be measured against specified performance goals. Within 90 days after the start of each performance period, the Executive Compensation Committee will: (1) identify officers and other employees participating in such performance period (based upon their ability to contribute to the success of the Company), (2) establish the performance goals applicable to such performance period, (3) determine which performance goals apply to which participants, and (4) establish, for each participant, a target award for such performance period, along with a matrix to determine the award payable to each participant as a percentage of the target award (based upon the degree of achievement of the applicable performance goals and such participant’s base salary).

Performance goals for Qualifying Awards may relate to whatever time period specified by the Executive Compensation Committee and may be expressed in terms of (1) net income, (2) operating net income, (3) return on assets, (4) return on capital, (5) return on equity, (6) return on economic capital, (7) return on sales, (8) revenue, (9) net sales, (10) pre-tax profit, (11) gross profit, (12) operating gross profit, (13) cash flow, (14) free cash flow, (15) free cash flow per share, (16) operating cash flows, (17) productivity or efficiency ratios, (18) share price, (19) total shareholder return, (20) earnings per share, (21) budget and expense management, (22) customer satisfaction, (23) safety, (24) market share, (25) high value client growth, (26) customer growth, (27) working capital turnover and targets, (28) margins, (29) account receivable collection days, (30) consolidated earnings before interest (including taxes, depreciation and amortization, rent and/or management fees), (31) consolidated earnings before interest, taxes, depreciation and amortization, (32) consolidated earnings before interest, taxes, depreciation, amortization and rent, (33) consolidated earnings before interest, taxes, depreciation, amortization, rent and corporate overhead, (34) achievement of the Company’s strategic plan, (35) economic value added, or (36) any combination of the foregoing. Performance goals for non-Qualifying Awards may be based upon any of the foregoing, as well as such other goals as the Executive Compensation Committee may determine. In addition, the performance goals established by the Executive Compensation Committee may (1) be based, in whole or in part, on the performance of one of the Company’s affiliates, divisions or any combination thereof, (2) be different for each performance period, and (3) apply to all or only a specified number of participants.

In establishing the performance goals for any award period, the Executive Compensation Committee may provide that performance will exclude the impact of (1) unusual, non-recurring or extraordinary items, (2) any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets, (3) any impact of a change in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company or its subsidiaries after the goal is established, (4) any gain, loss, income or expense for the performance period related to restructuring activities, (5) any items of gain, loss, income or expense for the performance period determined in accordance with GAAP (if applicable) and as identified in the financial statements, notes thereto or management discussion and analysis, (6) any gain, loss, income or expense for the award period related to discontinued operations or expense related to environmental liabilities attributable to former facilities, (7) any one-time impact of the refinancing or repurchase of bank loans or debt securities, (8) any impact of unbudgeted capital expenditures, (9) any impact of asset impairments, (10) any impact of the issuance or repurchase of equity securities and or other changes in the number of outstanding shares, (11) any gain, loss, income or expense related to the conversion of some or all of convertible securities to common stock, (12) any material changes to reimbursement, including reimbursement from the Medicare and Medicaid programs, (13) any one-time costs associated with operational restructurings or cost mitigations strategies, and (14) any severance charges.

Within 90 days following the end of each performance period, the Executive Compensation Committee will determine the award payable to each participant based upon the degree of achievement of the applicable performance goals. Awards under the 2013 LTIP shall be paid in the calendar year following the year in which the applicable performance period ended, unless otherwise provided in the applicable award agreement. No Qualifying Award will exceed $7.5 million for a performance period greater than one calendar year or $5 million for any performance period equal to one calendar year. Notwithstanding the foregoing, no awards will be paid under the 2013 LTIP unless and until certain minimum levels of performance are achieved.

The Executive Compensation Committee retains the right to administer the 2013 LTIP in its discretion, including the ability to increase cash awards (other than Qualifying Awards) or decrease cash awards for one or more participants to reflect individual performance or other special or unforeseen events or circumstances, such as restatements of the Company’s financial statements. The Executive Compensation Committee also retains the right to grant awards with terms and conditions that vary from those set forth in the 2013 LTIP and described herein, provided that such terms are determined by the Executive Compensation Committee in its sole discretion, and, with respect to Qualifying Awards, are determined no more than 90 days after the start of the performance period and are set forth in a written award agreement.

Termination of Employment

Generally, if a participant terminates employment voluntarily for any reason or the Company terminates his or her employment for Cause (as defined in the 2013 LTIP), that participant will not receive any unpaid portions of any awards.

Except as may be otherwise set forth in the applicable award letter, if a participant’s employment is terminated after attaining the age of 55 or a participant’s employment is terminated by the Company without Cause at any time, that participant will be entitled to receive any unpaid portions of awards from previous performance periods and a prorated amount of the award earned in the current year based upon the number of full months elapsed in the performance period before such participant’s departure from the Company.

Except as may be otherwise set forth in the applicable award letter, in the event of a participant’s death or Disability (as defined in the 2013 LTIP), the participant or his or her beneficiary will be entitled to receive such participant’s target award for any applicable performance periods, which may be prorated based upon the number of days that elapsed in the performance period before the participant’s death or Disability and will be paid in a lump sum in cash no later than 30 days after the date of the participant’s death or Disability, as will any unpaid award amounts from previous performance periods.

Adjustments to Performance Goals

If an event occurs that would reasonably be expected to have a substantial impact on the performance goals for the Company, the Executive Compensation Committee will review, in good faith, the possible effects on the goals. The Executive Compensation Committee has full discretion to adjust the applicable performance goals, performance periods and award percentages after a good-faith review of the circumstances and consultation with Company management. Transactions or events that would trigger such a review and possible adjustments include, but are not limited to, a merger or consolidation of the Company or acquisition or disposition by the Company of any substantial business unit. With respect to Qualified Awards, any such adjustments must be made in a manner that complies with Section 162(m) of the Code.

Company Change in Control

Except as may be otherwise set forth in the applicable award letter, in the event of a Change in Control of the Company (as defined in the 2013 LTIP), the Company (or its successor) shall either (1) continue or assume all outstanding awards under the 2013 LTIP, or (2) pay a lump sum cash bonus under the 2013 LTIP, calculated as if the performance goals were achieved at the target level for the performance period in which such Change in Control occurs. Outstanding awards that are continued or assumed (rather than paid) in connection with a Change in Control are also subject to Double Trigger Acceleration (provided that termination occurs within 24 months of the Change in Control), in which case such awards will be payable in a lump sum cash bonus as if the applicable performance goals were achieved at the target level.

Recoupment

The Company will be entitled to recoup, and a participant shall have the obligation to repay, all or any portion of any award paid under the 2013 LTIP, to the extent permitted or required under applicable laws, Company policy or the listing requirements of the applicable securities exchange.

Amendment or Termination of the 2013 LTIP

The Executive Compensation Committee has the right to amend, modify or terminate the 2013 LTIP at any time, provided that such action will not adversely affect the payment of awards for a performance period that has ended prior to such action, except that the Executive Compensation Committee may accelerate the payment of awards.

Benefits

The New Plan Benefits Table below sets forth the minimum and maximum amount of the award granted to Mr. Diaz pursuant to the 2013 LTIP, as described further below. No other awards have been granted pursuant to the 2013 LTIP, and the Company does not expect to make any additional awards pursuant to the 2013 LTIP until

2014. Because the grant of awards under the 2013 LTIP will be within the discretion of the Executive Compensation Committee, and because the 2013 LTIP is dissimilar from the current long-term incentive plan in that awards will typically relate to multi-year performance periods, it is not possible at this time to determine the awards that will be made to the other named executive officers or other employees.

Diaz LTIP Award. The Executive Compensation Committee granted a one-time award under the 2013 LTIP to Mr. Diaz on March 25, 2013 (the “Diaz LTIP Award”), as part of the Company’s goal to ensure successful succession planning and to further enhance Mr. Diaz’s compensation if there is significant increase in the Company’s stock price. The award, which was granted subject to shareholder approval of the 2013 LTIP, provides for a bonus based upon the Company’s total shareholder return over the period from December 31, 2012 to August 31, 2015, at which time the Company expects to effectuate Mr. Breier’s transition to the office of Chief Executive Officer of the Company. In the view of the Executive Compensation Committee, Mr. Diaz’s continued commitment to the Company and focus on maximizing value for shareholders during this period leading up to Mr. Breier’s appointment will be essential to a smooth transition and ensuring Company success in future years, and therefore the Executive Compensation Committee determined that granting the Diaz LTIP Award was in the best interests of the Company. Pursuant to the Diaz LTIP Award, Mr. Diaz may receive an award of between $0 and $5,000,000, based upon the Company’s total shareholder return during the performance period, where total shareholder return is defined as the annualized rate of return reflecting the appreciation of Company common stock plus reinvestment of dividends and the compounding effects of dividends paid on reinvested dividends, and rounded to the nearest whole percentage point. In the event that Mr. Diaz’s employment is terminated without cause, as such term is defined in the 2013 LTIP, or Mr. Diaz resigns for good reason, as such term is defined in his employment agreement with the Company, during the performance period, the award will remain outstanding and will be paid following the end of the performance period based upon the Company’s total shareholder return as if Mr. Diaz had remained employed with the Company throughout the performance period. In the event that Mr. Diaz’s employment is terminated by reason of his death or disability during the performance period, the award will be paid based upon the Company’s total shareholder return as of the date of his termination of employment. If Mr. Diaz’s employment is terminated during the performance period for any other reason, the award will be forfeited. In the event that a Change in Control occurs during the performance period, Mr. Diaz will receive the award calculated based upon the Company’s total shareholder return as of the date of the Change in Control. In connection with receipt of this award, Mr. Diaz will be subject to non-solicitation and non-competition covenants for one year following the termination of his employment. In the event that he violates either of those covenants, he will be required to repay the award in full.

New Plan Benefits (1)

2013 LTIP

Name	Minimum	Maximum
Paul J. Diaz	$0	$5,000,000
Chief Executive Officer

(1)	These amounts reflect the Diaz LTIP Award, which is the only award that has been granted by the Executive Compensation Committee pursuant to the 2013 LTIP as of the date of this filing. This award is subject to shareholder approval of the 2013 LTIP, and its terms are further described above.

The Board of Directors unanimously recommends that shareholders vote FOR the approval of the Company’s 2013 Long-Term Incentive Plan

PROPOSAL 5.    PROPOSAL TO RATIFY THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR FISCAL YEAR 2013

The firm of PricewaterhouseCoopers LLP has been retained as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the 2013 fiscal year and to audit the Company’s internal control over financial reporting as of December 31, 2013.

Although the Company’s bylaws do not require that the Company’s shareholders ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the Company’s shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees Paid to PricewaterhouseCoopers LLP

The following information presents the fees for services rendered by PricewaterhouseCoopers LLP for the years ended December 31, 2012 and 2011. The Audit Committee approved all services required to be so approved during 2012.

Audit Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audits of the consolidated financial statements of the Company, audits of the Company’s internal control over financial reporting as of December 31, 2012 and 2011, review of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for each of the referenced years were $3,019,526 and $3,507,104, for the years ended December 31, 2012 and 2011, respectively.

Audit-Related Fees

The aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in the audit fees listed above were $70,000 and $68,000, for the years ended December 31, 2012 and 2011, respectively. For 2012 and 2011, these fees were primarily related to employee benefit plan audits.

Tax Fees

There were no fees billed by PricewaterhouseCoopers LLP for the year ended December 31, 2012 for tax compliance, tax advice or tax planning services. For the year ended December 31, 2011, tax fees include $264,675 for tax compliance services provided in connection with the preparation of tax returns for RehabCare and its subsidiaries pursuant to an engagement entered into by RehabCare prior to the RehabCare merger, of which the Company paid $120,000, representing amounts billed to RehabCare following the RehabCare merger.

All Other Fees

PricewaterhouseCoopers LLP billed the Company $237,794 for the year ended December 31, 2012 in connection with survey matters involving the Company’s employees and $1,800 for each of the years ended December 31, 2012 and December 31, 2011 for the license of research software used by the Company. Such fees are not otherwise included in the sections captioned “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” set forth above.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the registered public accounting firm’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, evaluating and replacing the independent registered public accounting firm, setting compensation and overseeing the services rendered by the independent registered public accounting firm. The Audit Committee has established a policy requiring pre-approval of all audit engagement fees and terms and all permissible non-audit engagements with the independent registered public accounting firm. Such services may be approved at a meeting of the Audit Committee or the Audit Committee may delegate to one or more of its members the pre-approval of audit engagements and permissible non-audit services provided that any pre-approval by such member or members shall be presented to the Audit Committee at each of its scheduled meetings. All of the services described in the sections captioned “Audit Fees,” “Audit-Related Fees,” “Tax Fees,” and “All Other Fees” were approved by the Audit Committee in accordance with this policy.

The Board of Directors unanimously recommends a vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2013

Shareholder Proposals and Director Nominations

The Company must receive any shareholder proposal intended to be presented at the Company’s 2014 Annual Meeting of shareholders by December 9, 2013 in order to be considered for inclusion in the Company’s proxy materials for such meeting, unless the date of our 2014 annual meeting is changed by more than 30 days from May 21, 2014, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials.

Under the Company’s advance notice provisions in its bylaws, if a shareholder wants to submit a proposal for the Company’s 2014 Annual Meeting for presentation at the meeting pursuant to Delaware corporate law (as opposed to inclusion in the proxy materials), or intends to nominate a person as a candidate for election to the Board directly, the shareholder can submit the proposal or nomination between February 20, 2014 and the close of business on March 22, 2014, which is between 60 days and 90 days before the anniversary of the date of the 2013 Annual Meeting. In the event the date of the 2014 Annual Meeting is changed by more than 30 days from the anniversary of the date of the 2013 Annual Meeting, the shareholder can submit the proposal or nomination by the close of business on the date that is the later of the 60th day prior to the Company’s 2014 Annual Meeting or the 10th day following the day on which the date for the Company’s 2014 Annual Meeting is first announced or disclosed.

Shareholder and Other Communications

The Company welcomes communications to the Board of Directors and/or individual directors including the Company’s lead independent director. Shareholders or other interested parties who wish to communicate with the Board of Directors or an individual director, including the Company’s lead independent director, should send their communications to the Board of Directors or an individual director, care of the Corporate Secretary, at the Company’s principal office. All such communications will be forwarded to the Board of Directors or the individual director as appropriate.

Additional Information

Copies of the exhibits to the Company’s Annual Report on Form 10-K will be provided to any requesting shareholder, provided that such shareholder agrees to reimburse the Company for reasonable fees related to providing such exhibits.

By Order of the Board of Directors

Paul J. Diaz

Chief Executive Officer

ANNEX A

KINDRED HEALTHCARE, INC.

SHORT-TERM INCENTIVE PLAN

1.	Purpose of the Plan.

This Kindred Healthcare, Inc. Short-Term Incentive Plan is intended to promote the interests of the Company and its shareholders by providing key employees of the Company and its Affiliates, who are largely responsible for the management, growth and/or success of the Company and its Affiliates, with incentives and rewards based on defined company operating and individual management goals. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under Section 162(m) of the Code.

2.	Definitions.

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Additional Vesting Period” shall mean, with respect to any Performance Award, a period of not more than four years following the end of the applicable Award Period, during which a Participant must continue to be employed by the Company or an Affiliate in order to receive payment pursuant to the Award.

(b)	“Affiliates” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. The term “Control” shall have the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

(c)	“Award Period” shall mean each consecutive calendar-year period commencing on January 1, 2013 and each January 1 thereafter while this Plan is in effect.

(d)	“Award Range” shall mean the range of awards that may be awarded to Participants based on their positions or employment levels within the Company or its Affiliates, expressed as percentages of such Participants’ Base Salary, pursuant to Section 4(a)(i) hereof.

(e)	“Base Salary” shall mean, with respect to each Participant, such Participant’s annual base compensation, exclusive of any bonuses (whether under this Plan or otherwise), stock option benefits, or other compensatory or fringe benefits. If the Participant’s annual base compensation shall fluctuate during an Award Period as a result of a promotion or demotion, the Base Salary shall be the weighted average of the annual base compensation for such period. If the Participant’s annual base compensation shall fluctuate during an Award Period for any other reason, the Base Salary shall be the annual base compensation on February 1 of the relevant Award Period.

(f)	“Board” shall mean the Board of Directors of the Company.

(g)	“Change in Control” shall mean any one of the following events:

(i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) during any two-year period, commencing after the Effective Date, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

(iii) The consummation of:

(1)	A merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of Voting Securities immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such event;

(2)	A complete liquidation or dissolution of the Company; or

(3)	The sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change of Control would cause any tax to become due under Section 409A of the Code.

(h)	“Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(i)	“Committee” shall mean the Compensation Committee of the Board (or any duly authorized subcommittee) or its designee, which may include an officer or other employee of the Company; provided, that with respect to any Qualified Award the Committee shall at all times consist of two or more persons, each of whom shall be an “outside director” within the meaning of Treasury Regulation section 1.162-27(e)(3) promulgated under Section 162(m) of the Code.

(j)	“Company” shall mean Kindred Healthcare, Inc.

(k)	“Covered Participant” shall mean, with respect to an Award Period, a Participant who the Committee determines is or may be a “covered employee” within the meaning of Treasury Regulation § 1.162-27(c)(2) promulgated under Section 162(m) of the Code.

(l)	“EBIT” shall mean consolidated earnings before interest and taxes.

(m)	“EBITDA” shall mean consolidated earnings before interest, taxes, depreciation and amortization.

(n)	“EBITDAR” shall mean consolidated earnings before interest, taxes, depreciation, amortization and rent.

(o)	“EBITDARM” shall mean consolidated earnings before interest, taxes, depreciation, amortization, rent and management fees.

(p)	“Effective Date” shall mean the date on which the Plan is adopted by the Board, subject to its approval by the shareholders of the Company.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(r)	“Participant” shall mean an employee of the Company approved by the Committee to participate in this Plan for an Award Period, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(s)	“Performance Award” shall mean an opportunity to receive a cash bonus awarded pursuant to the Plan, based on the achievement of Performance Goals, calculated pursuant to Section 4(b) hereof.

(t)	“Performance Criteria” shall mean such criteria that may relate to the performance of the Company, a Subsidiary, any subsection or division of the Company’s business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of entity specific performance to the performance of a peer group of entities, a published or special index, or any other external measure or index of the selected performance criteria, and shall be based on one or more of the following:

(i)	net income, operating net income, return on assets, return on capital, return on equity, return on economic capital, return on sales, revenue, net sales, pre-tax profit, gross profit, operating gross profit, cash flow, free cash flow, free cash flow per share, operating cash flows, productivity or efficiency ratios, share price, total shareholder return, earnings per share, budget and expense management, customer satisfaction, safety, market share, high value client growth, customer growth, working capital turnover and targets, margins, account receivable collection days, EBITDARM, EBITDAR, EBITDA, EBIT, achievement of Company’s strategic plan, economic value added, or any combination of the foregoing; and

(ii)	any other performance measures, including, without limitation, individual performance measures or goals, which the Committee, in its sole discretion, deems appropriate.

(u)	“Performance Goals” shall mean measures of performance based on one or more Performance Criteria established by the Committee which must be met during the Award Period as a condition of a Participant’s receipt of a Performance Award in respect of such Award Period. In establishing a measure of performance for any Award Period, the Committee may provide that Performance Goals shall exclude the impact of unusual, non-recurring or extraordinary items; any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets; any impact of a change in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company or its Subsidiaries after the goal is established; any gain, loss, income or expense for the Award Period related to restructuring activities; any items of gain, loss, income or expense for the Award Period determined in accordance with GAAP (if applicable) and as identified in the financial statements, notes thereto or management discussion and analysis; any gain, loss, income or expense for the Award Period related to discontinued operations or expense related to environmental liabilities attributable to former facilities; any one-time impact of the refinancing or repurchase of bank loans or debt securities; any impact of unbudgeted capital expenditures; any impact of asset impairments; any impact of the issuance or repurchase of equity securities and or other changes in the number of outstanding shares; any gain, loss, income or expense related to the conversion of some or all of convertible securities to common stock; any material changes to reimbursements, including reimbursements from the Medicare and Medicaid programs; any one-time costs associated with operational restructurings or cost mitigations strategies; and any severance charges.

(v)	“Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(w)	“Plan” shall mean this Kindred Healthcare, Inc. Short-Term Incentive Plan.

(x)	“Qualified Award” means a Performance Award to a Covered Participant which is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(y)	“Subsidiary” shall mean any corporation, partnership, limited liability company or other business entity of which 50% or more of the equity interests are owned or controlled, directly or indirectly, by the Company.

(z)	“Target Award” shall have the meaning given in Section 6(b) hereof.

3.	Administration of the Plan.

The Plan shall be administered by the Committee. The Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary and to determine the Performance Award with respect to each Participant for an Award Period. Decisions of the Committee shall be final and binding on all parties. Neither the Committee nor any member of the Committee shall be liable to any Participant for any action, omission, or determination relating to the Plan. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee in its absolute discretion.

Notwithstanding the foregoing, and without otherwise limiting the discretion of the Committee, the Committee shall not have the authority to increase any Qualified Award payable to a Covered Participant beyond the Performance Award calculated pursuant to Section 4(b) hereof.

Qualified Awards to Covered Participants are subject to shareholder approval of the Plan.

4.	Determination and Payment of Award Amounts.

(a)	As early as practicable after the start of each Award Period, and, with respect to Qualified Awards, no later than 90 days after the start of such Award Period, the Committee shall (1) designate Participants for such Award Period; (2) determine the Award Ranges applicable to Participants in the Plan according to their position or employment level; and (3) establish, in writing, Performance Goals for such Award Period. The Performance Goals established by the Committee may be (but need not be) different for each Award Period, and different Performance Goals may be applicable to different Participants.

(i)	Award Ranges for each position or level within the Company shall be expressed as a minimum level, a target level, and a maximum level, which levels shall correspond with minimum, target and maximum levels of achievement of Performance Goals respectively.

(ii)	Performance Goals applicable to a Qualified Award shall be based on one or more of the Performance Criteria set forth in paragraph (i) of the definition of Performance Criteria, shall be objectively determinable, and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Goals applicable to any Performance Award that is not a Qualified Award may be based on one or more of the Performance Criteria set forth in paragraphs (i) and (ii) of the definition of Performance Criteria.

(iii)	With respect to both Award Ranges and Performance Goals, the minimum, target and maximum levels represent points in a range of awards and goals, not absolute amounts, such that, e.g., if Performance Goals are achieved to a level that falls between the “target” and “maximum” levels, the corresponding award level will also fall between the “target” and “maximum” levels in the Award Range.

(b)

With respect to each Award Period, not later than the date that is two and one-half months following the end of the applicable Award Period, the Committee shall determine whether, and to what extent, the Performance Goals were achieved during such Award Period, basing such decision on all relevant criteria, including the Company’s final audited financial statements as of the end of the Award Period. Based on such determination, the Committee shall determine the dollar amount of each Participant’s Performance Award, if any, by (1) determining the percentage of base salary to be applied to each Participant within the percentages determined in the Award Range and (2) multiplying such percentage with such Participant’s Base Salary. If the minimum levels of the Performance Goals applicable to an individual Qualified Award are not achieved by any Participant or group of Participants in an Award Period, such Participant(s) shall not receive a cash payment under the Plan for such Award Period. The Committee may, in its sole discretion (i) increase the size of any Performance Award (other than a Qualified Award) otherwise payable to any Participant, or (ii) eliminate or reduce the size of any

Performance Award (including a Qualified Award) otherwise payable to any Participant, in each case to reflect such Participant’s individual performance or such other factors as the Committee deems relevant, or in recognition of changed or special circumstances. For purposes of clarity, the Committee may exercise the discretion provided in the previous sentence in a non-uniform manner among Participants. No Qualified Award payable to a Participant may exceed $2,500,000.

(c)	The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to the settlement of each Qualified Award, that the Performance Goals and other material terms upon which settlement of such Qualified Award was conditioned have been satisfied.

(d)	Subject to Section 6 hereof, the Company shall pay to each Participant his respective Performance Award for the applicable Award Period within the thirty (30) day period immediately following determination of the Performance Awards as provided in Section 4(b) hereof, but in no event later than the date that is two and one-half months following the end of the applicable Award Period, or, in the event the Performance Award is subject to an Additional Vesting Period, no later than the later of (i) the last day of the fiscal year in which the Additional Vesting Period ends and (ii) two and one-half months following the end of the Additional Vesting Period, provided that in the case of subsection (ii) the Participant shall not have the discretion to designate the fiscal year in which the amount payable pursuant to the Performance Award shall be paid.

(e)	Notwithstanding anything in this Section 4 to the contrary, payment of a Participant’s Performance Award is contingent on such Participant’s compliance with the Company’s policies and with satisfactory delivery of quality services throughout the period. Departures from such compliance or delivery of services that the Committee determines in its sole discretion to be material to the Company may result in loss of eligibility or forfeiture of the Performance Award.

5.	Partial Year Employment.

(a)	The chief executive officer of the Company from time to time (the “CEO”) may, in his sole discretion, designate an individual who commences employment with the Company more than ninety (90) days following the beginning of an Award Period as a Participant for such Award Period, in which case the CEO shall simultaneously determine the Award Range applicable to such Participant based on his position with the Company and, to the extent that Performance Goals for such Award Period incorporate individual management or performance objectives, establish such Participant’s individual Performance Goals. The CEO may further specify that the Performance Award that may become payable to such Participant for such Award Period shall be prorated to reflect the Participant’s performance of services for less than the entire Award Period.

(b)	Notwithstanding Section 5(a) or anything in the Plan to the contrary, in the event such new Participant is a Covered Participant and the Performance Award to be granted to such Covered Participant is a Qualified Award, all such decisions by the CEO must be approved in writing by the Committee before 25% of the remaining Award Period has elapsed in a manner that complies with the provisions of Section 162(m) of the Code.

6.	Effect of Termination of Employment or Change in Control.

(a)	In the event of the termination of the employment of a Participant for any reason prior to the date of payment, the Participant shall not be entitled to any Performance Award with respect to such Award Period unless such provision contradicts with other agreements entered into by the Company or state law.

(b)

In the event of a Change in Control, the Company or successor company, as appropriate, shall either (i) continue or assume all outstanding Performance Awards, subject to appropriate adjustments to the Performance Goals pursuant to Section 7(a), or (ii) pay, to each Participant, an amount equal to the

Performance Award with respect to the Award Period in which such Change in Control occurs, which shall be calculated as if the Award Period were fully completed and as if the Performance Goals were achieved at the target level (a “Target Award”), without any proration. Payments made pursuant to clause (ii) of this Section 6(b) shall be made in a lump sum in cash within fifteen days following the Change in Control. Awards that are continued or assumed following a Change in Control pursuant to clause (i) of this Section 6(b) shall be subject to Double Trigger Acceleration for the remaining portion of the Award Period following such Change in Control. “Double Trigger Acceleration,” for purposes of this Plan, shall mean the payment of a Participant’s Award in the event that the Participant’s employment with the Company or such successor company (or a subsidiary of the Company or such successor company), as appropriate, is terminated without Cause during the same Award Period in which the Change in Control occurred. Awards that become due to a Participant as a result of Double Trigger Acceleration shall be paid by the Company or the successor company, as appropriate, in a lump sum in cash in an amount equal to the Target Award to which such Participant would be entitled for such Performance Period, without proration.

7.	Miscellaneous.

(a)	Certain Adjustments. In the event of a merger, consolidation or other corporate event involving the Company, or the acquisition or disposition by any entity forming part of the Company, or the occurrence of any other transaction or event which could reasonably be expected to have a substantial impact on the achievement of Performance Goals, the Committee will review the effect of such occurrence on the operation of the Plan and may adjust such Performance Goals with respect to each Award Period as the Committee, in its absolute discretion, determines to be appropriate in light of the circumstances. The Committee shall consult with management of the Company concerning the magnitude of any such adjustment prior to coming to a final decision with respect thereto.

(b)	Non-Assignability. The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void.

(c)	Applicable Law. The Plan and all rights under the Plan shall be governed by, and shall be interpreted in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.

(d)	Applicable Withholdings. All payments required to be paid under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions as determined by the Company.

(e)	No Contract of Employment. Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant’s employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the base salary or other compensation of the Participant.

(f)	No Right to Participate. No person shall have any claim or right to participate in the Plan. The selection of an employee to participate in the Plan with respect to any Award Period shall not give such employee any right to participate in the Plan in any subsequent Award Period.

(g)

Right to Amend; Suspend or Terminate. The Committee may amend or suspend the Plan at any time in its absolute discretion. The Committee may terminate the Plan at any time, in whole or in part, with respect to some or all Participants or with respect to the Company or some or all of its Affiliates, in its absolute discretion. Upon termination or partial termination of the Plan, each Participant affected thereby (as determined by the Committee), unless otherwise determined by the Committee, shall be entitled to receive a Performance Award prorated based on the number of full months elapsed between the commencement of such Award Period and the date of such termination. Such prorated Performance Award shall be calculated as if the “target” level in the Award Range were achieved and shall be paid within the ninety (90) day period immediately following such termination, but in no event later than the date that is two and one-half months following the end of the calendar year in which such termination takes place.

(h)	Plan Unfunded. The Plan shall be unfunded. Payments under the Plan shall be made from the general assets of the Company and to the extent any Participants have any right to payments hereunder, such Participants shall be general unsecured creditors of the Company. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of the Company or any of its subsidiaries or affiliates in connection with the Participant’s participation in the Plan.

(i)	Gender and Number. All references herein to the masculine gender shall include the feminine; and all references to the plural shall include the singular and vice versa.

(j)	Code Section 409A. A Performance Award is intended not to be subject to section 409A of the Code by reason of being a short-term deferral and shall be interpreted accordingly. In the event any of the compensation or benefits provided to a Participant pursuant to this Plan would result in a violation of Section 409A of the Code (including any regulations promulgated thereunder), the Company will use its reasonable best efforts to amend the Plan in the least restrictive manner necessary in order, where applicable (i) to ensure that such compensation is not considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, or (ii) to comply with the provisions of Section 409A, in each case, where possible, without any diminution in the value of the compensation or benefits to be paid or provided to the Participant pursuant to this Agreement; provided, that nothing in this Agreement shall require the Company to provide any gross-up or other tax reimbursement to a Participant in connection with any violation of Section 409A or otherwise.

(k)	Recoupment. The Company shall have the authority to recoup, and each Participant shall have the obligation to repay, all or part of any amount paid pursuant to any Performance Award under this Plan that may be required to be subject to recoupment under federal or state laws or the listing requirements of the New York Stock Exchange (or other securities exchange on which Company shares may be listed for trading), or any Company policy adopted pursuant thereto, each as may be applicable from time to time.

(l)	Section 162(m) Conditions. It is the intent of the Company that the Plan permit the grant of Performance Awards that qualify as performance-based compensation under Section 162(m) of the Code. Notwithstanding the foregoing, the Committee has the discretion to grant Performance Awards, including Performance Awards made to Participants who are “covered employees” within the meaning of Section 162(m) of the Code, that do not qualify as performance-based compensation.

ANNEX B

KINDRED HEALTHCARE, INC.

2013 LONG-TERM INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Kindred Healthcare, Inc. 2013 Long-Term Incentive Plan (the “Plan”), is to advance the interests of the Company by motivating and rewarding those employees who have a direct, measurable opportunity to advance the Company’s goals and promote the growth and long-range interests of the Company. In addition, it is intended that the Plan link compensation to the performance both of the Company and of the individual Plan participants, align management’s interests with the interests of stockholders, and encourage effective management and overall corporate success.

2.	Definitions

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” of any Person shall mean any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person. The term “Control” shall have the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

(b) “Award” shall mean the amount of the cash bonus, if any, payable to a Participant in respect of a Performance Period pursuant to the terms and conditions of the Plan.

(c) “Base Salary” shall mean, with respect to each Participant, such Participant’s annual base compensation at the end of the relevant Performance Period, exclusive of any bonuses (whether under this Plan or otherwise), stock option benefits, or other compensatory or fringe benefits.

(d) “Beneficiary” shall mean the Participant’s estate.

(e) “Board” shall mean the Board of Directors of Kindred Healthcare, Inc.

(f) “Cause”, when used in connection with the termination of a Participant’s employment with the Company, shall have the meaning set forth in such Participant’s employment agreement, or if no such employment agreement or definition exists, shall mean (i) dishonesty; (ii) deliberate and continual refusal to perform employment duties on substantially a full-time basis; (iii) failure to act in accordance with any specific lawful instructions given to the Participant in connection with the performance of his duties for the Company or any of its subsidiaries or Affiliates, unless the Participant has an existing permanent Disability; (iv) deliberate misconduct or gross negligence which is injurious to the Company (whether financially, reputationally or otherwise); (v) commission of or plea of nolo contendere to a felony or a crime involving moral turpitude; (vi) a breach by the Participant of the Participant’s fiduciary duty or duty of loyalty to the Company or any of its subsidiaries or Affiliates; or (vii) a material breach by the Participant of the terms of any agreement with the Company or any of its subsidiaries or Affiliates or any material Company policies.

(g) “Change of Control” shall mean any one of the following events:

(i) any Person (as this term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1)(i) thereunder) (an “Acquiring Person”) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, other than beneficial ownership by a Participant, the Company, any employee benefit plan of the Company or any Person organized, appointed or established pursuant to the terms of any such benefit plan;

(ii) during any two-year period, commencing after the Effective Date, individuals who at the date on which the period commences constitute a majority of the Board of Directors (the “Incumbent Directors”) cease to constitute a majority thereof for any reason; provided, however, that a director who was not an Incumbent Director shall be deemed to be an Incumbent Director if such director was elected by, or on the recommendation of, at least two-thirds of the Incumbent Directors (either actually or by prior operation of this provision), other than any director who is so approved in connection with any actual or threatened contest for election to positions on the Board of Directors; or

(iii) The consummation of:

(1)	A merger, consolidation, reorganization or similar transaction with or into the Company or in which securities of the Company are issued, as a result of which the holders of Voting Securities immediately before such event own, directly or indirectly, immediately after such event less than 50% of the combined voting power of the outstanding voting securities of the parent corporation resulting from, or issuing its voting securities as part of, such event;

(2)	A complete liquidation or dissolution of the Company; or

(3)	The sale or other disposition of all or substantially all of the assets of the Company (on a consolidated basis) to any Person other than the Company or an employee benefit plan (or a trust forming a part thereof) maintained by the Company or by a Person which, immediately thereafter, will have all its voting securities owned by the holders of the Voting Securities immediately prior thereto, in substantially the same proportions.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur as a result of any event or transaction to the extent that treating such event or transaction as a Change of Control would cause any tax to become due under Section 409A of the Code.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder.

(i) “Committee” shall mean the Compensation Committee of the Board (or any duly authorized subcommittee) or its designee, which may include an officer or other employee of the Company; provided that with respect to any Qualified Award the Committee shall at all times consist of two or more persons, each of whom shall be an “outside director” within the meaning of Treasury Regulation section 1.162-27(e)(3) promulgated under Section 162(m) of the Code.

(j) “Common Stock” shall mean the common stock of Kindred Healthcare, Inc., par value $ 0.25 per share.

(k) “Company” shall mean Kindred Healthcare, Inc.

(l) “Covered Employee” means any Eligible Employee who is an executive officer of the Company at the time as of which reference to this definition is made.

(m) “Disability” shall mean (i) a Participant’s inability to engage in any substantial gainful activity or (ii) a Participant’s receiving income replacement benefits for a period of not less than three months under an accident and health plan of the Company, in each case by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, in each case as evidenced by documentation submitted pursuant to the Company’s long-term disability plan or documentation from the Social Security Administration.

(n) “Eligible Employee” means any officer or employee of the Company or a Subsidiary.

(o) “EBIT” shall mean the consolidated earnings of the Company and its Subsidiaries before interest and taxes.

(p) “EBITDA” shall mean the consolidated earnings of the Company and its Subsidiaries before interest, taxes, depreciation and amortization.

(q) “EBITDAR” shall mean the consolidated earnings of the Company and its Subsidiaries before interest, taxes, depreciation, amortization and rent.

(r) “EBITDARM” shall mean consolidated earnings before interest, taxes, depreciation, amortization, rent and management fees.

(s) “Effective Date” shall mean the date on which the Plan is adopted by the Board, subject to its approval by the shareholders of the Company.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(u) “Participant” shall mean any Eligible Employee who is approved by the Committee, in its sole discretion, for participation in the Plan in any Performance Period.

(v) “Performance Criteria” shall mean such criteria that may relate to the performance of the Company, a Subsidiary, any subsection or division of the Company’s business or any combination thereof and may be expressed as an amount or as an increase or decrease over a specified period or a relative comparison of entity specific performance to the performance of a peer group of entities, a published or special index, or any other external measure or index of the selected performance criteria, and shall be based on one or more of the following:

(I)	net income, operating net income, return on assets, return on capital, return on equity, return on economic capital, return on sales, revenue, net sales, pre-tax profit, gross profit, operating gross profit, cash flow, free cash flow, free cash flow per share, operating cash flows, productivity or efficiency ratios, share price, total shareholder return, earnings per share, budget and expense management, customer satisfaction, safety, market share, high value client growth, customer growth, working capital turnover and targets, margins, account receivable collection days, EBITDARM, EBITDAR, EBITDA, EBIT, achievement of Company’s strategic plan, economic value added, or any combination of the foregoing; and

(II)	any other performance measures, including, without limitation, individual performance measures or goals, which the Committee, in its sole discretion, deems appropriate.

(w) “Performance Goals” shall mean measures of performance based on one or more Performance Criteria established by the Committee which must be met during the Performance Period as a condition of a Participant’s receipt of an Award in respect of such Performance Period. In establishing a measure of performance for any Performance Period, the Committee may provide that Performance Goals shall exclude the impact of unusual, non-recurring or extraordinary items; any gain, loss, income or expense attributable to acquisitions or dispositions of stock or assets; any impact of a change in accounting standards or treatments that may be required or permitted by the Financial Accounting Standards Board, Public Company Accounting Oversight Board or adopted by the Company or its Subsidiaries after the goal is established; any gain, loss, income or expense for the Performance Period related to restructuring activities; any items of gain, loss, income or expense for the Performance Period determined in accordance with GAAP (if applicable) and as identified in the financial statements, notes thereto or management discussion and analysis; any gain, loss, income or expense for the Performance Period related to discontinued operations or expense related to environmental liabilities attributable to former facilities; any one-time impact of the refinancing or repurchase of bank loans or debt securities; any impact of unbudgeted capital expenditures; any impact of asset impairments; any impact of the issuance or repurchase of equity securities and or other changes in the number of outstanding shares; any gain, loss, income or expense related to the conversion of some or all of convertible securities to common stock; any material changes to reimbursements, including reimbursements from the Medicare and Medicaid programs; any one-time costs associated with operational restructurings or cost mitigations strategies; and any severance charges.

(x) “Performance Period” shall mean a period of time not less than than one calendar year, as the Committee may determine, with respect to which any Award may be payable under the Plan. The Committee may not grant to any Covered Employee more than three Awards pursuant to this Plan with Performance Periods which start in the same calendar year or end in the same calendar year. Performance Periods may be overlapping.

(y) “Person” shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

(z) “Plan” shall mean this Kindred Healthcare, Inc. 2013 Long-Term Cash Incentive Compensation Plan.

(aa) “Qualified Award” means an Award to a Covered Employee which is intended to qualify as performance-based compensation under Section 162(m) of the Code.

(bb) “Retirement” shall mean the termination of the employment of a Participant on or after the Participant’s attainment of fifty-five (55) years of age.

(cc) “Subsidiary” shall mean any corporation, partnership, limited liability company or other business entity of which 50% or more of the equity interests are owned or controlled, directly or indirectly, by the Company.

(dd) “Target Incentive Award” shall have the meaning given in Section 5(a) hereof.

(ee) “Voting Securities” shall mean, at any time, Kindred Healthcare, Inc.’s then outstanding voting securities.

3.	Administration of the Plan

The Committee shall have full authority to administer the Plan, including authority to interpret, apply and construe any provision of the Plan and the terms of any Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. All decisions, interpretations and actions of the Committee under the Plan shall be at the Committee’s sole and absolute discretion, and shall be final, conclusive and binding on all parties.

Neither the Committee nor any member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

4.	Eligibility

The Committee shall have full and complete discretion in determining which Eligible Employees may be Participants in the Plan in any Performance Period. Participation in the Plan in any Performance Period shall not confer any right on any Participant to participate in any subsequent Performance Period.

5.	Determination of Awards.

(a) Establishment of Target Incentive Awards and Performance Goals. With respect to each Award, and with respect to Qualified Awards, not later than ninety (90) days after the commencement of the Performance Period for such Award, the Committee shall (i) identify the Participants in the Plan for such Performance Period and (ii) establish for each Participant (A) an award (a “Target Incentive Award”) for such Performance Period and the applicable Performance Goals in respect of such Performance Period and (B) a matrix for determining the amount of Award payable under the Plan as a percentage of the Target Incentive Award, derived from the degree of achievement of the applicable Performance Goals and, unless otherwise determined by the Committee, the Participant’s Base Salary. The Performance Goals established by the Committee may be (but need not be) different for each Performance Period and/or each Award and different Performance Goals may be applicable to different Participants and/or different Awards. As soon as practicable after the establishment of the Target Incentive Award and Performance Goals with respect to a Performance Period, each Participant shall be notified in writing of such Participant’s Target Incentive Award and the corresponding Performance Goals for such Performance Period. Performance Goals applicable to a Qualified Award shall be based on one or more of the Performance Criteria set forth in paragraph (I) of the definition of Performance Goals, shall be objectively determinable, and shall otherwise meet the requirements of Section 162(m) of the Code. Performance Criteria applicable to any Award other than a Qualified Award may be based on one or more of the Performance Criteria set forth in paragraphs (I) and (II) of the definition of Performance Criteria and may be (but are not required to be) objectively determinable.

(b) Calculation of Awards. As soon as practicable, but not later than ninety (90) days, following the end of each Performance Period, the Committee shall determine the Award payable to each Participant for such Performance Period based on the degree of achievement of the applicable Performance Goals. The Committee may, in its sole discretion (a) increase the size of any Award (other than a Qualified Award) otherwise payable to any Participant or (b) reduce or eliminate the size of any Award otherwise payable to a Participant (including any Qualified Award), in each case to reflect such Participant’s individual performance or such other factors as the Committee deems relevant, or in recognition of changed or special circumstances. For purposes of clarity, the Committee may exercise the discretion provided for by the foregoing sentence in a non-uniform manner among Participants.

(c) Qualified Award Limits. The amount of each Qualified Award payable to any Covered Employee for any Performance Period shall not exceed (i) $5,000,000 for any Qualified Award where the Performance Period is a calendar year or (ii) $7,500,000 for any Qualified Award where the Performance Period is greater than a calendar year.

(d) Committee Certification. The Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m) of the Code, prior to settlement of each Qualified Award, that the Performance Goals and other material terms upon which settlement of such Qualified Award was conditioned have been satisfied.

(e) Effect of Change of Employment Status; New Hires. An Eligible Employee who becomes eligible after the beginning of a Performance Period may participate in the Plan for Performance Periods on a ratable basis. Such situations may include, but are not limited to (a) new hires; or (b) when an Eligible Employee is promoted from a position which did not previously meet the eligibility criteria. The Committee retains the right to prohibit or allow participation in any then outstanding Performance Period for any of the aforementioned Eligible Employees. If an Eligible Employee participates for only a portion of a Performance Period for any reason, the Performance Goals previously established under the Plan for similarly-situated Eligible Employees during that Performance Period shall apply to any Eligible Employees who become eligible after the beginning of the Performance Period, but such Eligible Employee’s Award and Target Incentive Award may be prorated. Such proration shall be based on the total number of days the Eligible Employee performed services during the Performance Period while a Participant in the Plan over the total number of days in the Performance Period, or some similar method adopted by the Committee that results in a ratable reduction of the Award based on the partial Performance Period applicable to the Eligible Employee. In addition, in the event a Participant changes job levels during a Performance Period, the Participant’s Award may be adjusted to reflect the amount of time at each job level during the Performance Period. Notwithstanding anything in this Section 5(e) or in the Plan to the contrary, the participation in the Plan for a Covered Employee who becomes eligible after the beginning of the Performance Period shall comply with the provisions of Code Section 162(m).

(f) Effect of Termination of Employment. Except as otherwise provided in this paragraph or determined by the Committee in accordance with Section 8(b) hereof, a Participant will only be eligible to earn an Award for a particular Performance Period if the Participant is employed by the Company or one of its Subsidiaries on the last day of the Performance Period and when the payment is made to the Participant.

(i) In the event of the termination of the employment of a Participant by the Company for Cause or by the Participant for any reason (other than as a result of such Participant’s Retirement or death or Disability) prior to the payment to such Participant of any Award related to any Performance Period, the Participant shall not have earned, and shall not be entitled to payment of any such Award.

(ii) In the event of the termination of the employment of a Participant as a result of the Participant’s Retirement, or by the Company other than for Cause, during a Performance Period, the Participant shall be eligible to receive an Award for such Performance Period, which may be prorated based on the number of full months elapsed in such Performance Period before the date of such Retirement or termination of employment. Such prorated Award shall be calculated based on actual achievement of performance results in accordance with Section 5 hereof and paid following the end of such Performance Period at the time and in the manner specified in Section 6 hereof. In addition, in the event of the termination of the employment of a Participant as a result of the Participant’s Retirement, or by the Company other than for Cause, following the termination of a Performance Period and prior to the payment to the Participant of any Award with respect to such Performance Period, such unpaid Award shall continue to be paid at the time and in the manner specified in Section 6 hereof.

(iii) In the event of a Participant’s death or Disability during a Performance Period, the Participant (or in the event of his death, his Beneficiary) shall be entitled to receive an Award for such Performance Period equal to the Target Incentive Award, which may be pro-rated based on the number of days elapsed in such Performance Period before the date of the Participant’s death or Disability. Such prorated Award shall be paid as soon as administratively feasible (but in no event later than thirty (30) days) after the date of the Participant’s death or Disability, in a lump sum in cash. In addition, in the event of a Participant’s death or Disability following the termination of a Performance Period and prior to the payment to the Participant of any Award with respect to such Performance Period, such unpaid Award shall continue to be paid at the time and in the manner specified in Section 6 hereof. In the event of Participant’s death, the Company will pay all unpaid Awards in accordance with this Agreement and applicable state and federal laws and regulations.

(iv) Notwithstanding anything herein to the contrary, whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee; provided that, no payment shall be made with respect to any Award that is subject to Section 409A of the Code as a result of any such authorized leave of absence or absence in military or government service unless such authorized leave or absence constitutes a separation from service for purposes of Section 409A of the Code and the regulations promulgated thereunder.

(g) Effect of Change of Control. Unless otherwise determined by the Committee in accordance with Section 8(b) hereof, the event of a Change in Control during a Performance Period, the Company or successor company, as appropriate, shall either (A) continue or assume all outstanding Awards, subject to appropriate adjustments to the Performance Period, Performance Goals and Award matrix pursuant to Section 7, or (B) pay in a lump sum in cash to each Participant an amount equal to the Target Incentive Award to which each Participant would be entitled for such Performance Period, without proration, assuming the target degree of achievement of the applicable Performance Goals for such Participant for such Performance Period. Awards that are continued or assumed following a Change in Control pursuant to clause (A) of this Section 5(g) shall be subject to Double Trigger Acceleration prior to the time at which such Awards are calculated pursuant to Section 5(b) hereof. “Double Trigger Acceleration,” for purposes of this Plan, shall mean the payment of a Participant’s Award in the event that the Participant’s employment with the Company or such successor company (or a subsidiary of the Company or such successor company), as appropriate, is terminated without Cause during the same Performance Period in which the Change in Control occurred, provided that such termination of employment occurs within twenty-four months following the Change in Control. Awards that become due to a Participant as a result of Double Trigger Acceleration shall be paid by the Company or the successor company, as appropriate, in a lump sum in cash in an amount equal to the Target Incentive Award to which such Participant would be entitled for such Performance Period, without proration, assuming the target degree of achievement of the applicable Performance Goals for such Participant for such Performance Period.

6.	Payment of Awards

(a) Except as provided in the second sentence of Section 5(f)(iii) and in Section 5(g) or as otherwise determined by the Committee in accordance with Section 8(b) hereof, an Award which becomes payable to a Participant pursuant to Section 5 hereof shall be paid to the Participant (or the Participant’s Beneficiary), following certification by the Committee of the degree of achievement of the relevant Performance Goals (including in accordance with Section 5(d) hereof), in the calendar year following the calendar year in which such Performance Period ended. Except as provided in Section 5 hereof, no Participant shall have earned an Award hereunder until the Performance Period has concluded, the exact amount of the Award (if any) has been determined and certified by the Committee, and the Participant continues in the employment of the Company or one of its subsidiaries at the time payment of the Award occurs.

(b) Notwithstanding anything herein to the contrary, if at the time of the Participant’s separation from service the Participant is a “specified employee” as defined in Section 409A of the Code and the deferral of the payment of any Award payable pursuant to this Section 6 is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the payment to which the Participant would otherwise be entitled during the first six months following his separation from service shall be deferred and accumulated (without any reduction in such payment ultimately paid to the Participant) for a period of six months from the date of separation from service and paid in a lump sum on the first day of the seventh month following such separation from service (or, if earlier, the date of the Participant’s death), together with simple interest during such period at a rate computed by adding 2.00% to the Prime Rate as published in the Money Rates section of the Wall Street Journal, or other equivalent publication if the Wall Street Journal no longer publishes such information, on the first publication date of the Wall Street Journal or equivalent publication after the date of the Participant’s separation from service (provided that if more than one such Prime Rate is published on any given day, the highest of such published rates shall be used).

7.     Certain Adjustments. In the event of the merger or consolidation of the Company, or the acquisition or disposition by the Company of any substantial business unit, or the occurrence of any other transaction or event, which could reasonably be expected to have a substantial impact on the Performance Goals, the Committee will review, in good faith, the effect of such occurrence on the operation of this Plan and will adjust the Performance Period, the Performance Goals and the Award matrix for such Performance Period as the Committee, in its absolute discretion, exercised in good faith, determines to be appropriate in light of the circumstances. The Committee shall consult with management of the Company concerning the magnitude of any such adjustment prior to coming to a final decision with respect thereto. Notwithstanding anything in this Section 7 to the contrary, any such adjustment of Qualified Awards shall comply with the provisions of Section 162(m) of the Code.

8.	Amendment, Modification and Termination

(a) The Committee reserves the right, at any time, to amend, modify, suspend or terminate the Plan, in whole or in part, in any manner and for any reason, and without the consent of any Participant, or other person; provided that no such amendment, modification or termination shall adversely affect the payment of any Award for a Performance Period ending prior to the action amending, modifying or terminating the Plan or the payment of any Award payable pursuant to Section 5(g) hereof or the rights of a Participant pursuant to any agreement with the Company or any Subsidiary. Notwithstanding the foregoing, the Committee may at any time determine to accelerate the payment of Awards provided such acceleration is permissible under, and complies with, Section 409A of the Code and, with respect to Qualified Awards, that such acceleration complies with Section 162(m) of the Code.

(b) Notwithstanding anything herein to the contrary, the Committee shall have the ability to grant an Award to a Participant with terms and conditions that differ and vary from those set forth in Section 5(f), Section 5(g) and/or Section 6 of the Plan provided that such terms and conditions are (i) determined by the Committee in its sole discretion, (ii) with respect to Qualified Awards, determined not later than ninety (90) days after the commencement of the Performance Period for such Award and (iii) set forth in an Award agreement (in a form satisfactory to the Committee) at the time the Participant is notified in writing of such Participant’s Target Incentive Award and the corresponding Performance Goals for the applicable Performance Period relating to such Award.

9.	Miscellaneous

(a) Awards shall not be assigned, transferred, pledged or encumbered, and any purported assignment, transfer, pledge or encumbrance shall be null and void.

(b) This Plan and all rights under the Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the provisions governing conflict of laws.

(c) All payments required to be paid hereunder shall be subject to any required governmental withholdings or deductions as determined by the Company.

(d) Nothing contained in the Plan shall confer upon any Participant any right with respect to the continuation of such Participant’s employment by the Company or prohibit the Company at any time from terminating such employment or increasing or decreasing the base salary or other compensation of any Participant.

(e) This Plan shall be unfunded. Awards shall be paid from the general assets of the Company and Participants in this Plan shall be general unsecured creditors of the Company. No Participant shall have any right, title, claim or interest in or with respect to any specific assets of the Company in connection with his participation in this Plan.

(f) In addition to the remedies of the Company elsewhere provided for herein, if a Participant is terminated for Cause, the Committee may cancel and cause the Participant to forfeit any Award to which such Participant would have otherwise been entitled, in whole or in part.

(g) Headings and captions are given to the sections of this Plan solely as a convenience to facilitate reference, and shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof. All references herein to the masculine gender shall include the feminine.

(h) The Company intends that the Plan and each Award granted hereunder shall, to the extent applicable, comply with Section 409A of the Code and any regulations promulgated thereunder and that the Plan shall be interpreted, operated and administered accordingly. In the event any of the compensation or benefits provided to a Participant pursuant to this Plan would result in a violation of Section 409A of the Code (including any regulations promulgated thereunder), the Company will use its reasonable efforts to amend the Plan in the least restrictive manner necessary in order, where applicable (i) to ensure that such compensation is not considered “nonqualified deferred compensation” for purposes of Section 409A of the Code, or (ii) to comply with the provisions of Section 409A, in each case, where possible, without any diminution in the value of the compensation or benefits to be paid or provided to the Participant pursuant to this Agreement; provided, that nothing herein shall require the Company to provide any gross-up or other tax reimbursement to the Participant in connection with any violation of Section 409A or otherwise.

(i) Notwithstanding anything in the Plan to the contrary, the Company will be entitled, to the extent permitted or required by applicable law, Company policy and/or the requirements of an exchange on which the Company’s shares are listed for trading, in each case, as in effect from time to time, to recoup compensation of whatever kind paid by the Company or any of its Affiliates at any time to a Participant under this Plan and each Participant, by accepting an Award pursuant to this Plan, agrees to comply with any Company request or demand for such recoupment.

(j) Nothing in this Plan is intended to limit the Committee’s discretion to adopt conditions with respect to any Award (other than a Qualified Award) that relate to performance other than the Performance Criteria. In the event that the requirements of Section 162(m) of the Code and the regulations thereunder change to permit Committee discretion to alter the Performance Goals or Performance Criteria without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

(k) The Plan is designed and intended to comply with Section 162(m) of the Code with respect to all Qualified Awards granted under this Plan and the Plan shall be construed in a manner to so comply. The foregoing notwithstanding, the Committee shall be entitled to grant Awards under the Plan that are not Qualified Awards and that are not intended to comply with Section 162(m) of the Code.

KINDRED HEALTHCARE, INC. 680 SOUTH FOURTH STREET LOUISVILLE, KY 40202-2412

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Kindred Healthcare, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Kindred Healthcare, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M44720-P21649	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.		DETACH AND RETURN THIS PORTION ONLY

KINDRED HEALTHCARE, INC.
The Board of Directors recommends you vote FOR the following nominees:
1. Election of Directors	For	Against	Abstain
Nominees:
1a. Edward L. Kuntz	☐	☐	☐

1b. Joel Ackerman	☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
1c. Jonathan D. Blum	☐	☐	☐	2. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPANY’S EXECUTIVE COMPENSATION PROGRAM.	☐	☐	☐
1d. Thomas P. Cooper, M.D.	☐	☐	☐	3. PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. SHORT-TERM INCENTIVE PLAN.	☐	☐	☐
1e. Paul J. Diaz	☐	☐	☐	4. PROPOSAL TO APPROVE THE KINDRED HEALTHCARE, INC. 2013 LONG-TERM INCENTIVE PLAN.	☐	☐	☐
1f. Christopher T. Hjelm	☐	☐	☐	5. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2013.	☐	☐	☐
1g. Isaac Kaufman	☐	☐	☐
1h. Frederick J. Kleisner	☐	☐	☐
1i. John H. Short, Ph.D.	☐	☐	☐
1j. Phyllis R. Yale	☐	☐	☐

Please sign exactly as your name appears. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 21, 2013

The Annual Meeting of Shareholders of Kindred Healthcare, Inc. (“Kindred”) will be held at 9:00 a.m., local time on Tuesday, May 21, 2013, at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York 10017.

IT IS IMPORTANT THAT YOU VOTE THESE SHARES. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE SUBMIT YOUR VOTING INSTRUCTIONS AS SOON AS POSSIBLE IN ORDER TO AVOID ADDITIONAL SOLICITING EXPENSES TO KINDRED. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU FIND IT CONVENIENT TO ATTEND THE MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Proxy Card and Annual Report/Form 10-K are available at www.proxyvote.com.

M44721-P21649

PROXY

KINDRED HEALTHCARE, INC.

680 SOUTH FOURTH STREET

LOUISVILLE, KENTUCKY 40202

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON MAY 21, 2013

The undersigned hereby appoints Richard A. Lechleiter, Executive Vice President and Chief Financial Officer, and Richard E. Chapman, Executive Vice President and Chief Administrative and Information Officer, or either of them, with full power of substitution, as the true and lawful attorneys and proxies to vote, as indicated on the reverse hereof, all shares of Common Stock of Kindred Healthcare, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of shareholders to be held at the Grand Hyatt New York, 109 East 42nd Street at Grand Central Terminal, New York, New York 10017, on Tuesday, May 21, 2013 at 9:00 a.m., local time, or at any adjournments or postponements thereof, with all the powers the undersigned would possess if then and there personally present, upon the matters described in the notice of annual meeting of shareholders and proxy statement, dated April 4, 2013, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment or postponement thereof, including without limitation to vote for the election of such substitute nominee(s) for director in the event any of the nominee(s) named on the reverse side become(s) unable to serve.

PLEASE MARK, SIGN AND DATE ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.